March 2, 2020

Notice of 2020 Annual Meeting of Shareholders

and Management Information Circular

Letter to Shareholders Dear Shareholder,

We’re pleased to invite you to Enbridge’s 2020 Annual Meeting of Shareholders (annual meeting) to be held on May 5, 2020 at 1:30 p.m. MDT, at which we’ll update you on the substantial progress we’ve made on our strategic priorities and our vision to be the leading energy delivery company in North America. At Enbridge, safety is a core value and our top priority. This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of coronavirus disease 2019, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold our annual meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the annual meeting online regardless of their geographic location. At the annual meeting, you’ll have the opportunity to ask questions and vote on a number of important matters. We encourage you to participate in the annual meeting and we look forward to discussing the Enbridge story and progress on our priorities. Inside this document, you will find important information and detailed instructions about how to participate at our virtual annual meeting.

Progress on our strategic priorities

2019 was the final year of the three-year plan that we established following the acquisition of Spectra Energy. Acquiring Spectra was a transformational step for Enbridge because it strategically repositioned the company for the future by re-aligning our asset mix and diversifying our opportunity set. Over the last three years, we’ve successfully completed the integration of the two companies, realizing synergies that came in above of what we targeted, sold $8 billion of non-core assets, significantly streamlined our corporate structure, strengthened our balance sheet and financial flexibility, and placed $28 billion of new projects into service – including $9 billion in 2019. We also delivered on our promise to increase the dividend by 10% annually over the last three years.

Our focus has now shifted to optimizing our strategic asset base, enhancing our competitive position and returns, and securing additional growth well into the future. Throughout the year, we made significant progress on these objectives within each of our three core businesses: Liquids Pipelines, Gas Transmission & Midstream, and Gas Distribution and Storage.

Our Values

We adhere to a strong set of core values – Safety, Integrity and Respect – that reflect what is truly important to us as a company. We believe that the outcome of living our values is a long-term, sustainable company. To us that means delivering the energy people need and want in a way that is environmentally, socially and economically responsible.

In 2019, we delivered strong operating and financial results at the high-end of our guidance range. We increased our 2020 dividend by just under 10% and total shareholder return was 30%.

The safety and reliability of our systems is our #1 priority. While we had good results in many areas of safety and reliability, we experienced incidents in our gas transmission business, one of which caused a fatality—and our hearts go out to the family. We want you to know that no incident is acceptable to us, and events of 2019 deepen our resolve to ensure the safety and integrity of our systems.

Enbridge Inc. 2020 Management Information Circular

We encourage you to review the letter to shareholders in our annual report, which outlines our performance in 2019.

Delivering long-term value

Enbridge’s purpose is to provide safe, reliable energy that fuels people’s quality of life. To continue to fulfil this purpose, we’re focused on both preserving and enhancing the strength of our best-in-class core businesses and positioning Enbridge to take advantage of emerging opportunities in an evolving energy environment. This includes building a diverse team that’s equipped to solve future energy challenges and drive our business forward, which is why we’ve prioritized both succession planning and leadership and career development, and why we encourage innovative ways of thinking in everything we do at Enbridge.

We value diversity in the broadest sense, including diversity of thought, perspectives and life experiences, and we’re working to increase representation of diverse talent across the organization and to create an inclusive environment. We’re committed to this and we’re proud that women comprise 42% of our Board (five of 12 directors), and at other senior levels women make up 28% of all leadership roles.

Enbridge has a long history of responding to change, and today it’s about where we invest and how we approach the business, as well as our focus on our people, technology, and environmental, social and governance (ESG) practices.

Long before the acronym was coined, we’ve integrated ESG considerations into our business decision-making. This includes active and effective Board oversight, as well as policies, sound management practices and strategies to address the environmental and social issues of greatest importance to our business and stakeholders. For example, one of our focus areas is to build respectful, long-term relationships with the 200 Indigenous nations and groups in Canada and 30 federally recognized Native American Tribes in the U.S that we work with regularly.

Looking ahead, our strategic priorities include growing our core businesses, improving our competitive position and maintaining a strong financial position. We’ll also continue orienting development of our liquids and natural gas pipeline infrastructure to capitalize on export-market opportunities. Our emerging renewables business further compliments our low-risk business model and supports our increasing focus on the energy transition to a lower-carbon economy.

Committed to transparency

We hold ourselves accountable for our performance, and we are always looking for opportunities to enhance communicating with you, the communities we are part of and the general public. In 2019, in addition to our annual Sustainability Report, we released a Climate Report entitled Resilient Energy Infrastructure – Addressing Climate-Related Risks and Opportunities. In the report, we address recommendations made by the Task Force on Climate-related Financial Disclosures (TCFD) and expand our reporting on governance, risk management and opportunities, and strategic decisions with respect to climate change. This report follows our discussion paper published in 2018 on Indigenous Rights and Relationships in North American Energy Infrastructure – the first of its kind in the energy industry. These reports are available at Enbridge.com.

Enbridge Inc. 2020 Management Information Circular

Enhanced reporting

The Board is ultimately responsible for governance and stewardship of your company. Inside this document you’ll find information on how the Board oversees strategy and the management of financial, commercial, environmental and social risks and opportunities facing our business. We outline the duties and responsibilities of each of our five standing Board committees and how they were carried out in 2019.

You’ll also find enhanced reporting on diversity and sustainability, as well as information on our director nominees, our auditors, the renewal of our shareholder rights plan, our by-law amendments, our director and executive compensation, and the “say on pay” advisory vote on executive compensation.

On behalf of the Board, we would like to welcome Greg Goff to the Board. Greg’s 30 years of energy industry experience make him a strong addition to our Board and we look forward to his contributions.

Also, we would like to acknowledge and thank Cathy Williams who will be retiring at this year’s meeting. Cathy brought valuable financial and energy industry experience to her role as a director. Her leadership and dedication will be missed. 11 of our 12 Board members are standing for re-election this year. We were deeply saddened by the untimely passing last year of Michael Phelps who served on our Board starting in February 2017. Michael was a valued member of the Board, colleague and friend and he will be missed by all of us.

We encourage you to take time to review this document and vote your shares, either by proxy or by attending the virtual annual meeting.

Engaging with investors and key stakeholders continues to be a priority for both management and the Board. We look forward to your participation at the virtual annual meeting.

On behalf of the Board and management, thank you for your continued confidence in Enbridge Inc.

Al Monaco	Gregory L. Ebel
President & Chief Executive Officer	Chair, Board of Directors

Calgary, Alberta

March 2, 2020

Enbridge Inc. 2020 Management Information Circular

Dear Shareholder,

We invite you to attend Enbridge Inc.’s 2020 annual meeting of shareholders (the “Meeting”).

Items of business

The Meeting will be held for the following purposes:

•   to receive the audited consolidated financial statements and the report of the auditors for the year ended December 31, 2019;

•   to vote on:

ITEM 1:  election of the director nominees identified in the management information circular to serve as directors until the close of the next annual meeting of shareholders

ITEM 2:  appointment of PricewaterhouseCoopers LLP as independent auditors of the company and authorizing the directors to set their remuneration

ITEM 3:  amending, reconfirming and approving our shareholder rights plan

ITEM 4:  ratifying, confirming and approving certain amendments to General By-Law No. 1 of Enbridge

ITEM 5:  a non-binding advisory vote on our approach to executive compensation (say on pay)

•   to consider such other matters as may properly be brought before the Meeting or any adjournment or postponement thereof.

Your vote is important

If you are a shareholder of record of Enbridge Inc. common shares at the close of business on March 9, 2020, you are entitled to receive notice of, attend and vote your common shares at the Meeting, or at a reconvened meeting, if the Meeting is postponed or adjourned. Please remember to vote your common shares.

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of coronavirus disease 2019, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold our Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all of the requirements set out in the management information circular. Non-registered (or beneficial) shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, but guests will not be able to vote at the Meeting.

Notice of 2020

annual

meeting of

shareholders

When

May 5, 2020

1:30 p.m. (Mountain Daylight Time)

(“MDT”)

Where

Virtual only Meeting via live audio webcast online at https://web.lumiagm.com/114256836

Materials

A Notice of Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders of Enbridge Inc. (the “Notice”) is being mailed to shareholders on or about March 20, 2020.

We are providing access to the management information circular and annual report via the Internet using the “notice and access” system. These materials are available on the website referenced in the Notice (www.envisionreports.com/ENB2020).

Enbridge Inc. 2020 Management Information Circular

A shareholder who wishes to appoint a person other than the management nominees identified on the form of proxy or voting instruction form (including a non-registered shareholder who wishes to appoint themselves to attend) must carefully follow the instructions in the management information circular and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Trust Company of Canada, after submitting their form of proxy or voting instruction form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a Control Number to participate in the Meeting and only being able to attend as a guest.

The Board of Directors has approved the contents of this management information circular and has authorized us to send it to you. Please read the enclosed management information circular to learn more about the Meeting, our director nominees, our shareholder rights plan, our General By-Law No. 1 and our executive compensation and governance practices.

By order of the Board of Directors,

Karen Uehara

Vice President & Corporate Secretary

Calgary, Alberta

March 2, 2020

Enbridge Inc. 2020 Management Information Circular

Management Information Circular summary

In this summary, we highlight certain information you will find in this Management Information Circular. This summary does not contain all of the information that you should consider. Please review the entire Management Information Circular carefully before casting your vote.

Enbridge 2020 annual meeting of shareholders

About the Meeting	You are requested to vote on the following matters at the Meeting	Board Recommendation		For more information
When May 5, 2020, 1:30 p.m. MDT	ITEM 1: Election of directors election of the 11 director nominees identified in the Management Information Circular to serve as directors until the close of the next annual meeting of shareholders	FOR each nominee	✓	page 9
Where Virtual only Meeting via live audio webcast online at https://web.lumiagm.com/114256836	ITEM 2: Appointment of our auditor appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the company and authorizing the directors to set their remuneration	FOR this resolution	✓	page 21
Record Date March 9, 2020	ITEM 3: Amending, reconfirming and approving our shareholder rights plan	FOR this resolution	✓	page 22
Mailing A Notice of Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders of Enbridge Inc. (the “Notice”) is being mailed to shareholders on or about March 20, 2020.	ITEM 4: Ratifying, confirming and approving certain amendments to General By-Law No. 1 of Enbridge	FOR this resolution	✓	page 23
	ITEM 5: Advisory vote on our approach to executive compensation (say on pay)	FOR this resolution	✓	page 24

The 11 nominated directors receiving the highest number of “FOR” votes duly cast at the Meeting will be duly elected to the Board. Each of Items 2, 3, 4 and 5 above must receive an affirmative majority of votes duly cast at the Meeting to be approved.

Director nominees

The following table provides summary information about each nominee director. For more detailed information on director nominees, see “Director profiles” beginning on page 10.

Name	Director since	Principal occupation	Independent	Committee service	2019 voting results
Gregory L. Ebel (Chair)	2017	Corporate Director	No	–	88.58%
Pamela L. Carter	2017	Corporate Director	Yes	CSRC / GC* / S&RC	93.80%
Marcel R. Coutu	2014	Corporate Director	Yes	AFRC / GC / HRCC	87.86%
Susan M. Cunningham	2019	Advisor, Darcy Partners	Yes	HRCC / S&RC	96.58%
J. Herb England	2007	Chair & CEO of Stahlman-England Irrigation Inc.	Yes	AFRC* / GC	96.84%
Charles W. Fischer	2009	Corporate Director	Yes	AFRC / CSRC /S&RC*	98.81%
Gregory J. Goff	2020	Corporate Director	Yes	–	n/a
V. Maureen Kempston Darkes	2010	Corporate Director	Yes	CSRC* / HRCC / S&RC	96.46%
Teresa S. Madden	2019	Corporate Director	Yes	AFRC / GC	98.98%
Al Monaco (President & CEO)	2012	President & CEO of Enbridge	No	–	98.86%
Dan C. Tutcher	2006	Managing Director and Portfolio Manager, Brookfield	No	CSRC / S&RC	98.55%

*	Chair
AFRC	Audit, Finance & Risk Committee
GC	Governance Committee
S&RC	Safety & Reliability Committee
CSRC	Corporate Social Responsibility Committee
HRCC	Human Resources & Compensation Committee

Enbridge Inc. 2020 Management Information Circular    1

Corporate governance highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens the Board and management accountability and helps build public trust in Enbridge. As at the date of this Management Information Circular, highlights of our strong corporate governance include:

✓ Annual election of all directors	✓ 42% women directors	✓ Share ownership guidelines for directors and executives
✓ Separate Chair and CEO	✓ Majority independent directors	✓ Independent audit, compensation and nominating committees
✓ Majority voting policy for directors	✓ Statement on business conduct and ethics & compliance program	✓ Annual advisory vote on executive compensation
✓ Diversity policy for directors and senior management	✓ Individual director election (no slate voting)	✓ Board renewal 42% directors <5 years tenure
✓ Regular executive sessions of non-management directors	✓ Annual Board, committee and director evaluation process	✓ Board orientation/education program
✓ Risk oversight by Board and Board committees	✓ Incentive compensation clawback policy	✓ Prohibition on hedging or pledging for directors, executives and all employees
✓ No dual class share structure	✓ Executive compensation pay-for-performance philosophy	✓ Whistle blower policy
✓ Political contributions policy	✓ Sustainability reporting	✓ Shareholder engagement on ESG matters

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About this Management Information Circular

This management information circular (the “Management Information Circular”), including all appendices hereto, is being furnished in connection with the solicitation of proxies by or on behalf of management of Enbridge Inc. (“Enbridge”) for use at the annual meeting (the “Meeting”) of the shareholders of Enbridge to be held on May 5, 2020 at 1:30 p.m. (MDT), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the Notice of Meeting. The Meeting will be held in a virtual only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided below. See “Voting information” below.

We expect that the solicitation of proxies will be by mail. Proxies may also be solicited personally, by telephone, e-mail, Internet, facsimile or other means of communication by officers, employees and agents of Enbridge. The cost of solicitation will be borne by Enbridge.

As of June 30, 2019, Enbridge regained its status as a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934 (“Exchange Act”). Accordingly, this Management Information Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the New York Stock Exchange (“NYSE”) rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (www.enbridge.com).

In this Management Information Circular, “you” and “your” mean holders of common shares of Enbridge (“Enbridge shares” or “common shares”). “We”, “us”, “our”, “company” and “Enbridge” mean Enbridge Inc. “Board of Directors” or “Board” means the Board of Directors of Enbridge. All dollar amounts are in Canadian dollars (“C$” or “$”) unless stated otherwise. US$ means United States of America (“U.S.”) dollars. Unless stated otherwise, information in this Management Information Circular is given as of March 2, 2020, the date of this Management Information Circular.

Information contained on or otherwise accessible through Enbridge’s website or other websites, though referenced herein, does not form part of and is not incorporated by reference into this Management Information Circular.

Delivery of Materials

We are providing access to this Management Information Circular and our annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 annual report”, and together with this Management Information Circular, the “proxy materials”), via the Internet using the “notice and access” system to both our registered and beneficial shareholders. This means that we will post our Management Information Circular and our 2019 annual report online for our shareholders to access electronically. You will receive a package in the mail with a Notice outlining the matters to be addressed at the meeting and explaining how to access and review the proxy materials electronically, how to request a paper copy of the proxy materials at no charge and how to return your proxy or voting instructions. You will also receive a form of proxy or voting instruction form in the mail so you can vote your common shares. All applicable meeting materials will be forwarded to beneficial shareholders at Enbridge’s expense.

Enbridge will provide paper copies of the Management Information Circular to shareholders who have standing instructions to receive, or for whom Enbridge has otherwise received a request to provide, paper copies.

Notice and access is an environmentally friendly and cost-effective way to distribute the proxy materials because it reduces printing, paper and postage.

Meeting information

Meeting date, time and location

May 5, 2020 at 1:30 p.m. (Mountain Daylight Time)

Virtual only Meeting via live audio webcast

online at https://web.lumiagm.com/114256836

Registered shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting. Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will not be able to vote at the Meeting.

Enbridge Inc. 2020 Management Information Circular    3

We need a quorum

We need a quorum to hold the Meeting and transact business. This means at least three persons holding, or representing by proxy, at least 25% of the total number of issued and outstanding Enbridge shares. If you submit a properly executed form of proxy or vote by telephone or the Internet, you will be considered part of the quorum.

Why is Enbridge having a virtual only Meeting?

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of coronavirus disease 2019, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold our Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

How will shareholders be able to participate at the Meeting?

Registered shareholders and duly appointed proxyholders who participate at the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all of the requirements set out below under “How to vote” and “How do I attend and participate at the Meeting?”.

Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholders may still attend the Meeting as guests. Guests will be able to listen to the Meeting but will not be able to vote at the Meeting. See “How to vote” and “How do I attend and participate at the Meeting?” below.

Voting information

Please carefully read this section, as it contains important information regarding how to vote your Enbridge shares. Enbridge has sent or caused to be sent forms of proxy to our registered shareholders and voting instruction forms to our non-registered shareholders.

Who can attend the Meeting and vote?

The Board has fixed March 9, 2020 as the record date for the purpose of determining shareholders entitled to receive the Notice of Meeting and to vote at the Meeting or any adjournment or postponement thereof. Only holders of common shares at 5:00 p.m. (Eastern Daylight Time) on the record date are entitled to vote at the Meeting. Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series. Preference shares do not have voting rights. Each holder of common shares on the record date is entitled to one vote for each common share held.

Who is soliciting my proxy?

Management of Enbridge is soliciting your proxy in connection with this Management Information Circular and the Meeting. The cost of this solicitation will be borne by the company. Proxies will be solicited by mail, in person, by telephone or by electronic communications. To encourage you to vote, Enbridge employees may contact you in person or by phone. We pay for the cost of soliciting your vote and our employees do not receive a commission or any other form of compensation for it.

Voting recommendations

The Board recommends that you vote:

•	FOR the election of each of the 11 nominated directors;
•	FOR the reappointment of the auditors and authorizing the directors to set their remuneration;
•	FOR the amendment, reconfirmation and approval of our shareholder rights plan;
•	FOR the ratification, confirmation and approval of certain amendments to General By-Law No. 1; and
•	FOR the non-binding advisory vote on our approach to executive compensation (say on pay).

Voting by management proxyholders and exercise of discretion

If you appoint Al Monaco, our President & Chief Executive Officer, and Gregory L. Ebel, our Chair of the Board (the “Enbridge proxyholders”) to act and vote on your behalf at the Meeting, as provided in the form of proxy or voting instruction form, but do not indicate how you want to vote your common shares, the Enbridge proxyholders will vote as the Board of Directors recommends and as set out immediately above under “Voting recommendations”.

The form of proxy or voting instruction form also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the notice of Meeting and on any other matter properly coming before the Meeting. As at the date of this Management Information Circular, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly

4    Enbridge Inc. 2020 Management Information Circular

comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the form of proxy or voting instruction form. If you appoint a proxyholder other than the Enbridge proxyholders, please make them aware and ensure they will attend the Meeting for the vote to count.

How to vote

What is the difference between a registered shareholder and a beneficial owner?

You are a registered shareholder if your common shares are registered directly in your name with our Transfer Agent. You may hold your common shares in the form of a physical share certificate or through the direct registration system (DRS) on the records of the Transfer Agent in electronic form.

You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker, trustee or other financial institution (your nominee) holds your common shares for you in a nominee account. This means you do not have a physical share certificate and do not hold through the DRS on the records of our Transfer Agent in electronic form, but instead your common shares are recorded on your nominee’s electronic system.

What does it mean if I receive more than one Notice, form of proxy or voting instruction form?

If you receive more than one Notice, form of proxy or voting instruction form, it means that you have multiple accounts with brokers or other nominees or with the Transfer Agent, as applicable, through which you hold common shares. The voting process is different for registered shareholders and beneficial owners. Please follow the instructions carefully and vote or provide voting instructions for all of the common shares you own.

How do I vote?

Enbridge shareholders may vote by proxy before the Meeting or vote at the Meeting, as described below.

1. Voting by proxy before the Meeting

You may vote before the Meeting by completing your form of proxy or voting instruction form in accordance with the instructions provided therein. Non-registered shareholders should also carefully follow all instructions provided by their intermediaries to ensure that their Enbridge shares are voted at the Meeting.

Voting by proxy is the easiest way to vote. It means you are giving someone else the authority to attend the Meeting and vote on your behalf (called your “proxyholder”).

Al Monaco, our President & Chief Executive Officer, and Gregory L. Ebel, our Chair of the Board, have agreed to act as the Enbridge proxyholders. Proxyholders must vote your common shares according to your instructions, including on any ballot that may be called. If there are changes to the items of business or new items properly come before the Meeting, a proxyholder can vote as he or she sees fit.

You can appoint someone else to be your proxyholder. This person does not need to be a shareholder. See “Appointment of a third party as proxy” below.

There are three ways for registered shareholders to vote by proxy before the Meeting:

Telephone Voting

You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the form of proxy. You may not appoint a person as proxyholder other than the Enbridge proxyholders named in the form of proxy if you vote by telephone. Please follow the voice prompts that allow you to vote your common shares and confirm that your instructions have been properly recorded.

Internet Voting

You may vote by logging on to the website indicated on the form of proxy (www.investorvote.com). Please follow the website prompts that allow you to vote your common shares and confirm that your instructions have been properly recorded.

Return Your Form of Proxy by Mail	You may vote by completing, signing and returning the form of proxy in the postage-paid envelope provided.

Proxies, whether submitted through the Internet or by telephone or mail as described above, must be received by the Transfer Agent by 1:30 p.m. (MDT) on May 1, 2020. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

Enbridge Inc. 2020 Management Information Circular    5

If you are a registered shareholder, contact Computershare Trust Company of Canada, our Transfer Agent, at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), for any voting questions.

Beneficial owners will receive a Notice and voting instruction form indirectly through their broker or other intermediary. The Notice contains instructions on how to access our proxy materials and return your voting instructions. You should follow the voting instructions of your broker or other intermediary. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out in this Management Information Circular. You should contact your broker or intermediary for further details.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors, the approval of amendments to, and reconfirmation of, our shareholder rights plan, the ratification, confirmation and approval of amendments to our General By-Law No. 1 and the non-binding advisory vote on our approach to executive compensation, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

If you are a beneficial owner, contact your broker or nominee for any voting questions.

2. Voting at the Meeting

Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below under “How do I attend and participate at the Meeting?”

Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting but will be able to participate as a guest. This is because the company and our transfer agent, Computershare Trust Company of Canada (“Computershare” or “Transfer Agent”), do not have a record of the non-registered shareholders of the company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

If you are a non-registered shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions, including the deadline, provided by your intermediary. See “Appointment of a third party as proxy” and “How do I attend and participate at the Meeting?” below.

Appointment of a third party as proxy

The following applies to shareholders who wish to appoint someone as their proxyholder other than the Enbridge proxyholders named in the form of proxy or voting instruction form. This includes non-registered shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint someone other than the Enbridge proxyholders as their proxyholder to attend and participate at the Meeting as their proxy and vote their Enbridge shares MUST submit their form of proxy or voting instruction form, as applicable, appointing that person as proxyholder AND register that proxyholder online, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Control Number that is required to vote at the Meeting.

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Step 1: Submit your form of proxy or voting instruction form: To appoint someone other than the Enbridge proxyholders as proxyholder, insert that person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

If you are a non-registered shareholder and wish to vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions below under the heading “How do I attend and participate at the Meeting?”.

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If you are a non-registered shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described below under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: stephen.bandola@computershare.com (if by e-mail), or Computershare, Attention: Proxy Dept., 8th Floor, 100 University Avenue, Toronto, ON M5J 2Y1, Canada (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of 1:30 p.m. MDT on May 1, 2020.

•

Step 2: Register your proxyholder: To register a third party proxyholder, shareholders must visit https://www.computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 1, 2020 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Control Number via email. Without a Control Number, proxyholders will not be able to vote at the Meeting but will be able to participate as a guest.

How do I attend and participate at the Meeting?

Enbridge is holding the Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person.

Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves as proxyholder, can log in to the Meeting as set out below. Guests can listen to the Meeting but are not able to vote.

•	Log in online at https://web.lumiagm.com/114256836. We recommend that you log in at least one hour before the Meeting starts.
•	Click “Login” and then enter your Control Number (see below) and Password “Enbridge2020” (case sensitive).

OR

•	Click “Guest” and then complete the online form.

Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

Duly appointed proxyholders: Computershare will provide the proxyholder with a Control Number by e-mail after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in “Appointment of a third party as proxy” above.

If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

How can I change or revoke my vote?

If you are a registered shareholder, you may change a vote you made by proxy by voting again by any of the means, and by the deadlines, described above under “1. Voting by proxy before the Meeting”. Your new instructions will revoke your earlier instructions.

If you are a registered shareholder and you voted by proxy, you can revoke your voting instructions by:

•

sending us a notice in writing (from you or a person authorized to sign on your behalf). We must receive it by 5 p.m. (MDT) on May 4, 2020, or by 5 p.m. (MDT) on the business day before the Meeting is reconvened if it was postponed or adjourned. Send your notice to the Corporate Secretary, Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, T2P 3L8 Fax: 1-403-231-5929; or

•	any other manner permitted by law.

If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy.

Enbridge Inc. 2020 Management Information Circular    7

If you are a beneficial owner, contact your broker or nominee to find out how to change or revoke your voting instructions and the timing requirements, or for other voting questions. Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the proxy card or voting instruction form to ensure it is given effect at the Meeting.

What is the voting deadline?

If voting by proxy, your proxy must be received by 1:30 p.m. (MDT) on May 1, 2020, regardless of the voting method you choose. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding, Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

The company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Employee savings plan voting information

If you participate in the Enbridge Employees’ Savings Plan, the Defined Benefit Ancillary portion of the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies, or the Enbridge Employee Services, Inc. Employees’ Savings Plan and have Enbridge shares under the applicable plan, you have the right to provide voting directions to the applicable plan trustee for those Enbridge shares. Enbridge shares held by plan participants will be voted in accordance with the instructions received from the plan participant. If you elect not to provide voting directions to the applicable plan trustee, the Enbridge shares that you beneficially own under the applicable plan will not be voted.

Because the voting instructions from plan participants must be processed so that the applicable plan trustees can vote before the proxy cut-off at 1:30 p.m. (MDT) on May 1, 2020, plan participants will have an earlier voting deadline. Please refer to your Notice or voting instruction form for details of the cut-off applicable to each plan.

How will votes be tabulated?

Proxies will be counted and tabulated by the Transfer Agent. Proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

How do I contact the Transfer Agent?

Registered shareholders may contact Computershare Trust Company of Canada, our Transfer Agent, at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), for any voting questions.

8    Enbridge Inc. 2020 Management Information Circular

Business of the Meeting

Financial statements

Our audited consolidated financial statements for the year ended December 31, 2019 and the report of the auditors thereon will be placed before the Shareholders at the Meeting. You can view, download or request a copy of our 2019 annual report (which includes the financial statements) by following the instructions on the Notice. You can also view or download a copy from our website (www.enbridge.com), or you can request a copy from our Investor Relations department using the contact information on page 56. The annual report is also available at www.sedar.com.

ITEM 1: Election of directors

Shareholders elect directors to the Board for a term of one year, expiring at the end of the next annual meeting. 11 directors will be elected at the Meeting; 11 of our 12 incumbent directors are nominated for election or re-election, as applicable. On February 11, 2020, Catherine L. Williams notified us that she will not stand for re-election and will retire at the end of the Meeting.

All of the directors standing for election are independent except for Al Monaco, our President & Chief Executive Officer, Gregory L. Ebel, our non-executive Chair of the Board and the former Chairman, President and Chief Executive Officer of Spectra Energy Corp (“Spectra Energy”), and Mr. Tutcher. The Board will re-evaluate Mr. Ebel’s independence after the NYSE three-year look-back rule for independence ends on April 15, 2020 and is expected to determine that Mr. Ebel is independent, subject to no new material relationships affecting his independence at that time. There is no family relationship between any of the nominated directors or our executive officers.

You may vote for all 11 of the nominated directors, vote for some and withhold your vote for others, or withhold your votes for all of them. Unless you instruct otherwise, the Enbridge proxyholders will vote for the election of each of the nominated directors.

As at the date of this Management Information Circular, the company has received no notice of any other proposed director nominees. Any such nominations would need to be made in accordance with our Advance Notice By-law as described on page 29 of this Management Information Circular.

Vote required for approval:

The 11 nominees receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

The Board recommends that shareholders vote “FOR” the election of each nominee set forth below, to hold office until the close of the next annual meeting of shareholders or until their respective successors have been elected.

Majority voting policy

Enbridge’s Corporate Governance Principles and Guidelines contain our majority voting policy. Any nominee for director in an uncontested election who receives more withheld votes than for votes (i.e., the nominee is not elected by at least a majority of 50% + 1 vote) will immediately tender their resignation and will not participate in any meeting of the Board or any committee thereof at which the resignation is considered. The Board, on the recommendation of the Governance Committee, will determine whether or not to accept the resignation within 90 days after the date of the meeting, and will accept the resignation absent exceptional circumstances. Enbridge will promptly issue a news release with the Board’s decision, a copy of which will be provided to the Toronto Stock Exchange, and if the Board determines not to accept a resignation, the news release will state the reasons for that decision. The director’s resignation will be effective when accepted by the Board. If the Board accepts the director’s resignation, it can appoint a new director to fill the vacancy. Enbridge’s Corporate Governance Principles and Guidelines are available on our website (www.enbridge.com).

Enbridge Inc. 2020 Management Information Circular    9

Nominees for election to the Board

Director profiles

The profiles that follow provide information about the nominated directors, including their backgrounds, experience, current directorships, Enbridge securities held and the Board committees they sit on. Additional information regarding skills and experience of our directors can be found beginning on page 20.

Pamela L. Carter Age 70 Franklin, Tennessee, USA Independent Director since February 27, 2017 Latest date of retirement May 2025 2019 annual meeting votes for: 93.80%

Ms. Carter was the Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems, from 2008 until her retirement in 2015. Ms. Carter joined Cummins Inc. in 1997 as Vice President – General Counsel and Corporate Secretary and held various management positions within Cummins. Prior to joining Cummins Inc., Ms. Carter served in the private practice of law as partner and associate and in various capacities with the State of Indiana, including Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State. She served as the Attorney General for the State of Indiana from 1993 to 1997 and was the first African-American woman to be elected state attorney general in the U.S.A. Ms. Carter holds a BA (Bachelor of Arts) from the University of Detroit, MSW (Master of Social Work) from the University of Michigan, J.D. (Doctor of Jurisprudence) from McKinney School of Law, Indiana University, Public Administration from Harvard Kennedy School. Ms. Carter received a 2018 Sandra Day O’Connor Board Excellence Award honoring her for her demonstrated commitment to board excellence and diversity. She also received an award as one of the top 100 board members from NACD in 2018 and top 25 director from Black Enterprise, 2018.

	Enbridge Board/Board committee memberships		2019 meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Corporate Social Responsibility		4 out of 4	100%
	Governance (chair)[2]		4 out of 4	100%
	Safety & Reliability[2]		2 out of 2	100%
	Total		17 out of 17	100%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	42,559	8,056	$2,576,810	$1,108,679
	Other board/board committee memberships[7]
	Public[7]
	CSX Corporation (public transportation company)		Director Chair, finance committee Member, governance committee and public affairs committee
	Hewlett Packard Enterprise Company (public technology company)		Director Chair, human resources and compensation committee
	Broadridge Financial Solutions, Inc. (public financial services company)		Director Chair, audit committee Member, governance and nominating committee
	Former US-listed company directorships (last 5 years)
	Spectra Energy Corp

10    Enbridge Inc. 2020 Management Information Circular

Marcel R. Coutu Age 66 Calgary, Alberta, Canada Independent Director since July 28, 2014 Latest date of retirement May 2029 2019 annual meeting votes for: 87.86%

Mr. Coutu was the Chairman of Syncrude Canada Ltd. (integrated oil sands project) from 2003 to 2014 and was the President and Chief Executive Officer of Canadian Oil Sands Limited from 2001 until January 2014. From 1999 to 2001, he was Senior Vice President and Chief Financial Officer of Gulf Canada Resources Limited. Prior to 1999, Mr. Coutu held various executive positions with TransCanada PipeLines Limited and various positions in the areas of corporate finance, investment banking and mining and oil and gas exploration and development. Mr. Coutu holds an HBSc (Bachelor of Science, Honours Earth Science) from the University of Waterloo and an MBA (Master of Business Administration) from the University of Western Ontario.

	Enbridge Board/Board committee memberships		2019 meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Audit, Finance & Risk		3 out of 4	75%
	Governance[8]		2 out of 2	100%
	Human Resources & Compensation		4 out of 5	80%
	Total		16 out of 18	89%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	29,400	28,595	$2,952,525	$1,108,679
	Other board/board committee memberships[7]
	Public[7]
	Brookfield Asset Management Inc. (public global asset management company)		Director Chair, audit committee Member, management, resources and compensation committee
	Power Corporation of Canada (public international management and holding company)		Director Member, audit committee and compensation committee
	The Great-West Lifeco Inc. (public international financial services holding company that is an indirect subsidiary of Power Corporation of Canada)		Director Member, executive committee, governance and nominating committee, human resources committee, investment committee and risk committee
	IGM Financial Inc. (public personal financial services company that is an indirect subsidiary of Power Corporation of Canada)		Director Member, executive committee, investment committee and human resources committee
	Not-for-profit[7]
	Calgary Exhibition and Stampede Board		Director

Susan M. Cunningham Age 64 Houston, Texas, USA Independent Director since February 13, 2019 Latest date of retirement May 2031 2019 annual meeting votes for: 96.58%

Ms. Cunningham has been an Advisor for Darcy Partners (consulting firm) since 2017. From 2014 to 2017, Ms. Cunningham was Executive Vice President, EHSR (Environment, Health, Safety, Regulatory) and New Frontiers (global exploration, new ventures, geoscience and business innovation) at Noble Energy, Inc. From 2001 to 2013, she held various senior management roles with Noble Energy, Inc. Prior thereto, Ms. Cunningham held positions with Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation. Ms. Cunningham holds a BA in Geology and Geography from McMaster University and is a graduate of Rice University’s Executive Management Program. She was also Chairman of the OTC (Offshore Technology Conference) from 2010 to 2011.

	Enbridge Board/Board committee memberships			2019 meeting attendance[1]
	Board of Directors		5 out of 6	83%
	Human Resources & Compensation		2 out of 3	67%
	Safety & Reliability		2 out of 3	67%
	Total		9 out of 12	75%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	947	3,281	$215,247	$1,108,679
	Other board/board committee memberships[7]
	Other foreign
	Oil Search Limited (public oil and gas exploration and production)		Director Member, people and nominations committee
	Former US-listed company directorships (last 5 years)
	Cliffs Natural Resources Inc.

Enbridge Inc. 2020 Management Information Circular    11

Gregory L. Ebel Age 55 Houston, Texas, USA Not Independent[9] Director since February 27, 2017 Latest date of retirement May 2032 2019 annual meeting votes for: 88.58%

Mr. Ebel served as Chairman, President and CEO of Spectra Energy from January 1, 2009 to February 27, 2017 at which time he became a Director of Enbridge and Chair of the Enbridge Board. Prior to that time, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in January 2007. He served as President of Union Gas Limited from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel holds a BA (Bachelor of Arts, Honours) from York University.

	Enbridge Board/Board committee memberships			2019 meeting attendance[1]
	Board of Directors			7 out of 7	100%
	Audit, Finance & Risk[9]			4 out of 4	100%
	Corporate Social Responsibility[9]			4 out of 4	100%
	Governance[9]			4 out of 4	100%
	Human Resources & Compensation[9]			5 out of 5	100%
	Safety & Reliability[9]			4 out of 4	100%
	Total			28 out of 28	100%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Stock Options[10]	Total market value of Enbridge shares and DSUs (excluding stock options)[5]	Minimum required[6]
	651,845	22,489	405,408	$34,330,344	$1,108,679
	Other board/board committee memberships[7]
	Public[7]
	The Mosaic Company (public producer and marketer of concentrated phosphate and potash)			Chairman of the board Member, audit committee & corporate governance and nominating committee
	Baker Hughes Incorporated (public supplier of oilfield services and products)			Director Chair, audit committee Member, governance & nominating committee
	Former US-listed company directorships (last 5 years)
	Spectra Energy Corp

12    Enbridge Inc. 2020 Management Information Circular

J. Herb England Age 73 Naples, Florida, USA Independent Director since January 1, 2007 Latest date of retirement May 2022[11] 2019 annual meeting votes for: 96.84%

Mr. England has been Chair & Chief Executive Officer of Stahlman-England Irrigation Inc. (contracting company) in southwest Florida since 2000. From 1993 to 1997, Mr. England was the Chair, President & Chief Executive Officer of Sweet Ripe Drinks Ltd. (fruit beverage manufacturing company). Prior to 1993, Mr. England held various executive positions with John Labatt Limited (brewing company) and its operating companies, including the position of Chief Executive Officer of Labatt Brewing Company – Prairie Region (brewing company), Catelli Inc. (food manufacturing company) and Johanna Dairies Inc. (dairy company). In 1993, Mr. England retired as Senior Vice President, Finance and Corporate Development & Chief Financial Officer of John Labatt Limited. Mr. England holds a BA (Bachelor of Arts) from the Royal Military College of Canada and an MBA (Master of Business Administration) from York University. He also has a CA (Chartered Accountant) designation.

	Enbridge Board/Board committee memberships		2019 meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Audit, Finance & Risk (chair)		4 out of 4	100%
	Governance Committee[11]		2 out of 2	100%
	Total		13 out of 13	100%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	32,032	77,530	$5,577,801	$1,108,679
	Other board/board committee memberships
	Public[7]
	FuelCell Energy, Inc. (public fuel cell company in which Enbridge holds a small interest)		Chairman of the board Member, audit and finance committee
	Private[7]
	Stahlman-England Irrigation Inc. (private contracting company)		Chair, board of directors Chief executive officer
	USA Grading Inc. (private excavating, grading and underground utilities company)		Director
	Former US public company directorships (last 5 years)
	Enbridge Energy Management, LLC

Charles W. Fischer, CM Age 69 Calgary, Alberta, Canada Independent Director since July 28, 2009 Latest date of retirement May 2025 2019 annual meeting votes for: 98.81%

Mr. Fischer was the President & Chief Executive Officer of Nexen Inc. (oil and gas company) from 2001 to 2008. From 1994 to 2001, Mr. Fischer held various executive positions within Nexen Inc., including the positions of Executive Vice President & Chief Operating Officer in which he was responsible for all Nexen’s conventional oil and gas business in Western Canada, the US Gulf Coast and all international locations, as well as oil sands, marketing and information systems activities worldwide. Prior thereto, Mr. Fischer held positions with Dome Petroleum Ltd. (oil and gas company), Hudson’s Bay Oil & Gas Ltd. (oil and gas company), Bow Valley Industries Ltd. (oil and gas company), Sproule Associates Ltd. (petroleum consulting firm) and Encor Energy Ltd. (oil and gas company). Mr. Fischer holds a BSc (Bachelor of Science in Chemical Engineering) and an MBA (Master of Business Administration), both from the University of Calgary.

	Enbridge Board/Board committee memberships		2019 meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Audit, Finance & Risk		4 out of 4	100%
	Corporate Social Responsibility		4 out of 4	100%
	Safety & Reliability (chair)		4 out of 4	100%
	Total		19 out of 19	100%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	31,169	41,602	$3,704,772	$1,108,679
	Other public board/board committee memberships[7]
	—

Enbridge Inc. 2020 Management Information Circular    13

Gregory J. Goff Age 63 San Antonio, Texas, USA Independent Director since February 11, 2020 Latest date of retirement May 2032 2019 annual meeting votes for: N/A

Mr. Goff was Executive Vice Chairman of Marathon Petroleum Corporation (an integrated downstream energy company) from October 2018 until his retirement in December 2019. He was President and Chief Executive Officer of Andeavor (a petroleum refiner) from 2010 to 2018 and Chairman from December 2014 to 2018. Prior thereto, Mr. Goff held a number of senior leadership positions with ConocoPhillips Corporation (an oil and gas exploration and production company). Mr. Goff holds a BS (Bachelor of Science) and an MBA (Master of Business Administration) from the University of Utah.

	Enbridge Board/Board committee memberships		2019 meeting attendance
	Board of Directors		N/A	N/A
	Total		N/A	N/A
Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	–	–	$–	$1,108,679
Other board/board committee memberships[7]
Public[7]
	PolyOne Corporation (public polymer company)		Chair, EHS committe Member, nominating committee

V. Maureen Kempston Darkes

Age 71

Toronto, Ontario, Canada

Lauderdale-by-the-Sea, Florida, USA

Independent

Director since

November 2, 2010

Latest date of retirement

May 2024

2019 annual meeting votes for: 96.46%

Ms. Kempston Darkes is the retired Group Vice President and President Latin America, Africa and Middle East, General Motors Corporation (automotive corporation and vehicle manufacturer). From 1994 to 2001, she was the President and General Manager of General Motors of Canada Limited and Vice President of General Motors Corporation. Ms. Kempston Darkes holds a BA (Bachelor of Arts) and an LLB (Bachelor of Laws), both from the University of Toronto.[12]

Enbridge Board/Board committee memberships		2019 meeting attendance[1]
Board of Directors		7 out of 7	100%
Corporate Social Responsibility (chair)		4 out of 4	100%
Human Resources & Compensation		5 out of 5	100%
Safety & Reliability		4 out of 4	100%
Total		20 out of 20	100%
Enbridge securities held[3]
Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
21,735	45,396	$3,417,639	$1,108,679
Other board/board committee memberships
Public[7]
Brookfield Asset Management Inc. (public global asset management company)		Director Chair, risk management committee Member, management resources and compensation committee
Canadian National Railway Company (public railway company)		Director Member, audit committee, corporate governance and nominating committee, finance committee, strategic planning committee and pension and investment committee

14    Enbridge Inc. 2020 Management Information Circular

Teresa S. Madden Age 64 Boulder, Colorado, USA Independent Director since February 12, 2019 Latest date of retirement May 2031 2019 annual meeting votes for: 98.98%

Ms. Madden was the Executive Vice President and Chief Financial Officer of Xcel Energy, Inc., an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Prior thereto, Ms. Madden held positions with Rogue Wave Software, Inc. as well as New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a BS (Bachelor of Science) in Accounting from Colorado State University and an MBA (Master of Business Administration) from Regis University.

	Enbridge Board/Board committee memberships			2019 meeting attendance[1]
	Board of Directors		6 out of 7	83%
	Audit, Finance & Risk		3 out of 3	100%
	Governance		3 out of 3	100%
	Total		12 out of 13	92%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares and DSUs[5]	Minimum required[6]
	–	3,281	$167,036	$1,108,679
	Other board/board committee memberships[7]
	Public[7]
	Peabody Energy Corp. (public pure-play coal company)		Director Chair, audit committee Member, health, safety, security & environmental committee and executive committee

Al Monaco Age 60 Calgary, Alberta, Canada Not independent Director since February 27, 2012 Latest date of retirement May 2027 2019 annual meeting votes for: 98.86%

Mr. Monaco joined Enbridge in 1995 and has held increasingly senior positions. He has been President & Chief Executive Officer of Enbridge since October 1, 2012 and served as Director and President of Enbridge from February 27, 2012 to September 30, 2012. Mr. Monaco holds an MBA (Master of Business Administration) from the University of Calgary and has a Chartered Professional Accountant designation.

	Enbridge Board/Board committee memberships[13]		2019 meeting attendance[1]
	Board of Directors		7 out of 7	100%
Enbridge securities held[3]
	Enbridge shares	Stock options	Total market value of Enbridge shares (excluding stock options)[5]	Minimum required[14]
	876,512	3,987,520	$44,623,226	–
Other board/board committee memberships
Public[7]
	Weyerhaeuser Company (public timberlands company and wood products manufacturer)		Director
Private[7]

DCP Midstream, LLC

(a private 50/50 joint venture between Enbridge and Phillips 66 and the general partner of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream Partners, LP, a midstream master limited partnership with public unitholders)

Director Member, human resources and compensation committee
Not-for-profit[7]
	American Petroleum Institute (not-for-profit trade association)		Director Member, executive committee and finance committee
	Business Council of Canada (not-for-profit, non-partisan organization composed of CEOs of Canada’s leading enterprises)		Member
	U.S. National Petroleum Council		Member
	Catalyst Canada Advisory Board		Member

Enbridge Inc. 2020 Management Information Circular    15

Dan C. Tutcher Age 70 Houston, Texas, USA Not Independent Director since May 3, 2006 Latest date of retirement May 2024 2019 annual meeting votes in favor: 98.55%

Mr. Tutcher is a Managing Director and Portfolio Manager on the Energy Infrastructure Equities team for Brookfield’s Public Securities Group. Mr. Tutcher is also on the Board of Directors of Gulf Capital Bank, where he is Chairman of the Governance Committee. Prior to joining Brookfield in 2018, Mr. Tutcher was President & Chair of the Board of Trustees of Center Coast MLP & Infrastructure Fund since 2013 and a Principal in Center Coast Capital Advisors L.P. since its inception in 2007. He was the Group Vice President, Transportation South of Enbridge, as well as President of Enbridge Energy Company, Inc. (general partner of former Enbridge sponsored affiliate Enbridge Energy Partners, L.P.) and Enbridge Energy Management, L.L.C. (another former Enbridge sponsored vehicle) from May 2001 until May 1, 2006. From 1992 to May 2001, he was the Chair of the Board of Directors, President & Chief Executive Officer of Midcoast Energy Resources, Inc. Mr. Tutcher holds a BBA (Bachelor of Business Administration) from Washburn University.

	Enbridge Board/Board committee memberships			2019 meeting attendance	[1]
	Board of Directors		7 out of 7	100%
	Corporate Social Responsibility		3 out of 4	75%
	Safety & Reliability		3 out of 4	75%
	Total		13 out of 15	87%
	Enbridge securities held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	637,523	120,743	$38,603,322	$1,108,679
	Other board/board committee memberships[7]
	Private[7]
	Gulf Capital Bank (private financial institution)		Director Chair, governance committee
	Former US-listed company directorships (last 5 years)
	Centre Coast MLP & Infrastructure Fund

1.	Percentages are rounded to the nearest whole number.
2.	Ms. Carter was appointed as Chair of the Governance Committee on February 13, 2019 and ceased being a member of the Safety & Reliability Committee on May 8, 2019.
3.	Information about beneficial ownership and about securities controlled or directed was provided by the director nominees and is as at March 2, 2020.
4.	DSUs refer to deferred share units and are defined on page 51 of this Management Information Circular.
5.	Total market value = number of common shares or deferred share units × closing price of Enbridge shares on the Toronto Stock Exchange (“TSX”) on March 2, 2020 of $50.91, rounded to the nearest dollar.
6.

Directors must hold at least three times their annual Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.2967, the published WM/Reuters 4 pm London exchange rate for December 31, 2019. All director nominees meet or exceed this requirement except Mses. Madden and Cunningham, who have until February 12, 2024 and February 13, 2024, respectively, and Mr. Goff, who has until February 11, 2025.

7.	Public means a corporation or trust that is a reporting issuer in Canada, a registrant in the US, or both, and that has publicly listed equity securities.

Private means a corporation or trust that is not a reporting issuer or registrant.

Not-for-profit means a corporation, society or other entity organized for a charitable, civil or other social purpose which does not generate profits for its members.

8.	Mr. Coutu ceased being a member of the Governance Committee on May 8, 2019.
9.

The Board will re-evaluate Mr. Ebel’s independence after the NYSE three-year look-back rule for independence ends on April 15, 2020 and is expected to determine that Mr. Ebel is independent, subject to no new material relationships affecting his independence at that time. Mr. Ebel is not a member of any Board committee, but as Chair of the Board he attends their meetings.

10.

Mr. Ebel’s stock options were Spectra Energy options that converted into options to purchase Enbridge shares upon the closing of the Merger Transaction (as defined on page 28). No new Enbridge stock options were granted to Mr. Ebel in his capacity as a Director of Enbridge or Chair of the Enbridge Board.

11.

Mr. England was appointed to the Governance Committee on May 8, 2019. In February 2020, the Board unanimously approved the extension of the term limit for Mr. England as a director for an additional two years following the Meeting. See “Director term limits” on page 36.

16    Enbridge Inc. 2020 Management Information Circular

12.

Ms. Kempston Darkes was an executive officer of General Motors Corporation (“GM”) from January 1, 2002 to December 1, 2009. GM filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on June 1, 2009. None of the operations for which she was directly responsible in Latin America, Africa and the Middle East were included in the bankruptcy filing. GM emerged from bankruptcy protection on July 10, 2009 in a reorganization in which a new entity acquired GM’s most valuable assets.

13.	Mr. Monaco is not a member of any Board committee, but as President & Chief Executive Officer he attends their meetings at the request of such committees.
14.	As President & CEO, Mr. Monaco is required to hold Enbridge shares equal to six times his base salary (see page 84). Mr. Monaco is not required to hold Enbridge shares as a director.
15.	Ms. Williams ceased being a member of the Audit, Finance & Risk Committee and was appointed to the Governance Committee on May 8, 2019.

Retiring director

Catherine L. Williams is not standing for re-election as a director of Enbridge and will retire at the end of the Meeting. Ms. Williams has served on our Board since November 1, 2007 and is 69 years old. Ms. Williams was the Chief Financial Officer for Shell Canada Limited (oil and gas company) from 2003 to 2007. Prior thereto, she held various positions with Shell Canada Limited, Shell Europe Oil Products, Shell Canada Oil Products and Shell International (oil and gas companies) from 1984 to 2003. Ms. Williams holds a BA (Bachelor of Arts) from the University of Western Ontario and an MBA (Master of Business Administration, Finance) from Queen’s School of Business (now Smith School of Business at Queen’s University). Ms. Williams’ other public company board and committee memberships are as follows:

Public
Vermilion Energy Inc. (public oil and gas company)	Director Chair, audit committee Member, governance and human resources committee

Enbridge Inc. 2020 Management Information Circular    17

Director independence

Director	Independent	Non-Independent	Reason for non-independence
Pamela L. Carter	✓
Marcel R. Coutu	✓
Susan M. Cunningham	✓
Gregory L. Ebel		✓	Former Chairman, President and CEO of Spectra Energy and a non-executive Spectra Energy employee until April 15, 2017. The Board will re-evaluate Mr. Ebel’s independence after the NYSE three-year look-back rule for independence ends on April 15, 2020 and is expected to determine that Mr. Ebel is independent, subject to no new material relationships affecting his independence at that time.
J. Herb England	✓
Charles W. Fischer	✓
Gregory J. Goff	✓
V. Maureen Kempston Darkes	✓
Teresa S. Madden	✓
Al Monaco		✓	President & CEO of the company
Dan C. Tutcher		✓	Employee of Brookfield, whose subsidiary and institutional partners made payments to Enbridge for property or services in an amount which exceeds 2% of Brookfield’s consolidated gross revenues
Catherine L. Williams	✓

Current Board committee participation

Director	Audit, Finance & Risk Committee	Corporate Social Responsibility Committee	Governance Committee	Human Resources & Compensation Committee	Safety & Reliability Committee
Not independent
Gregory L. Ebel[1]
Al Monaco[1]
Dan C. Tutcher		✓			✓
Independent
Pamela L. Carter		✓	committee chair
Marcel R. Coutu[2]	✓			✓
Susan M. Cunningham				✓	✓
J. Herb England[2]	committee chair		✓
Charles W. Fischer	✓	✓			committee chair
Gregory J. Goff[3]
V. Maureen Kempston Darkes		committee chair		✓	✓
Teresa S. Madden[2]	✓		✓
Catherine L. Williams[2]			✓	committee chair

1.	Messrs. Ebel and Monaco are not members of any of the committees of the Board. They attend committee meetings in their capacities as Chair of the Board and President & CEO, respectively.
2.

Mses. Madden and Williams and Messrs. Coutu and England each qualify as an audit committee financial expert, as defined under the U.S. Securities Exchange Act of 1934, as amended. The Board has also determined that all the members of the Audit, Finance & Risk Committee are financially literate according to the meaning of National Instrument 52-110 – Audit Committees and the rules of the NYSE.

3.	Mr. Goff has not yet been appointed to any Board committees.

18    Enbridge Inc. 2020 Management Information Circular

Board and Board committee meetings in 2019

Board/committee	Total number of meetings	In camera sessions	Overall attendance
Board	7	7	96%
Audit, Finance & Risk Committee	4	4	95%
Corporate Social Responsibility Committee	4	4	94%
Governance Committee	4	4	100%
Human Resources & Compensation Committee	5	5	91%
Safety & Reliability Committee	4	4	88%
Total	28	28	95%

Director attendance in 2019

			Board committee meetings
	Board of Directors meetings (7 meetings)		Audit, Finance & Risk (4 meetings)		Corporate Social Responsibility (4 meetings)		Governance (4 meetings)		Human Resources & Compensation (5 meetings)		Safety & Reliability (4 meetings)
Director	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Pamela L. Carter[1]	7	100	–	–	4	100	4	100	–	–	2	100
Marcel R. Coutu[2]	7	100	3	75	–	–	2	100	4	80	–	–
Susan M. Cunningham[3]	5	83	–	–	–	–	–	–	2	67	2	67
Gregory L. Ebel	7	100	4	100	4	100	4	100	5	100	4	100
J. Herb England[4]	7	100	4	100	–	–	2	100	–	–	–	–
Charles W. Fischer	7	100	4	100	4	100	–	–	–	–	4	100
Gregory J. Goff[5]	–	–	–	–	–	–	–	–	–	–	–	–
V. Maureen Kempston Darkes	7	100	–	–	4	100	–	–	5	100	4	100
Teresa S. Madden[6]	6	86	3	100	–	–	3	100	–	–	–	–
Al Monaco[7]	7	100	4	100	4	100	4	100	5	100	4	100
Dan C. Tutcher	7	100	–	–	3	75	–	–	–	–	3	75
Catherine L. Williams[8]	6	86	2	100	–	–	2	100	5	100	–	–

1.	Ms. Carter ceased to be a member of the Safety & Reliability Committee on May 8, 2019.
2.	Mr. Coutu ceased to be a member of the Governance Committee on May 8, 2019.
3.	Ms. Cunningham was appointed to the Board, Human Resources & Compensation Committee and Safety & Reliability Committee on February 13, 2019.
4.	Mr. England was appointed to the Governance Committee on May 8, 2019.
5.	Mr. Goff was appointed to the Board on February 11, 2020.
6.	Ms. Madden was appointed to the Board, Audit, Finance & Risk Committee and Governance Committee on February 12, 2019.
7.	Mr. Monaco is not a member of any Board committee. As a director and President & CEO, he attends Board committee meetings at the request of such committees.
8.	Ms. Williams was a member of the Audit, Finance & Risk Committee until May 8, 2019 when she became a member of the Governance Committee.

All then-current directors, other than Mses. Cunningham and Madden, attended the 2019 annual meeting of shareholders.

Enbridge Inc. 2020 Management Information Circular    19

Board diversity and tenure

Five of Enbridge’s 12 directors, or approximately 42% of the Board, are women. Four of these five directors are standing for re-election. The charts below show director gender diversity, tenure and age. The average tenure of our directors is approximately 6.76 years. For further information on our Diversity and Inclusion Policy, guidelines for director retirement and the latest date of retirement of each director, please refer to “Diversity and inclusion” on page 37, “Director term limits” and “Identifying new candidates” on page 36 and the “Director profiles” beginning on page 10 of this Management Information Circular.

Director	Age			Tenure on Enbridge Board (years of service)
	Under 60	60-69	70-75	0-5	5-10	10-15
Pamela L. Carter			✓	✓
Marcel R. Coutu		✓			✓
Susan M. Cunningham		✓		✓
Gregory L. Ebel	✓			✓
J. Herb England			✓			✓
Charles W. Fischer		✓				✓
Gregory J. Goff		✓		✓
V. Maureen Kempston Darkes			✓		✓
Teresa S. Madden		✓		✓
Al Monaco		✓			✓
Dan C. Tutcher			✓			✓
Catherine L. Williams		✓				✓
Total in each Age and Tenure Category	1	7	4	5	3	4

Mix of skills and experience

We maintain a skills and experience matrix for our directors in areas we think are important for a corporation like ours. We use this skills matrix to annually assess our board composition and in the recruitment of new directors.    The table below indicates each director’s skills and experience in the areas indicated based on a self-assessment by each director.

Area	Carter	Coutu	Cunningham	Ebel	England	Fischer	Goff	Kempston Darkes	Madden	Monaco	Tutcher	Williams
Managing and Leading Strategy and Growth	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
CEO / CFO / Executive Officer	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Governance / Board	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations (Oil & Gas / Energy)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Oversight / Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	–
Corporate Social Responsibility & Sustainability	✓	–	✓	✓	–	✓	✓	✓	✓	✓	✓	–
Energy Marketing	–	✓	–	✓	–	✓	✓	✓	✓	✓	✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Investment Banking / Mergers and Acquisitions	✓	✓	–	✓	✓	✓	✓	–	✓	✓	✓	✓
Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology	✓	✓	–	✓	–	✓	✓	–	✓	✓	–	✓
Health, Safety & Environment	✓	✓	✓	✓	–	✓	✓	✓	✓	✓	✓	✓
Public Policy and Government and Stakeholder Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	–
Emerging Sectors / Growth Opportunities	✓	✓	–	✓	✓	✓	✓	✓	✓	✓	✓	–

20    Enbridge Inc. 2020 Management Information Circular

Compensation committee interlocks and insider participation

The table below sets out the board interlocks in 2019. The Board has determined that the board interlocks set out below do not impair the ability of these directors to exercise independent judgment as members of our Board.

Directors	Serve together on this board of a public company	Serve on these committees
Marcel R. Coutu	Brookfield Asset Management Inc.	Chair, audit committee Member, management, resources and compensation committee
V. Maureen Kempston Darkes		Chair, risk management committee Member, management, resources and compensation committee

ITEM 2. Appointment of our auditor

PricewaterhouseCoopers LLP (“PwC”) were last appointed as our auditors at our last annual meeting of shareholders, held on May 8, 2019. If PwC are reappointed, they will serve as our auditor until the end of the next annual meeting of shareholders. PwC (formerly Price Waterhouse) have been our auditors since 1992 and have been the auditors for Enbridge Pipelines Inc., our subsidiary, since 1949. Representatives from PwC are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

The Board, on the recommendation of the Audit, Finance & Risk Committee, proposes that PwC be reappointed as auditors and recommends that you vote for the reappointment of PwC as our auditors and authorizing the directors to set their remuneration. You may vote for or against the reappointment of our auditors or withhold your vote.

PwC is a participating audit firm with the Canadian Public Accountability Board, as required under the Canadian Securities Administrators’ National Instrument 52-108 – Auditor Oversight.

Auditor independence

Auditor independence is essential to the integrity of our financial statements and PwC has confirmed its status as independent within the meaning of the Canadian and U.S. securities rules.

We are subject to Canadian securities regulations (National Instrument 52-110 – Audit Committees (“NI 52-110”) and National Policy 58-201 – Corporate Governance Guidelines), the U.S. Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the accounting and corporate governance rules adopted by the SEC under Sarbanes-Oxley, which specify certain services that external auditors cannot provide.

We comply with these Canadian and U.S. rules. We believe, however, that some non-audit services, like tax compliance, can be delivered more efficiently and economically by our external auditors. To maintain auditor independence, our Audit, Finance & Risk Committee must pre-approve all audit and non-audit services. It is also responsible for overseeing the audit work performed by PwC.

The Audit, Finance & Risk Committee reviews our external auditors’ qualifications and independence once per year. Their review includes formal written statements that describe any relationships between the auditors, their affiliates and Enbridge that could affect the auditors’ independence and objectivity.

Pre-approval policies and procedures

The Audit, Finance & Risk Committee has adopted a policy that requires pre-approval by the Audit, Finance & Risk Committee of any services to be provided by the company’s external auditors, PwC, whether audit or non-audit services. The policy prohibits the company from engaging the auditors to provide the following non-audit services:

•	bookkeeping or other services related to accounting records and financial statements;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution in kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services; and
•	expert services unrelated to the audit.

Enbridge Inc. 2020 Management Information Circular    21

The Audit, Finance & Risk Committee believes that the policy will protect the company from the potential loss of independence of the external auditors. The Audit, Finance & Risk Committee has also adopted a policy which prohibits the company from hiring (as a full time employee, contractor or otherwise) into a financial reporting oversight role any current or former employee or partner of its external auditor who provided audit, review or attest service in respect of the company’s financial statements (including financial statements of its reporting issuer subsidiaries and significant investees) during the 12 month period preceding the date of the initiation of the current annual audit. The policy further prohibits the hiring of a former partner of the company’s external auditor who receives pension benefits from the firm, unless such pension benefits are of a fixed amount, not dependent upon firm earnings and fully funded. In all cases, the hiring of any partner or employee or former partner or employee of the independent auditor is subject to joint approval by the lead engagement partner and the company’s Senior Vice President and Chief Accounting Officer.

External auditor services - fees

The following table sets forth all services rendered by the company’s auditors, PwC, by category, together with the corresponding fees billed by the auditors for each category of service for the financial years ended December 31, 2019 and 2018.

	2019 (C$)	2018 (C$)	Description of fee category
Audit fees	16,928,000	17,715,900	Represents the aggregate fees for audit services.
Audit-related fees	431,000	1,385,000	Represents the aggregate fees for assurance and related services by the company’s auditors that are reasonably related to the performance of the audit or review of the company’s financial statements and are not included under “Audit fees”. During fiscal 2019 and 2018, the services provided in this category includes due diligence related to prospectus offerings and purchase price allocations.
Tax fees	1,993,000	3,749,500	Represents the aggregate fees for professional services rendered by the company’s auditors for tax compliance, tax advice and tax planning.
All other fees	320,000	152,000	Represents the aggregate fees for products and services provided by the company’s auditors other than those services reported under “Audit fees”, “Audit-related fees” and “Tax fees”. During fiscal 2019 and 2018, these fees include those related to French translation work.
Total fees	19,672,000	23,002,400

You can find information about the roles and responsibilities of the Audit, Finance & Risk Committee beginning on page 41 of this Management Information Circular.

Vote required for approval:

The appointment of PwC as Enbridge’s auditor and authorizing the Board to set their remuneration requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the reappointment of

PricewaterhouseCoopers LLP as independent auditors of the company to hold office until the close of the next annual meeting of shareholders and authorizing the Board to set their remuneration.

ITEM 3: Amendment, reconfirmation and approval of the Enbridge Shareholder Rights Plan

You will be asked to vote in favour of the amendment, reconfirmation and approval of our shareholder rights plan and certain non-material amendments thereto under the terms of an agreement between Enbridge and Computershare Trust Company of Canada (our rights agent) (“Computershare”).

The plan encourages the fair treatment of shareholders if there is a take-over bid for control of Enbridge. Our rights plan became effective on November 9, 1995. It was amended and restated in 1996 and has been amended, restated and reconfirmed by shareholders every three years since, most recently in 2017. The plan provides that it must be reconfirmed and approved by a majority vote of shareholders not later than the 2020 annual meeting of shareholders and at such a meeting every three years thereafter. Where such shareholder approval is not obtained, the plan will terminate and cease to have effect.

On January 4, 2019, we entered into an agreement with AST Trust Company (Canada) (“AST”) and Computershare under which AST resigned as rights agent under the shareholder rights plan and Computershare was appointed as rights agent under the shareholder rights plan.

22    Enbridge Inc. 2020 Management Information Circular

The Board believes the shareholder rights plan is in the best interests of Enbridge and our shareholders because:

✓	it gives the Board sufficient time to explore and develop alternatives to a take-over bid, to maximize shareholder value; and
✓	it gives every shareholder an equal opportunity to participate in a take-over bid.

The Board recommends that shareholders vote FOR the following resolution:

BE IT RESOLVED that:

1.

the shareholder rights plan agreement between Enbridge Inc. (“Enbridge”) and Computershare Trust Company of Canada (as rights agent), dated November 9, 1995 and amended and restated as of May 5, 2020 (“2020 rights plan”) is hereby ratified, reconfirmed and approved;

2.

any revisions made to the 2020 rights plan on or before May 5, 2020 that are required by the relevant stock exchange to conform our plan with most other shareholder rights plans for reporting issuers in Canada, as may be approved by any two officers of Enbridge, are hereby approved;

3.	the 2020 rights plan, as amended in accordance with the immediately preceding bullet point, if applicable, is hereby ratified, confirmed and approved; and
4.

any officer or director of Enbridge be and is hereby authorized for and on behalf of Enbridge, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of such actions.

Shareholders must approve the resolution for the shareholder rights plan to continue, otherwise it will terminate. A summary of the principal terms of the shareholder rights plan is set out in “Appendix A – Shareholder Rights Plan Summary”.

Vote required for approval:

The amendments, reconfirmation and approval of the Shareholder Rights Plan of Enbridge requires an affirmative vote of the majority of the votes duly cast at the Meeting, otherwise it will terminate.

The Board recommends that shareholders vote “FOR”

the amendment, reconfirmation and approval of the

2020 Shareholder Rights Plan of Enbridge.

ITEM 4: Ratification, confirmation and approval of certain amendments to General By-Law No. 1 of Enbridge

General By-Law No. 1, which regulates the business and affairs of Enbridge, was amended in February 2017 to specify certain board composition and Chair of the Board requirements of Enbridge for specified periods following the closing of the Merger Transaction (as defined on page 28). As those specified periods will have all expired following the annual meeting of the shareholders on May 5, 2020, the directors of Enbridge have resolved to amend General By-Law No. 1 to remove the expired provisions and make conforming or consequential adjustments to the language or numbering of General By-Law No. 1. The Board has also approved the removal of the description of roles of certain officers of the company and other non-material amendments, which although not specifically described above are all reflected in “Appendix B – Amended & Restated General By-law No. 1”.

The Board recommends that shareholders vote FOR the following resolution:

BE IT RESOLVED as an ordinary resolution of the shareholders of Enbridge Inc. that:

1.

the amendments to General By-Law No. 1 of Enbridge Inc. (“Enbridge”), as set forth in “Appendix B – Amended & Restated General By-Law No. 1” and as described in Enbridge’s Management Information Circular dated March 2, 2020, be and are hereby ratified, confirmed and approved; and

2.

any officer or director of Enbridge be and is hereby authorized for and on behalf of Enbridge, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

Enbridge Inc. 2020 Management Information Circular    23

Vote required for approval:

The ratification, confirmation and approval of the amended and restated General By-Law No. 1 requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR”

the ratification, confirmation and approval of amendments reflected in the amended and restated General By-Law No. 1.

ITEM 5: Advisory vote on our approach to executive compensation

We are providing shareholders with the opportunity to vote for or against, on a non-binding advisory basis, our approach to executive compensation as disclosed in this Management Information Circular, commonly known as “say on pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the company’s approach to compensation for our named executive officers (“NEO”), the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis contained in this Management Information Circular. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining top talent. The company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the company’s NEOs. The company believes that its approach to executive compensation is fair and balanced, and creates incentives for NEOs that are well-aligned with shareholders’ interests over the long term.

We have held advisory votes on our approach to executive compensation at each annual meeting of shareholders since 2011. Voting results in the most recent three years are set out in the table below.

Say on pay vote	2019	2018	2017
Votes for	93.53%	83.78%	95.94%

You will be asked to vote for or against, or you may abstain from voting on, our approach to executive compensation through the following resolution.

The Board recommends that shareholders vote FOR the following resolution:

BE IT RESOLVED, on an advisory basis, and not to diminish the roles and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Enbridge Inc.’s Management Information Circular dated March 2, 2020, delivered in advance of its 2020 annual meeting of shareholders.

The Board will take the results of this vote into account when it considers future compensation policies and issues. We will also examine the level of shareholder interest and the comments we receive and consider the best approach and timing for soliciting feedback from shareholders on our approach to executive compensation in the future.

Vote required for approval:

In order to be approved, the advisory “say on pay” resolution requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR”

the advisory vote on our approach to executive compensation as disclosed in the

Management Information Circular.

Shareholder proposals

We did not receive any shareholder proposals for inclusion in the Management Information Circular.

Proposals for the 2021 meeting

Enbridge is subject to the provisions of the Canada Business Corporations Act with respect to shareholder proposals. As indicated under the Canada Business Corporations Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular.

24    Enbridge Inc. 2020 Management Information Circular

Shareholder proposals submitted pursuant to applicable provisions of the Canada Business Corporations Act that a shareholder intends to present at the annual meeting of shareholders to be held in 2021 (the “2021 meeting”) and wishes to be considered for inclusion in Enbridge’s management information circular and proxy form for the 2021 meeting must be received no later than December 2, 2020. Such proposals must also comply with all applicable provisions of the Canada Business Corporations Act and the regulations thereunder. The 2021 meeting is expected to be held in May 2021 in Calgary, Alberta.

All shareholder proposals must be mailed to our Corporate Secretary at Enbridge Inc., 200 – 425 1st Street SW, Calgary, Alberta, Canada T2P 3L8, or sent by email to CorporateSecretary@enbridge.com, and received by the deadline indicated above.

As described below in the section “Advance Notice By-law”, pursuant to Enbridge’s Advance Notice By-Law (By-law No. 2), if a shareholder intends to nominate a person for election as a director of Enbridge at an annual meeting of shareholders, other than pursuant to a shareholder proposal, such nomination must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form. Please refer to page 29 of this Management Information Circular for details.

Other business

As of the date of this Management Information Circular, the Board and management are not aware of any other items of business to be brought before the Meeting.

Voting results

We will post the results of this year’s votes and the other items of business on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov following the Meeting.

Enbridge Inc. 2020 Management Information Circular    25

Statement of corporate governance

Regulations, rules and standards

As of June 30, 2019, Enbridge regained its status as a “foreign private issuer” pursuant to applicable U.S. securities laws. Accordingly, Enbridge is permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (www.enbridge.com).

We have a comprehensive system of stewardship and accountability that meets applicable Canadian and U.S. requirements, including: Canadian Securities Administrators (CSA) National Policy 58-201 Corporate Governance Guidelines; National Instrument 58-101 Disclosure of Corporate Governance Practices; National Instrument 52-110 Audit Committees; requirements of the Canada Business Corporations Act; and the corporate governance guidelines of the NYSE.

Our governance practices

Sound governance means sound business. At Enbridge, we believe good governance is important for our shareholders, our employees and the company.

This section discusses our governance philosophy, policies and practices. It also describes the role and functioning of our Board and the five Board committees. The framework for our corporate governance can be found in our Corporate Governance Principles and Guidelines, our Statement on Business Conduct and in the written terms of reference for our Board, each of the five Board committees, the President & CEO and the Chair of the Board. Our articles and by-laws also set out certain matters that govern our business activities. All of these documents are available on our website (www.enbridge.com).

Governance highlights

We are committed to strong and sustainable corporate governance which promotes the long-term interests of our shareholders, strengthens our Board and management accountability and helps build public trust in Enbridge. As at the date of this Management Information Circular, important elements of our strong corporate governance include:

✓ Annual election of all directors	✓ 42% women directors	✓ Share ownership guidelines for directors and executives
✓ Separate Chair and CEO	✓ Majority independent directors	✓ Independent audit, compensation and nominating committees
✓ Majority voting policy for directors	✓ Statement on business conduct and ethics & compliance program	✓ Annual advisory vote on executive compensation
✓ Diversity policy for directors and senior management	✓ Individual director election (no slate voting)	✓ Board renewal 42% directors <5 years tenure
✓ Regular executive sessions of non-management directors	✓ Annual Board, committee and director evaluation process	✓ Board orientation/education program
✓ Risk oversight by Board and Board committees	✓ Incentive compensation clawback policy	✓ prohibition on hedging or pledging for directors, executives and all employees
✓ No dual class share structure	✓ Executive compensation pay-for-performance philosophy	✓ whistle blower policy
✓ Political contributions policy	✓ Sustainability reporting	✓ shareholder engagement on ESG matters

26    Enbridge Inc. 2020 Management Information Circular

Key governance documents

Various mandates, policies and practices support the corporate governance framework at Enbridge. The following documents, among others, are key components of Enbridge’s corporate governance and can be found on our website at www.enbridge.com:

•	Articles of Continuance and Articles of Amendment
•	General By-Law No. 1
•	By-Law No. 2
•	Statement on Business Conduct
•	Corporate Governance Principles and Guidelines (“Governance Guidelines”)
•	Incentive Compensation Clawback Policy
•	Terms of Reference for the Board
•	Terms of Reference for each Board Committee
•	Terms of Reference for the Chair of the Board
•	Terms of Reference for the President & CEO
•	Whistle Blower Policy

A culture of ethical conduct

A strong culture of ethical conduct is central to Enbridge.

Our Statement on Business Conduct (available on our website at www.enbridge.com) is our formal statement of expectations for all individuals engaged by Enbridge. It applies to everyone at Enbridge and our subsidiaries, including our directors, officers, employees, contingent workers as well as consultants and contractors retained by Enbridge.

It discusses what we expect in areas like:

•	complying with the law, applicable rules and all policies;
•	how to avoid conflicts of interest, including examples of acceptable forms of gifts and entertainment;
•	anti-corruption and money laundering;
•	acquiring, using and maintaining assets (including computers and communication devices) appropriately;
•	data privacy, records management, and proprietary, confidential and insider information;
•	protecting health, safety and the environment;
•	interacting with landowners, customers, shareholders, employees and others; and
•	respectful workplace/no harassment.

The Board approved a revised Statement on Business Conduct in 2017 and the revised Statement on Business Conduct became effective on September 29, 2017. We intend to post any amendment or waiver to the Statement on Business Conduct on our website within the time period required by the SEC.

On the commencement of employment with Enbridge and annually thereafter, all Enbridge employees and contingent workers active in the Company’s human resources information system are required to complete a Statement on Business Conduct training and certify compliance with the Statement on Business Conduct. In addition, employees and contingent workers are also required to disclose any actual or potential conflicts of interest.

Directors must also certify their compliance with the Statement on Business Conduct on an annual basis.

During January 2020, all employees and contingent workers active in the company’s human resources information system were required to complete online Statement on Business Conduct training and applicable compliance certification, and were required to declare any real or potential conflicts of interest. As of the date of this Management Information Circular, approximately 98% of these Enbridge employees had certified compliance with the Statement on Business Conduct for the year ended December 31, 2019. All 11 current directors on the Board who were directors in 2019 have also certified their compliance with the Statement on Business Conduct for the year ended December 31, 2019.

Building awareness

We use training to help raise awareness and reinforce our commitment to ethical conduct.

To date, we have developed training programs on fraud awareness, foreign corruption laws and the Statement on Business Conduct.

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Through the annual online Statement on Business Conduct training program, Enbridge communicates its expectation that everyone working for Enbridge has a duty to report compliance issues (including suspected breaches of the Statement on Business Conduct) on a timely basis.

Our values

Enbridge adheres to a strong set of core values – safety, integrity and respect – in support of our communities, the environment and each other.

Handling conflicts of interest and related person transactions

If a director or officer has a material interest in a transaction or agreement involving Enbridge, or otherwise identifies a potential personal conflict, he or she must:

•	declare the conflict or potential conflict; and
•	abstain from voting on the matter at any Board meeting where it is being discussed or considered.

This approach is consistent with the requirements of the Canada Business Corporations Act. In addition, the Board would review related person transactions in conjunction with making director independence determinations. Completion of annual questionnaires by directors and officers of the company assists in identifying possible related person transactions. Further, as set forth above, pursuant to our Statement on Business Conduct, all officers and directors are required to avoid conflicts of interest and to disclose any actual or potential conflicts of interest. They must also annually certify their compliance with the Statement on Business Conduct. Disclosures of an actual or potential conflict of interest are reviewed by the company’s Ethics & Compliance Department to ensure appropriate follow-up and reporting. Any waiver from any part of the Statement on Business Conduct requires the approval of the CEO. For executive officers, senior financial officers and members of the Board, a waiver requires the express approval of Enbridge’s Board. Since the beginning of 2019, neither the CEO nor the Board has waived any aspect of the Statement on Business Conduct.

For purposes of the foregoing, a “related person transaction” is a transaction in which the company was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person had or will have a direct or indirect material interest, and a “related person” means (i) a director, nominee director or executive officer of the company; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than five per cent of the company’s shares or an immediate family member of such holder.

Interest of informed persons in material transactions / transactions with related persons

On February 27, 2017, Enbridge and Spectra Energy combined through a stock-for-stock merger transaction (the “Merger Transaction”). Upon the closing of the Merger Transaction, Gregory L. Ebel (Spectra Energy’s former Chairman, President and CEO) became the non-executive Chair of the Enbridge Board of Directors. Enbridge is required, until the first meeting of the Board of Directors following the 2020 annual shareholders meeting of Enbridge, to provide, without charge, to Mr. Ebel as non-executive Chair: (i) use of Enbridge’s aircraft for business flights to board meetings and for other business conducted on behalf of Enbridge, (ii) information technology support and (iii) administrative support.

Enbridge is also required to secure office space in the Houston area on behalf of Mr. Ebel and to reimburse the non-executive Chair for expenses incurred for tax return preparation services (in an aggregate amount not to exceed US$100,000 per year for such office and tax return preparation services). Following the closing of the Merger Transaction, Mr. Ebel remained a non-executive employee of Spectra Energy until April 15, 2017, at which time he experienced a qualifying termination under his change in control agreement with Spectra Energy and became entitled to receive certain payments and benefits which were paid in 2017 and 2018 as well as the following payments and benefits which, except as indicated below, were paid in 2019:

•	continued welfare benefits for a period of two years following Mr. Ebel’s qualifying termination (such benefits are valued at approximately US$45,521, with those provided in 2019 valued at US$8,750).

Insider trading prohibited

Our insider trading and reporting guidelines, which were most recently revised in November 2019, place restrictions on those in a special relationship with Enbridge (including insiders) when they purchase or sell Enbridge shares or other securities. The guidelines, which fulfill our obligations to stock exchanges, regulators and investors, include the following measures:

•

imposing quarterly and annual trading blackout periods on all directors and officers of Enbridge and its subsidiaries and certain employees, contractors and other persons in a special relationship with Enbridge when financial results

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are being prepared and have not yet been publicly disclosed (these periods currently begin on the first day following the end of each fiscal quarter or year end and end at the close of trading on the first trading day after we issue a news release disclosing our financial results for that fiscal quarter or year-end or a Form 10-Q or Form 10-K, as applicable, is filed with the SEC);

•	encouraging and, in the case of directors and executive officers, requiring pre-clearance of all proposed purchases or sales of Enbridge securities with the Corporate Secretary’s office;
•

prohibiting all directors, officers, employees, contractors and other persons in a special relationship with Enbridge and its subsidiaries from purchasing or selling securities of Enbridge or its subsidiaries with knowledge of material non-public information, from disclosing material non-public information to any other persons and from making recommendations or expressing opinions on the basis of material non-public information as to the purchase or sale of securities of Enbridge and its subsidiaries; and

•	prohibiting all directors, officers, employees and contractors of Enbridge and its subsidiaries from engaging in hedging transactions and short sales of Enbridge securities.

Whistle Blower Policy and reporting procedure

Our Whistle Blower Policy and reporting procedures help uphold our strong values and preserve our culture of ethical business conduct.

We introduced the Whistle Blower procedures a number of years ago to protect the integrity of our accounting, auditing and financial processes. We expanded and updated the procedures in 2008 and 2012, and again in 2017.

Complaints about financial or accounting irregularities, unethical conduct or any other compliance issues (including alleged violations of the Statement on Business Conduct) can be made anonymously using the Enbridge Ethics Helpline (“Helpline”), which allows for the submission of confidential and anonymous reports through a toll-free telephone number, mobile texting and web-based reporting system. The Helpline is administered by an independent third-party service provider. Copies of all reports received through the Helpline are provided to the chair of the Audit, Finance & Risk Committee. Individuals can also report concerns about financial or accounting irregularities or unethical conduct confidentially, and directly, to the chair of the Audit, Finance & Risk Committee. All written submissions may be made anonymously and any complaints submitted in a sealed envelope marked “Private and Strictly Confidential” will be delivered to the chair of the Audit, Finance & Risk Committee unopened.

At least once each quarter (sooner if there is an urgent matter), the Chief Compliance Officer reports to the Audit, Finance & Risk Committee about all significant complaints received and to the Safety & Reliability Committee about all significant complaints received on matters within the Safety & Reliability Committee’s mandate. Quarterly reports to the Audit, Finance & Risk Committee also include information about any other significant compliance issues that have been brought to the attention of Enbridge’s Ethics & Compliance Department through quarterly compliance surveys. The Audit, Finance & Risk Committee then determines how to handle any issues or complaints brought to its attention. The committee can hire independent advisors (e.g., outside legal counsel, independent auditors and others) to help investigate and resolve a matter.

Advance Notice By-Law

Enbridge’s By-Law No. 2 sets out advance notice requirements for director nominations (the “Advance Notice By-Law”). It was adopted by the Board on December 2, 2014 and confirmed by shareholders at the annual meeting of shareholders on May 6, 2015. The purpose of the Advance Notice By-Law is to provide shareholders, directors and management of Enbridge with guidance on the nomination of directors. The Advance Notice By-Law is the framework by which the company seeks to fix a deadline by which shareholders of the company must submit director nominations to the company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the company for the notice to be in proper written form.

Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of Enbridge at the Meeting, other than pursuant to a shareholder proposal, such nominations must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

To be timely, the nominating shareholder’s notice must be given: (a) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the meeting (no later than 5:00 p.m. mountain standard time on April 3, 2020, in the case of the Meeting); provided, that if the meeting is to be held less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice shall be not later than the close of business on the 10th day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also

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called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. The 2021 annual meeting of shareholders is expected to be held in May 2021 in Calgary, Alberta.

To be in proper written form, a nominating shareholder’s notice must set forth or be accompanied by, as applicable, the information specified in the Advance Notice By-Law regarding both the nominating shareholder and the person whom the nominating shareholder proposes to nominate for election as a director (a “proposed nominee”), as well as the written consent duly signed by the proposed nominee to being named as a nominee for election to the Board and to serve as a director of the company, if elected. Such notice must be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Delivery of the notice pursuant to the Advance Notice By-Law may only be given by personal delivery or electronic mail, and shall be deemed to have been given and made only at the time it is served by personal delivery or sent by electronic mail to the secretary of the company at: Corporate Secretary, 200, 425-1st Street S.W., Calgary, Alberta, Canada, T2P 3L8 or, in the case of electronic mail, to CorporateSecretary@enbridge.com; provided if such delivery or electronic mail is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance therewith, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law. A copy of Enbridge’s Advance Notice By-Law is available on our website (www.enbridge.com).

The role of the Board

The Board is ultimately responsible for governance at Enbridge and for stewardship of the company. It has full power to oversee the management of our business and affairs. It carries out many of its responsibilities through its five standing Board committees:

•	Audit, Finance & Risk;
•	Corporate Social Responsibility;
•	Governance;
•	Human Resources & Compensation; and
•	Safety & Reliability.

Principal responsibilities

As part of its stewardship responsibility, the Board has the following responsibilities:

•	appoints, evaluates the performance of, and approves the compensation of the President & CEO and approves the appointment of other members of executive management;
•	ensures that processes are in place for succession planning, training and monitoring of senior management;
•	reviews and approves our strategic plan, provides guidance and monitors our progress;
•	helps us identify principal risks, monitors our risk management programs and ensures appropriate systems are implemented to monitor, manage and mitigate those risks;
•	ensures we have processes in place to monitor and maintain the integrity of our internal control and management information systems;
•	ensures the President & CEO and executive management create a culture of integrity, safety and respect throughout the company;
•	develops the company’s approach to corporate governance, including our Governance Guidelines; and
•	oversees shareholder communications, public disclosure and corporate communications.

The Board is responsible for oversight of key areas referred to above and for overseeing corporate financial operation, including changes to capital structure, annual budgets and financing plans, dividend policy, new financings, financial statements and management’s discussion and analysis and the company’s authorities and spending limits policies. In addition, the Board reviews and approves initiatives, investments and transactions that could materially affect the company. The Board also approves and monitors compliance with significant policies and procedures by which the company is governed and operated.

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The Board’s responsibilities are described in the terms of reference for the Board, which are attached at Appendix C to this Management Information Circular. These terms of reference were drafted by management under the guidance of the Governance Committee and approved by the Board, which reviews them once per year and updates them as needed. Copies of the terms of reference for the Board and each of the Board committees are also available on our website (www.enbridge.com).

The Board delegates day-to-day management of Enbridge to the President & CEO and senior management, although major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures require Board approval.

The Board develops position descriptions for each committee chair. These descriptions are part of their terms of reference and are reviewed annually. The Governance Committee defines the division of duties between the Board and the President & CEO. The terms of reference for the President & CEO are also available on our website (www.enbridge.com).

The role of the non-executive chair of the Board

The Terms of Reference for the Chair of the Board are available on our website (www.enbridge.com).

Strategic planning

The Board is responsible for reviewing our strategic planning process and for reviewing and approving our strategic plan to support our vision to be the leading energy delivery company in North America. The Board holds at least one meeting per year that is dedicated to the strategic plan and holds regular strategy update sessions at every regular Board meeting throughout the year to oversee the implementation of the plan, monitor our progress, consider any adjustments to the plan and review and approve any transactions it believes will have a significant impact on the plan or our strategic direction.

Safety and operational reliability remains Enbridge’s number one priority and sets the foundation for the strategic plan. You will find more information about our strategic priorities in our annual report which is available on our website (www.enbridge.com).

Risk oversight and management

Risk oversight and management is an important role for the Board and Board committees. The Board is responsible for identifying and having an understanding of the principal risks of the company’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks. Each year, management prepares a corporate risk assessment report for the Board which assesses enterprise-wide risks and highlights top risks. Management regularly updates the Board and committees on our top risks.

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Our annual report on Form 10-K filed with the SEC and on SEDAR on February 14, 2020, including our management’s discussion and analysis for the year ended December 31, 2019, contains more information about the risks applicable to Enbridge, and is available on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov.

Board committees’ role in risk management

To better identify, manage and mitigate risk, the corporate risk assessment report is reviewed annually by the four Board committees with enterprise-wide risk management responsibility: the Audit, Finance & Risk Committee, the Safety & Reliability Committee, the Corporate Social Responsibility Committee and the Human Resources & Compensation Committee (“HRC Committee”). As a result of such review, each committee makes recommendations to the Board in respect of company practices. In addition, the Board committees can authorize the implementation of systems that address risks within the scope of their responsibility and monitor them to ensure they remain effective.

Board committee	Risk oversight responsibilities
Audit, Finance & Risk Committee

Oversight of the company’s strategies, policies and practices relating to assessing, managing, preventing and mitigating risk and the integrity of our financial statements and financial reporting process, including the annual review of the company’s principal and financial risks and insurance program.

Safety & Reliability Committee	Oversight of safety and operational risk including pipeline and facility integrity management, security, emergency response, enterprise-wide safety culture and environment, health and safety.
Corporate Social Responsibility Committee

Oversight of corporate social responsibility and sustainability matters including climate and energy, Indigenous rights and relationships, stakeholder engagement, government relations and environmental, social and governance matters, as well as our reporting in this area.

Human Resources & Compensation Committee

Oversight of people- and compensation-related risk, ensuring our compensation program and practices do not encourage inappropriate or excessive risks that could have a material adverse impact on the company; succession planning; and pension, retirement and savings plans.

Governance Committee	Oversight of corporate governance framework, including director appointment, education and evaluation processes, Enbridge’s corporate governance practices and Statement on Business Conduct.

Each committee reports to the Board, which coordinates the company’s overall risk management approach.

For further information on each Board committee’s role in risk management, please refer to “Board committees”, beginning on page 41.

Internal controls

The Board seeks assurance at least annually that our internal control systems and management information systems are operating effectively.

The Board has delegated responsibility for reviewing our quarterly and annual financial statements to the Audit, Finance & Risk Committee. The Audit, Finance & Risk Committee reviews and approves our quarterly financial statements and recommends our annual financial statements to the Board for approval. The committee is also responsible for overseeing our internal audit function and senior management reporting on internal controls.

Corporate communications

The Board reviews and approves all major corporate communications policies, including our corporate disclosure guidelines. It also reviews and approves all corporate disclosure documents, including our annual report to shareholders, MD&A and management information circular.

The Board works to ensure we communicate effectively with shareholders, the public and other stakeholders to avoid selective disclosure.

Succession planning

The Board is responsible for:

•	appointing the President & CEO and ratifying the appointment of other members of executive management;
•	monitoring senior management’s performance; and
•	annually reviewing the succession strategy for all senior management positions.

It delegates responsibility for reviewing our policies and procedures relating to employment, succession planning and compensation (including executive compensation) to the HRC Committee.

The HRC Committee is also responsible for:

•	making sure we have appropriate programs for dealing with succession planning and employee retention;
•	monitoring the performance of senior management;

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•	overseeing human capital risk to make sure our management programs (including those for our officers) effectively address succession planning and employee retention;
•	overseeing the design of our compensation programs; and
•	reporting to the Board on organizational structure and succession planning matters.

Our expectations of our directors

Our directors are expected to act in the best interests of Enbridge. They have a duty of care to exercise in both decision-making and oversight.

Independence

First and foremost, we believe in the importance of an independent board. The Governance Committee is responsible for making sure the Board functions independently of management.

The majority of our directors must be independent, as defined by Canadian securities regulators in NI 52-110, NYSE rules and the rules and regulations of the SEC. The Governance Guidelines provide that the Board shall consist of a substantial majority of independent directors. The Board uses a detailed annual questionnaire to assist in determining if a director is independent.

The Board has determined that 9 of our 12 directors are independent.

Mr. Monaco is not independent because he is our President & CEO and a member of management.

As at March 2, 2020, Mr. Ebel is not independent because he was the Chairman, President and CEO of Spectra Energy until the Merger Transaction and he remained a non-executive employee of Spectra Energy until April 15, 2017. The Board will re-evaluate Mr. Ebel’s independence after the NYSE three-year look-back rule for independence ends on April 15, 2020 and is expected to determine that Mr. Ebel is independent, subject to no new material relationships affecting his independence at that time.

Mr. Tutcher is not independent because he is an employee of Brookfield, whose subsidiary and institutional partners made payments to Enbridge in 2018 for property or services in an amount which exceeds 2% of Brookfield’s consolidated gross revenues. See “Director independence” on page 18 for more information.

The Governance Committee has developed guidelines to ensure each director is aware of the expectations placed on him or her as a director. Key expectations include meeting attendance, financial literacy and ethical conduct.

Separate CEO and Board Chair

Mr. Monaco is the President & CEO of Enbridge. Mr. Ebel is the non-executive Chair of the Board. Mr. Ebel is not independent for the reasons referred to under “Independence” above.

Meetings of non-management directors

Our Governance Guidelines, available on our website (www.enbridge.com), provide that the Board meets regularly in camera without officers of the company present. The non-management directors also hold regularly scheduled meetings without management directors present and may invite management directors and members of the management to attend as they may determine. The Chair of the Board presides over these meetings and provides the President & CEO with a summary of the matters discussed at these meetings, including any issues that the Board expects management to pursue.

To facilitate leadership and open and candid discussion among independent directors, the independent directors are given the opportunity to hold in camera meetings should the need arise. In 2019, the directors met in camera following seven of the Board meetings and after each committee meeting. In the event that the non-management Directors include Directors who are not independent under applicable stock exchange rules, the company should, at least once per year, schedule an executive session including only independent directors. The directors held one such executive session of only the independent directors in 2019. The chair of the Audit, Finance & Risk Committee, or in his absence, the chair of the Governance Committee, presides over such meetings of independent directors.

The Board does not have an independent lead director.

Other directorships

Our directors may serve on the boards and committees of other public entities, as long as their outside positions and common memberships do not affect their ability to exercise independent judgment while serving on our Board. See “Compensation committee interlocks and insider participation” on page 21 for information about two of our directors who serve together on one other board.

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Directors who serve on our Audit, Finance & Risk Committee cannot sit on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit, Finance & Risk Committee.

External consultants and other third parties

To make sure the Board functions independently of management, Board committees have the flexibility to meet with external consultants and Enbridge employees without management whenever they see fit. The Board and Board committees may also hire independent advisors, as needed, at Enbridge’s cost.

Attendance

We expect directors to attend all Board and Board committee meetings of which they are a member as well as the annual meeting of shareholders. The Governance Committee reviews each director’s attendance record every year. If a director has a poor attendance record, the committee chair and Chair of the Board will discuss and recommend how to handle the matter. A director whose attendance record continues to be poor may be asked to leave the Board. Please see information on attendance in the “Director profiles” beginning on page 10 and under “Director attendance in 2019” on page 19.

Financial literacy

The Board defines an individual as financially literate if he or she can read and understand financial statements that are generally comparable to ours in breadth and complexity of issues. The Board has determined that all of the members of the Audit, Finance & Risk Committee are financially literate according to the meaning of NI 52-110 and the rules of the NYSE. It has also determined that Mses. Madden and Williams and Messrs. Coutu and England each qualify as “audit committee financial experts” as defined by the Exchange Act. The Board bases this determination on each director’s education, skills and experience.

Orientation and continuing education

The Board recognizes that proper orientation and continuing education are important for directors to fulfill their duties effectively. It has delegated these responsibilities to the Governance Committee, which has developed a comprehensive program for new directors and for directors who join a committee for the first time.

Orientation

Every new director meets with the Chair of the Board, the President & CEO and executive and senior management to learn about our business and operations and participates in tours of our sites and facilities.

New directors are also provided electronically with the Board manual, which contains:

•	Corporate Governance Principles and Guidelines and the Terms of Reference for the Board and each of its committees, the Chair and the President & CEO;
•	personal information about each of the directors and senior officers;
•	a list of the members of the Board, the members of the Board committees and all meeting dates;
•	organizational charts (corporate and management);
•	our financial risk management policies and treasury authority limitations;
•	information about statutory liabilities;
•	information about the directors’ and officers’ liability programs;
•	our insider trading and reporting guidelines;
•	indemnification agreements;
•	information about our dividend reinvestment and share purchase plan;
•	our Statement on Business Conduct; and
•	public disclosure documents for Enbridge.

Directors are notified whenever there are updates to these documents. The manual and any updates are also made available electronically.

Continuing education

Our continuing education program for directors focuses on providing information relating to our business, industry, competitive environment and key risks and opportunities. We offer education sessions for directors on key topics and encourage them to participate in associations and organizations that can broaden their awareness and knowledge of developments related to our business.

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Directors can also request presentations on a particular topic. Throughout their tenure, directors have discussions with the Chair of the Board, receive quarterly presentations from senior management on strategic issues and participate in tours of our operations. Quarterly briefings include reviews of the competitive environment, our performance relative to our peers and any other developments that could materially affect our business. The table below lists the internal seminars and other presentations we offered in 2019 and director participation.

Date	Topic	Presented/hosted by	Who attended
February 12, 2019	Tidal Energy Marketing Business Review and Tour	Enbridge	All members of the Board, except Dan Tutcher
May 7, 2019	Pipeline Integrity – The Journey to a High Reliability Organization	Enbridge	All members of the Board, except Susan Cunningham and Teresa Madden
June 9, 2019	Global Energy Trends/Transition to Lower Carbon Economy	Dr. Ernest J. Moniz, Former U.S. Secretary of Energy	All members of the Board, except Charlie Fischer
June 10, 2019	The Emerging New Worlds of Petroleum and Natural Gas	Dr. Edward L. Morse, Managing Director Global Head – Commodities Citi Research	All members of the Board, except Charlie Fischer
June 11, 2019	Inside the Minds of Citizens	Nik Nanos, Chief Data Scientist and Founder, Nanos Research Corporation	All members of the Board, except Charlie Fischer and Pamela Carter
July 30, 2019	Mainline Contracting	Enbridge	All members of the Board, except Pam Carter and Marcel Coutu
July 30, 2019	Texas Eastern Rate Case	Enbridge	All members of the Board, except Pam Carter and Marcel Coutu
November 6, 2019	Diversity	Enbridge	All members of the Board

We also pay for continuing education opportunities through third parties and we encourage directors to pursue director education seminars and courses offered externally.

Mr. Coutu, Ms. Kempston Darkes and Ms. Williams are members of the Institute of Corporate Directors (ICD). Ms. Kempston Darkes was recognized by the ICD in 2011 with a Fellowship Award, which the ICD considers to be the highest distinction for directors in Canada. Ms. Carter received a 2018 Sandra Day O’Connor Board Excellence Award honoring her for her demonstrated commitment to board excellence and diversity. Ms. Carter also received an award as one of the top 100 board members from National Association of Corporate Directors (NACD) in 2018.

Board evaluation

The Governance Committee is responsible for assessing the performance of the Board and its Chair, the Board committees and individual directors on an ongoing basis.

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Assessing the Board and Chair of the Board and individual peer reviews

All of the directors complete a confidential questionnaire every year so they can evaluate the effectiveness of the Board and Chair of the Board and suggest ideas for improving performance. The questionnaire is designed to provide constructive input to improve overall Board performance and includes questions on:

•	Board composition;
•	effectiveness of the Board, Board meetings, individual directors and Chair of the Board;
•	duties and responsibilities; and
•	the evaluation process for the CEO and CEO succession planning.

Directors submit their completed questionnaires to the chair of the Governance Committee, who presents the feedback to the Chair of the Board. The Chair of the Board then presents the summary to the Board. The Board discusses the results and develops recommendations during a roundtable discussion held during an in camera session of the Board conducted by the Chair of the Board.

Directors are also asked to complete another confidential questionnaire to evaluate their peers. They are asked to consider criteria such as skills and experience, preparation, communication and interaction with Board members and/or management and overall contribution to the functioning of the Board. The completed questionnaires are submitted to the Chair of the Board who meets individually with each Director to discuss their individual results and development.

Board committee assessments

Each director also completes a confidential questionnaire for each Board committee of which they are a member. The questionnaire is designed to facilitate candid conversation among the members of each Board committee about the Board committee’s overall performance, function, areas of accomplishment and areas for improvement.

This questionnaire helps the Board ensure that each Board committee is functioning effectively and efficiently and fulfilling its duties and responsibilities as described in its terms of reference. It includes questions about:

•	the composition of the Board committee;
•	the effectiveness of the Board committee, Board committee meetings and the committee chair; and
•	the development processes for the Board committee.

Completed questionnaires are submitted to the chair of the Governance Committee, who summarizes them and provides a copy to each Board committee chair and the Chair of the Board. Each committee discusses the results and develops recommendations during an in camera session of the committee.

Directors are encouraged to comment broadly, positively and negatively, on any issue concerning the Board, Board committees and director performance.

From time to time, the Chair of the Board meets informally with each director, to discuss performance of the Board, Board committees and other issues.

Director term limits

Under our Governance Guidelines for the Board, a director will retire at the next annual meeting of shareholders after he or she reaches the age of 73, or after 15 years of service on the Board, whichever comes first. Members of the Board as at January 1, 2011, who reach 15 years of service before age 73, may remain on the Board to age 73. A director may be asked to remain on the Board for an additional two years after age 73 if the Board unanimously approves the extension. If a director receives an extension, he or she is not eligible to serve as Chair of the Board or chair of any of the Board’s five standing Board Committees. In February 2020, the Board unanimously approved the extension of the term limit for Mr. England as a director for an additional two years following the Meeting.

Identifying new candidates

The Governance Committee serves as the Board’s nominating committee and has accountability for the oversight of the Board and committee succession planning process and for making recommendations to the Board for the appointment of new Board and committee members. The Governance Guidelines provide that the Board should possess, as a group, the competencies, skills and characteristics necessary to develop and oversee the implementation of the strategic vision of the company and such other qualities as the Board shall identify from time to time. These characteristics and qualities include knowledge, experience, high ethics and standards, integrity, independent judgment, understanding of the company’s business and willingness to devote adequate time to Board duties. The Board also looks for diversity in a nominee such that the nominee can enhance perspective and experiences through diversity. The Board has adopted a

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Diversity and Inclusion Policy applicable to the Board and senior management of the company. The Diversity and Inclusion Policy sets out key criteria for the composition of the Board, including an objective for each gender to comprise at least one-third of the directors. For further details, see “Diversity and inclusion” below. The Governance Committee also considers all candidates recommended by the company’s shareholders.

The Chair of the Board, the President & CEO and the chair of the Governance Committee, with the support of the Corporate Secretary and external advisors, monitor the composition of the Board and committees on an ongoing basis and make recommendations to the Governance Committee in fulfilment of its mandate.

The Corporate Secretary maintains a Board composition plan which includes information pertaining to the current directors and a live inventory of potential Board candidates. The information pertaining to current directors includes business experience, occupation, residence, gender, age, years on the Board, retirement date, other board commitments, equity ownership, independence and other relevant information, as well as skills matrix for all of the directors’ skills, updated annually or more frequently, as required. The President & CEO and the Corporate Secretary meet regularly to consider and plan for upcoming Director retirements, taking into account relevant factors including directors’ skills, age, tenure and diversity. From time to time, executive search consultants are engaged to undertake external searches for potential director candidates, with the particulars of the executive search consultant’s mandate determined through dialogue between the Chair of the Board, the President & CEO and the chair of the Governance Committee. The Chair of the Board and the President & CEO have primary responsibility for the assessment of Director candidates for recommendation to the Governance Committee and the Board.

Diversity and inclusion

Board diversity

We are committed to increasing the diversity of our Board over time by actively seeking qualified candidates who meet diversity criteria. Enbridge is one of over 40 founding members of the Canadian Board Diversity Council.

In February 2015, the Board formally adopted a written diversity policy to highlight our approach to diversity and the importance we place on differences in skills and experience as well as diversity considerations such as gender, age and ethnicity. The Diversity and Inclusion Policy sets out key criteria for the composition of the Board, including the objective for each gender to comprise at least one-third of the directors. The Governance Committee reviews the Diversity and Inclusion Policy and its targeted objectives annually to assess its effectiveness and reports to the Board and recommends any revisions that may be necessary. In 2019, the Board approved revisions to the Diversity and Inclusion Policy.

Five of Enbridge’s 12 directors, or approximately 42% of the Board are women. Four of the five women directors are standing for re-election at the Meeting.

Senior management diversity

Enbridge’s Diversity and Inclusion Policy also provides for increasing diversity in senior management and includes the objective to have at least one-third of senior management roles at Enbridge occupied by women.

Our “executive officers” as defined in National Instrument 51-102 Continuous Disclosure Obligations consist of our President & CEO, our seven Executive Vice Presidents and one Senior Vice-President as of the date of this Management Information Circular. Of these nine executive officers, two (22%) are women. In 2019, the executive leadership team was expanded to reinforce executive succession and to highlight Enbridge’s approach to developing and progressing internal talent. Of the fifteen members of our executive leadership team, four (27%) are women. Nine of the 33 (27%) officer positions at Enbridge are currently held by women.

In identifying candidates for senior management roles, professional experience, educational background, skills and knowledge, as well as diversity considerations such as gender, age and ethnicity, are taken into account.

Canada Business Corporations Act requirements on diversity

Effective January 1, 2020, the Canada Business Corporations Act (CBCA) was amended to require additional disclosures about diversity. Refer to “Board diversity and tenure” on page 20 and “Diversity and inclusion” above. Although the Governance Committee and the Board have not adopted a target number or percentage objective for each of the “designated groups” (as such term is defined in the CBCA which, in turn, is defined in the Employment Equity Act of Canada), other than with respect to gender, the Board, its relevant committees and senior management actively consider and review whether candidates representing diversity criteria have been considered and/or appointed to senior management positions and to the Board. In addition to the designated groups stipulated by the

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CBCA, we view diversity in the broadest sense and consider the following as examples of additional diversity dimensions that are equally important and necessary across our organization: diversity of thought, perspectives and life experience which can include education, socioeconomic status, language, sexual orientation, values and beliefs, among others. For these reasons and in light of all that is currently considered and actively discussed about diversity, our Diversity and Inclusion Policy was not amended to include targets and objectives for visible minorities, persons with disabilities or aboriginal persons (as such terms are defined in the Employment Equity Act) at this time. However, we do set goals to increase diversity in the workforce and we currently track the diversity representation of our workforce across multiple dimensions of diversity on a company-wide dashboard. See “Promoting diversity, equality and inclusion in our workforce” below.

The below information is provided as of the date of this Management Information Circular.

One (11.1%) of our nine executive officers and 5 of the 33 (15%) officer positions at Enbridge self-identify as a visible minority. One of our 12 (8%) directors self-identifies as a visible minority.

None of our nine executive officers and none of the 33 officer positions at Enbridge self-identify as a person with disabilities. None of our directors self-identify as persons with disabilities.

None of our executive officers or directors self-identify as aboriginal persons.

Promoting diversity, equality and inclusion in our workforce

Enbridge has adopted a Diversity & Inclusion Strategy which outlines three goals, supported by specific actions, over three years:

1.	empower employees to model inclusive behaviors;
2.	build a diverse and inclusive workplace; and
3.	attract and retain diverse talent.

We have also set aspirational targets to increase diversity in the workforce.

Connecting people with the energy they need and want – safely, reliably and sustainably – requires a diverse, engaged and highly skilled team. The approximately 13,600 people Enbridge employs across North America are inspired and dedicated to building strategic, sustainable connections – from the pipelines we build to the communities where we live and work.

We focus on enhancing the capability of our people through activities such as accelerated leadership programs, rigorous succession planning of critical roles, and facilitating career development and mobility throughout the enterprise. We value diversity and embed inclusive practices throughout our programs and approach to people management including compensation and retention programs, variable work schedules and flex-options, parental leave and other like benefits to support our employees and their diverse needs.

Building a unified and engaged culture

The evolving nature of our company and industry brings with it a range of workforce dynamics. The Merger Transaction required a focus on achieving synergies through the integration of systems and organizational structure, as well as alignment of culture and ways of working across a new organization. In 2019, we introduced What We Stand For to help employees know and consistently rally around the enduring elements that define and guide Enbridge. Developed with input from employees, senior leaders and management, What We Stand For assembles in one place – as a quick reference – our purpose, vision, values, strategic intents, and a new element: Ways of Working. Our Ways of Working express who we are and how we do business. This initiative complements our strategic priorities outlined in our strategic plan, and together, they help us to focus our energy on what needs to be achieved and how our diverse team will work together to deliver results.

Diversity, equality and inclusion

We have strong executive oversight and sponsorship of our Diversity & Inclusion Strategy, via a representative senior leadership Steering Committee that helps steward actions identified to foster an inclusive workplace. These actions include a focus on building awareness, delivery of learning programs, developing and supporting employee resource groups, engaging the workforce through local and regional initiatives, and implementing plans to close representation gaps.

We proactively support leaders and coach them to review talent decisions with a diversity lens in order to mitigate the risk of unconscious bias. For example, we leverage opportunities to coach our leaders and employees at critical decision points that impact an employee’s career, such as performance review and succession planning. In addition, a thorough analysis is conducted throughout these activities to ensure equitable representation of different demographic groups.

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Enbridge’s CEO is a member of the 30% Club, an international campaign focused on improving representation of women on boards and in senior management. We have achieved our female representation goal on our Board of Directors and are now targeting all leadership levels. In 2019, we signed on to Equal by 30, an international commitment by both public- and private-sector organizations to work toward equal pay, equal leadership and equal opportunities for women in the energy sector by 2030.

Tracking and monitoring our progress is important as we progress on our Diversity & Inclusion goals. Since 2017, Enbridge has published a quarterly Gender Dashboard to provide a visual snapshot of diversity representation across our workforce and we have seen positive shifts in our gender balance. To continue this momentum, additional dimensions of diversity of ethnicity, disability, and veteran status were added in 2019. We consulted employees who represent these groups, in partnership with our employee resource groups, and included the insights we gained into developing the dashboard. Our goal is to advance our level of transparency and continue reinforcing actions that ensure Enbridge is a diverse and inclusive workplace.

Environmental, social and governance matters

As an energy delivery company, we know public expectations of us are high: to operate safely and reliably, to meaningfully engage with communities and Indigenous groups, and to protect the environment. Our performance in these areas is essential to differentiating our company, and to building and maintaining public trust in what we do.

We look at our business through the lens of all our stakeholders and consider the environmental and social factors relevant to our corporate strategy, business decisions and capital allocation, to ensure long term success. Sustainability has been a long part of Enbridge’s DNA and we strive to be responsive to our stakeholders’ information needs and to hold ourselves accountable for our performance. Our annual sustainability report, available on our website, includes comprehensive information on social and environmental performance, policies and programs of significance to our business and stakeholders.

Our Board and Board committees have oversight of our ESG policies and performance. Our governance framework ensures accountability for and management of sustainability risks and opportunities facing our company.

Safety and asset integrity

Safety is our highest priority. Our strong safety culture is founded on our values and underpins our unwavering commitment to safety of our workforce and protection of our assets. We work together to create a vigilant and resilient safety culture and strive for zero incidents and accidents. We continue to invest heavily in the safety and operational integrity of our systems.

Stakeholder and Indigenous engagement

We understand sustainability includes creating lasting value for the communities in which we operate. For our operations at major projects in our liquids and natural gas businesses, we place a high priority on early engagement of key stakeholders, communities and Indigenous groups. Our community engagement teams strive to understand the unique and evolving expectations of people living near our operations. We are deeply committed to inclusion and economic participation with Indigenous communities through our projects and operations. In 2019, we engaged Indigenous communities in developing a lifecycle approach to Indigenous engagement. We also worked with Indigenous nations and groups to develop joint initiatives on pipeline safety and environmental and cultural protection.

Climate and energy transition

In 2019 we published Resilient Energy Infrastructure, a report outlining how Enbridge sees the transition to a lower-emission economy and the role for our company within the transition. The report is aligned to the recommendations of the Task Force on Climate-Related Financial Disclosures including analysis of the resilience of the company’s businesses in a 2-degree scenario. This analysis has been, and will continue to be highly valuable to us, and is incorporated into our strategic planning process. Enbridge has previously set and met enterprise-wide and business unit specific GHG emissions reduction targets. We are currently in the process of developing next generation targets for reducing the greenhouse gas emissions intensity of our operations.

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Shareholder engagement

We believe active engagement with our shareholders and other stakeholders on an ongoing basis through a variety of avenues is key to transparency, facilitating open and informed dialogue and sharing our story. The chart below represents some of our engagement activities in 2019.

**	Webcast so that they are accessible to a broad audience of investors and are available on our website for a period of 12 months.

Our main shareholder event is our annual Investment Community Conference, which provides an opportunity for shareholders to obtain an update on the company and ask questions of our executive team outside of our quarterly presentations. This event, along with our annual meeting of shareholders and quarterly presentations, is webcast and accessible to a broad audience of investors. Presentations, audio recordings and transcripts are available on our website for a period of at least 12 months following events.

Members of our executive team, including our CEO and CFO, presidents of our business units, as well as representatives from investor relations and corporate social responsibility departments also meet with shareholders throughout the year directly, and by way of investor roadshows in a variety of cities. To further our investor outreach, we also participate in several third party hosted investor conferences.

In addition to discussions of business results and initiatives, strategy and capital structure, topics discussed over the past year included environmental, social and governance policies and performance.

A list of upcoming and past events and presentations, as well as investor documents and filings, can be found on our website (www.enbridge.com). Enbridge is committed to communicating with shareholders through our website, where current and potential investors are invited to contact the Investor Relations team online, by letter, phone (1-800-481-2804) or email (investor.relations@enbridge.com).

The Board also understands the importance of constructive communication and engagement with shareholders as part of its oversight of the company. Shareholders may write to our Board, the Chair of the Board or individual directors at the following address or by email to CorporateSecretary@enbridge.com:

c/o Corporate Secretary

Enbridge Inc.

200, 425 – 1st Street SW

Calgary, AB, Canada T2P 3L8

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Board committees

Our Board has five standing Board committees to help it carry out its duties and responsibilities:

•	Audit, Finance & Risk
•	Corporate Social Responsibility
•	Governance
•	Safety & Reliability
•	Human Resources & Compensation

The Board has delegated certain responsibilities to each Board committee, including overseeing risk management systems that are within the scope of the responsibilities of each Board committee. The Audit, Finance & Risk Committee, Governance Committee and Human Resources & Compensation Committee are each composed entirely of independent directors.

Mr. Monaco, our President & CEO, is not a member of any Board committee, nor is the Chair of the Board; however, both attend all committee meetings as observers.

The Governance Committee annually reviews Board Committee memberships and recommends Committee membership changes and assignments to the Board.

Board committee meetings generally take place before each regularly scheduled Board meeting. Each Board committee also meets in camera, independent of management, following the regular Board committee meeting. They also meet with external consultants and/or Enbridge staff, without management present, whenever they see fit.

Each Board committee reports regularly to the Board and makes recommendations on certain matters as appropriate. The Governance Committee is responsible for recommending the role of each Board committee to the Board.

Report of the Audit, Finance & Risk Committee

The Audit, Finance & Risk Committee fulfills public company audit committee obligations and assists the Board with oversight of: the integrity of the company’s financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the company’s internal audit function and external auditors. The committee also assists the Board with the company’s risk identification, assessment and management program.

Responsibilities

The Audit, Finance & Risk Committee assists the Board in overseeing:

•	the integrity of our financial statements and financial reporting process;
•	the integrity of our management information systems, disclosure controls, financial controls and internal audit function;
•	our external auditors and ensuring they maintain their independence; and
•	our compliance with financial and accounting regulatory requirements and our risk management program.

The Audit, Finance & Risk Committee is responsible for ensuring the committee, our external auditors, our internal auditors and management of Enbridge maintain open communications.

The Audit, Finance & Risk Committee is responsible for:

Financial reporting

•	reviewing our annual financial statements and notes and MD&A and recommending them to the Board for approval;
•	reviewing and approving (or recommending to the Board for approval) our interim financial statements and MD&A;
•	reviewing earnings releases and recommending them to the Board for approval;
•	discussing with management and the external auditors any significant issues regarding our financial statements, accounting policies and internal controls;
•	reviewing any litigation, claim or contingency that could have a material effect on the financial position of the company and, if applicable, the disclosure in the financial statements;
•

reviewing the post-audit or management letter containing the recommendations of the external auditors and management’s response, including an evaluation of the adequacy and effectiveness of the internal financial controls;

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•	reviewing with management any anticipated changes in reporting standards and accounting policies;
•	reviewing annually the approach taken by management in the preparation of earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies; and
•	reviewing and monitoring the financial positions of and funding exposure under the company’s pension plans.

Internal controls and internal audit

•	overseeing management’s system of disclosure controls and procedures;
•	overseeing the internal controls over financial reporting;
•	reviewing with management the company’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems;
•	overseeing the internal audit function;
•	adopting and reviewing annually the internal audit charter;
•	reviewing the reports of the internal auditor; and
•	reviewing the appointment of the Chief Audit Executive.

The internal auditors report directly to the Audit, Finance & Risk Committee. They meet regularly with the committee, in camera, without any members of management present. The chair of the committee also meets with the internal auditors from time to time, to discuss significant issues.

External auditors

•	reviewing the qualifications, performance and independence of our external auditors and recommending their appointment to the Board;
•	reviewing all audit and non-audit services to be provided by the external auditors, including proposed fees, and pre-approving them, consistent with our policy; and
•	setting the compensation of the external auditors, reviewing their performance, overseeing their activities and retaining them in their role as external auditors.

The external auditors report directly to the Audit, Finance & Risk Committee. They meet regularly with the committee, in camera, without any members of management present. The chair of the committee also meets with the external auditors from time to time, to discuss significant issues.

Finance

•	reviewing the issuance of securities by Enbridge and authorizing or recommending such matters to the Board for approval;
•	overseeing the filing of prospectuses or related documents with securities regulatory authorities; and
•	reviewing changes to credit facilities and inter-company financing transactions and recommending them to the Board for approval where applicable.

Risk management

•	overseeing the annual review of Enbridge’s principal risks, including financial risks, as they pertain to the committee’s mandate;
•	reviewing risks in conjunction with internal and external auditors;
•	monitoring our risk management programs and policies as they pertain to the committee’s mandate; and
•	reviewing our annual report on insurance coverages.

Together with the Board, the committee also reviews with senior management, internal counsel and others as necessary:

•	our method of reviewing risk and our strategies and practices related to assessing, managing, preventing and mitigating risk; and
•	loss prevention policies and risk management programs.

2019 highlights

Following are highlights of the activities of the Audit, Finance & Risk Committee in 2019:

Audits and financial reporting

•	reviewed annual MD&A and financial statements and notes and recommended them to the Board for approval;
•	reviewed and approved the interim MD&A and financial statements;
•

reviewed public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases and the annual report, and recommended them to the Board for approval for public release;

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•	received an annual pension report;
•	reviewed reports on the Company’s tax position; and
•	the chair of the Audit, Finance & Risk Committee reviewed and approved the prior year’s expenses of the President & Chief Executive Officer.

Internal controls

•	reviewed the status of Enbridge’s project to renew its accounting systems;
•	reviewed the quarterly internal controls compliance reports;
•	reviewed the internal audit role and audit plan and received quarterly internal audit reports;
•	reviewed and reapproved the internal audit charter; and
•	reviewed the appointment of a new Chief Audit Executive

Compliance

•	received quarterly updates on the ethics and conduct hotline activity from the Chief Compliance Officer.

External auditors

•	reviewed the qualifications and independence of PwC;
•	recommended appointment of PwC by shareholders and reviewed and approved the 2019 engagement letter (including the terms of engagement and proposed fees);
•	pre-approved all non-audit services to be provided by PwC that are allowed under the committee’s policy and approved an updated independent auditor services pre-approval policy;
•	reviewed the performance of PwC; and
•	reviewed PwC’s report on compliance with Sarbanes-Oxley.

Finance

•	reviewed quarterly treasury management reports;
•	reviewed unbudgeted capital commitments under Management’s authority and recommended spending authorities be refreshed to the Board for approval; and
•

reviewed financing plans including additional financing transactions not originally included in the 2019 annual financing plan, credit facilities and inter-company financing transactions, and recommended them to the Board for approval.

Risk management

•	reviewed the quarterly financial risk management reports;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	approved credit exceptions under the risk policy; and
•	reviewed the annual report on insurance coverages and insurance renewal strategy.

Governance

The Audit, Finance & Risk Committee met four times in 2019 and reviewed its performance in 2019. The committee reviewed the qualifications of its members, and recommended to the Board members who it believes can be properly considered audit committee financial experts. It held in camera meetings without management present at each of its regularly scheduled meetings with the Chief Audit Executive of Internal Audit and the Chief Compliance Officer as well as with the external auditors. It also held an in camera meeting with the Chief Financial Officer and then it met on its own in camera. Before each meeting, the chair of the committee met with the Chief Financial Officer to discuss the agenda items for the meeting and any significant issues. The chair also met with the senior partner of the external auditors assigned to Enbridge’s audit before each meeting. In November, 2019, the committee reviewed its terms of reference and approved minor amendments.

The Audit, Finance & Risk Committee has:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019 with the company’s management and the external auditor, PwC;
•	discussed with PwC the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards governing communications with audit committees; and
•

been provided by PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the Audit, Finance & Risk Committee concerning independence, and discussed with PwC that firm’s independence.

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Based on the review and discussions referenced above, the Audit, Finance & Risk Committee recommended to the Board that the financial statements for the fiscal year ended December 31, 2019 be included in the company’s 2019 Annual Report on Form 10-K, for filing with the SEC.

Committee composition as at March 2, 2020:

Chair:	J. Herb England
Members:	Marcel R. Coutu, Charles W. Fischer and Teresa S. Madden

Report of the Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of, and carries out the responsibilities delegated by the Board related to, corporate social responsibility (“CSR”) and sustainability matters.

Responsibilities

The Corporate Social Responsibility Committee is responsible for assessing, and providing oversight of, our policies, strategies and performance related to CSR and sustainability. The Corporate Social Responsibility Committee also reviews our public reporting in this area.

Matters within the committee’s mandate include:

•	social, political and environmental trends, risks and opportunities that could affect the company’s business strategy and performance;
•	actions the company can take to be, and be known as, a responsible and good corporate citizen in the communities in which it operates, while furthering its long-term business objectives; and
•

communication, engagement and relationship-building with communities, stakeholders, decision makers and Indigenous Peoples critical to the company’s ability to build and sustain public trust and confidence.

The Corporate Social Responsibility Committee is also responsible for reviewing and recommending to the Board policies and priorities to guide Enbridge’s performance on:

•	stakeholder engagement;
•	Indigenous rights and relationships;
•	climate and energy;
•	community investment;
•	community and landowner awareness on pipeline safety;
•	political contributions;
•	government relations;
•	public policy; and
•	internal and external communications.

The Corporate Social Responsibility Committee assesses the company’s progress on integrating social and environmental considerations into our business decision-making and may, depending on the nature of the matter, consider results from reviews on issues that fall within its mandate. The committee provides oversight on performance measures and outcomes on key social and environmental issues, as well as our methods of communicating on CSR related matters and policies. It receives regular reports from management on how the company is complying with relevant public and corporate requirements. It monitors developments on issues that are material to Enbridge’s credibility and reputation and provides oversight on how well we are responding to new environmental, social and governance (ESG) risks and opportunities.

2019 highlights

Following are highlights of the activities of the Corporate Social Responsibility Committee in 2019:

Oversight of CSR-related policies, practices, risks and opportunities

•	Provided oversight on the implementation of policies, procedures and practices on CSR and related issues including:
•	updates to the Company’s climate policy;
•	development of a lifecycle Indigenous engagement framework;
•	implementation of annual regional community engagement and investment plans;
•	execution of public awareness programs; and
•	ongoing engagement with governments.
•	Received updates on key social, political and environmental issues, impacts, risks and trends of consequence to our businesses;

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•

Monitored developments related to climate change and how we are responding to new regulatory and market dynamics on climate and energy issues, including the implications of new provincial, state and federal policies in the U.S. and Canada on greenhouse gas emissions reduction;

•	Monitored emerging developments relating to potential changes to federal regulatory frameworks for impact assessment and permitting in both Canada and the U.S.
•	Reviewed management strategies and systems for performance, accountability and risk management on Indigenous issues and climate-related issues;
•	Received management’s reports on regulatory issues and compliance as well as government relations activities;
•	Received management’s reports on stakeholder engagement on ESG matters; and
•	Discussed and approved the corporate risk assessment report as it pertains to the committee’s mandate.

Review of our engagements with Indigenous peoples, stakeholders, governments and regulators

•	Assessed results from management’s consultation and engagement with Indigenous groups on specific projects and operations;
•

Received updates on additional steps being taken by management to develop and implement a lifecycle approach to Indigenous engagement; respond to Indigenous concerns and enter into agreements and/or collaborations that provide Indigenous communities with enhanced opportunities for economic participation in our projects and operations and the development of joint initiatives on pipeline safety and environmental and cultural protection;

•

Received updates on the company’s engagement with key stakeholders impacted by company projects and operations through open houses, meetings, community investments, public awareness programs and social media and digital communications;

•	Received updates from management on initiatives to foster and grow community support for, and confidence in, our operations through community investment, communications and outreach; and
•

Reviewed and discussed actions being taken by management to ensure that corporate and regulatory requirements for engagement with local communities and Indigenous peoples are met across all projects and operations.

Monitoring and reporting CSR performance

•

Received and reviewed the company’s first climate report, Resilient Energy Infrastructure which is aligned to the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD) and addresses the company’s climate strategy in the energy transition; and

•	Received management’s strategies on ESG-related matters and reporting on enterprise-wide performance on key ESG topics in our 2018 Sustainability Report.

Awards and recognition

The Corporate Social Responsibility Committee supports our continuing involvement in social, environmental and governance initiatives that have resulted in Enbridge receiving significant positive external recognition in recent years, including the following recognition in 2019:

•	2019 Best 50 Corporate Citizens in Canada;
•	Thomson Reuters iX Global Diversity and Inclusion Index;
•	Bloomberg Gender Equity Index (January 2019 & January 2020);
•	2020 Best Places to Work for LGBTQ Equality;
•	2020 Canada’s Top 100 Employers;
•	2020 Top Employers for Canadians Over 40;
•	Globe and Mail Corporate Governance Rankings; and
•	Chartered Professional Accountants of Canada Silver Award for Excellence in Corporate Reporting.

Governance

The Corporate Social Responsibility Committee met four times in 2019 and reviewed its performance in 2019. The committee held in camera meetings without management present at the end of each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In November 2019, the Corporate Social Responsibility Committee reviewed its terms of reference.

Committee composition as at March 2, 2020:

Chair:	V. Maureen Kempston Darkes
Members:	Pamela L. Carter, Charles W. Fischer and Dan C. Tutcher

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Report of the Governance Committee

The Governance Committee fulfills public company nominating/corporate governance committee obligations and carries out the responsibilities delegated by the Board related to the company’s director nominations process, director compensation and developing and maintaining the company’s corporate governance policies.

Responsibilities

The Governance Committee focuses on ensuring we have a comprehensive system of stewardship and accountability for directors, management and employees that is in the best interests of Enbridge.

The Governance Committee is responsible for developing our approach to governance, including the division of duties between the Chair of the Board, directors, the President & CEO and management.

It is responsible for:

•	recommending matters about overall governance to the Board;
•	reviewing the terms of reference for the Board and the Board Committees;
•	setting corporate governance guidelines for the Board; and
•	reviewing management’s compliance reports on corporate governance policies, including the Statement on Business Conduct.

The Governance Committee works closely with the Corporate Secretary and other members of management to keep abreast of governance trends and implement board governance best practices.

Board composition, education and evaluation

The Governance Committee is responsible for:

•	developing a Board composition plan and recommending the nomination of directors to the Board and Board Committees;
•	establishing formal orientation and education programs for directors;
•	reviewing and reporting to the Board on risk management matters relating to corporate liability protection programs for directors and officers;
•	assessing the performance of the Board, Board Committees, the Chair of the Board and individual directors;
•	monitoring the quality of the relationship among Board members and Board Committees and with management and recommending any changes; and
•	ensuring the Board functions independently of management.

One of the Governance Committee’s objectives is to nominate a balanced mix of members to the Board who have the necessary experience and expertise to make a meaningful contribution in carrying out duties on behalf of the Board. It sets guidelines for recruiting new talent with criteria for relevant expertise, senior management experience or other qualifications. See “Identifying new candidates” on page 36 and “Diversity and inclusion” on page 37 for more information.

The Governance Committee manages the annual performance review of the Board. See Board evaluation beginning on page 35 for more information.

Compensation

The Governance Committee is responsible for reviewing and setting director compensation. See “Director compensation” on page 50 for more information.

2019 highlights

Following are highlights of the activities of the Governance Committee in 2019:

•	on-boarded two new directors: Teresa S. Madden, effective February 12, 2019, and Susan M. Cunningham, effective February 13, 2019;
•	reviewed proxy voting recommendations and annual meeting voting results for the 2019 annual meeting;
•	approved revised Insider Trading & Reporting Guidelines and Disclosure Guidelines;
•	approved our statement on corporate governance practices for this Management Information Circular;
•	received reports on employee and director compliance with the Statement on Business Conduct;
•	provided oversight over Board governance and Board committee composition;
•	received management’s reports on developments in corporate governance and disclosure;
•	reviewed and updated the Diversity & Inclusion Policy;
•	received updates from management on enhanced diversity disclosures required due to recent amendments to the Canada Business Corporations Act;

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•	reviewed the Board composition plan and skills matrix and analyzed the implications our strategic plan has on Board composition;
•	reviewed the qualifications and independence of all members of the Board;
•	reviewed the composition of the Board committees;
•	reviewed Board succession planning;
•	reviewed management’s reports on our director and officer liability protection program and management information systems; and
•	conducted the Board evaluation process for 2019 and reviewed and reported to the Board on the results of the various assessments.

Governance

The Governance Committee met four times in 2019 and reviewed its performance in 2019. The committee held in camera meetings without management present at each meeting. Before each meeting, the chair of the committee reviews agenda items for the meeting and discusses any significant issues with management. In November, 2019, the Governance Committee reviewed its terms of reference.

Committee composition as at March 2, 2020:

Chair:	Pamela L. Carter
Members:	J. Herb England, Teresa S. Madden and Catherine L. Williams

Report of the Safety & Reliability Committee

The Safety & Reliability Committee provides oversight of operational matters and carries out the responsibilities delegated by the Board related to safety and reliability.

Responsibilities

The Safety & Reliability Committee is responsible for the oversight of operational matters and reviews and makes recommendations to the Board regarding safety and reliability matters, including:

•	environment;
•	health & safety;
•	pipeline and facility integrity management;
•	security (physical, data and cyber);
•	emergency response preparedness; and
•	other operational risks.

The committee is responsible for the oversight of operational matters to ensure that the company meets the safety and reliability objectives established by the Board. The committee’s responsibilities include:

•	overseeing the enterprise-wide safety culture and receiving reports from management and third parties regarding safety culture development;
•	overseeing the annual review of Enbridge’s principal risks as they pertain to the committee’s mandate;
•	receiving reports on the risk management guidelines applicable to safety and reliability matters and other operational risks;
•	reviewing the policies followed by management in the conduct of operations directed at preventing injury and adverse environment, health or safety impacts;
•	reviewing the policies followed by management relating to the documentation and reporting of safety and reliability approvals, compliance and incidents;
•	receiving status and assessment reports from management regarding compliance with safety and reliability matters, including corporate risk assessments, and providing recommendations;
•	reviewing and providing oversight of management’s response to significant safety incidents;
•	reviewing and making recommendations regarding management’s methods of communicating policies relating to safety and reliability;
•	considering the results of operational compliance audits including safety and reliability assurance verifications;
•	considering potential impacts of proposed legislation and other emerging issues relating to safety and reliability;
•	at least annually, receiving from management a report on the insurable risks related to the areas within its mandate; and
•	determining, if necessary, further directors’ and officers’ duties and responsibilities relating to safety and reliability.

In addition, the committee may retain independent advisors, request other reports, meet with management or employees and furnish recommendations to the Board.

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2019 highlights

The Safety & Reliability Committee carried out the following activities during 2019:

•	received quarterly reports on the company’s enterprise safety and operational reliability performance;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	received management’s report on top operational risks;
•

provided oversight of, and received updates on, the enterprise safety and reliability verification and assurance program and the monitoring and reporting of safety and operational reliability performance;

•	received quarterly operational risk reports and annual safety & environment reports from the Liquids Pipelines, Gas Transmission & Midstream and Utilities & Power Operations business units;
•

received reports and updates from management regarding incidents that occurred in 2019 during the committee’s quarterly meetings along with progress reports on related action plans and corrective action measures undertaken;

•	received quarterly reports on enterprise security as well as regulatory and compliance matters;
•	received quarterly reports on information technology and cyber security matters;
•	received quarterly reports from the Chief Compliance Officer about all significant complaints received on matters within the committee’s mandate; and
•	received quarterly updates on the enterprise initiatives and management system improvements focused on improvement in the areas of safety and reliability, following gas pipelines incidents in 2019.

Governance

The Safety & Reliability Committee met four times in 2019 and reviewed its performance in 2019. The committee held an in camera meeting without any members of management present, at each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In November 2019, the Safety & Reliability Committee reviewed its terms of reference.

Committee composition as at March 2, 2020:

Chair:	Charles W. Fischer
Members:	Susan M. Cunningham, V. Maureen Kempston Darkes and Dan C. Tutcher

Report of the Human Resources & Compensation Committee

The Human Resources & Compensation Committee assists the Board by providing oversight and direction on human resources strategy, policies and programs for the named executives, senior management and our broader employee base. This includes compensation, pension and benefits as well as talent management, succession planning, and workforce retention.

Responsibilities

The Human Resources & Compensation Committee is responsible for:

•	reviewing, approving, amending, or when appropriate, making recommendations to the Board regarding the following:
•	human resources policies, practices and structures;
•

compensation programs, annual salary budgets, employee benefit plans, cash-based and equity-based incentive compensation plans, other management incentive and perquisite plans, and any other non-standard remuneration plans;

•	the comparator group of companies to be used for executive compensation purposes;
•	senior management, executive and officer appointments and their compensation including special pension arrangements;
•	management succession plans, management development plans, and termination policies/arrangements;
•	the Committee’s report and the Statement of Executive Compensation, including the Compensation Discussion and Analysis; and
•	the evaluation of human resources risk as part of the corporate risk assessment process;
•

oversee the company’s compensation programs from a risk perspective to ensure they do not encourage individuals to take inappropriate or excessive risks that are reasonably likely to have a materially adverse impact on the company;

•	oversee regulatory compliance with respect to compensation matters;
•	review and administer incentive compensation plans;
•	in conjunction with the Chair of the Board, lead the annual Chief Executive Officer performance review process;

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•	in conjunction with the Chair of the Board, identify a Chief Executive Officer succession plan to be recommended to the Board for their approval; and
•	review, approve or make recommendations to the Board in respect of pension, retirement and savings plan matters, including:
•	the design, benefit provisions, investment options and text of applicable plans;
•	policies and guidelines with respect to the funding of the liabilities and the investment assets of each plan;
•	the financial risk aspects of policies and investment portfolios for the plans; and
•	the terms of reference of the management pension committee and appointment of its members.

In addition, the committee may retain independent advisors, request other reports, meet with management or employees and furnish recommendations to the Board.

2019 highlights

The Human Resources & Compensation Committee carried out the following activities during 2019:

•

reviewed the company’s succession planning strategy and received regular updates on progress to ensure robust development of candidate pools at various levels in the organization for leadership capability and continuity;

•

reviewed both company and business unit performance, based on the approved short-term incentive performance metrics and corporate financial performance compared to our peers, and used these assessments to determine 2019 short-term, medium-term and long-term incentive awards for our executives and employees;

•

evaluated the President & Chief Executive Officer’s performance and recommended all aspects of his compensation for 2019 to the Board, including his base salary and short-term, medium-term and long-term incentive awards;

•	reviewed and recommended approval to the Board of the overall number of incentive stock options to be granted;
•

reviewed Mr. Monaco’s performance assessments and compensation recommendations for the other executive officers, including recommendations for their base salaries and short-term, medium-term and long-term incentive awards for 2019;

•	reviewed competitive market analysis data provided by independent compensation advisors to inform both the President & Chief Executive Officer and other executive officer compensation recommendations;
•	reviewed 2018 Annual pension report;
•	reviewed and approved the annual benefit and regulatory compliance report as part of the pension governance process, including the funding status;
•	reviewed and approved the corporate risk assessment report as it pertains to the committee’s mandate;
•	reviewed workforce reports and the strategies and programs designed to attract, develop and retain employees and advance diversity and inclusion;
•	approved the long-term incentive omnibus plan;
•	approved changes to the long-term incentive pay mix for 2020;
•	recommended officer appointments to the Board for ratification; and
•

considered compensation risk in the approval of all compensation programs, measures and targets and reviewed and approved the results of the annual compensation risk assessment, designed to support compensation risk oversight.

Governance

The Human Resources & Compensation Committee met five times in 2019 and reviewed its performance in 2019. The committee held an in camera meeting without any members of management present, at each meeting. Before each meeting, the chair of the committee met with executive management to discuss the agenda items for the meeting and any significant issues. In November 2019, the Human Resources & Compensation Committee reviewed its terms of reference, and no changes were adopted.

Committee composition as at March 2, 2020:

Chair:	Catherine L. Williams
Members:	Marcel R. Coutu, V. Maureen Kempston Darkes and Susan M. Cunningham

Please see page 97 for the Report of the Human Resources & Compensation Committee as related to its review of and recommendations regarding the Compensation Discussion and Analysis included in this Management Information Circular.

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Director compensation

Philosophy and approach

The Board is responsible for developing and implementing the Directors’ Compensation Plan and has delegated the day-to-day responsibility for director compensation to the Governance Committee.

Our Directors’ Compensation Plan is designed with four key objectives in mind:

•	to attract and retain the most qualified individuals to serve as directors;
•	to compensate our directors to reflect the risks, responsibilities and time commitment they assume when serving on our Board and Board committees;
•	to offer directors compensation that is competitive with other public companies that are comparable to Enbridge and to deliver such compensation in a tax effective manner; and
•	to align the interests of directors with those of our shareholders.

While our executive compensation program is designed around pay for performance, director compensation is based on annual retainers. This is to meet the compensation objectives and to help ensure our directors are unbiased when making decisions and carrying out their duties while serving on our Board.

The Governance Committee uses a peer group of companies to set the annual retainers for our Board and targets director compensation at or about the 50th percentile. See “Benchmarking to peers” beginning on page 82 for more information about our peer group and how we benchmark executive compensation.

The Governance Committee reviews the Directors’ Compensation Plan every year, with assistance from management. Every second year a formal review by an external consultant is undertaken. In 2020, the Governance Committee engaged Mercer (Canada) Limited for a formal review of directors’ compensation, including peer analysis and benchmarking to the peer group. Following this review, effective January 1, 2020, the Directors’ Compensation Plan was amended to increase: the Board retainer from US$260,000 to US$285,000, the Chair of the Board retainer (including the Board annual retainer) from US$520,000 to US$550,000, the Governance Committee chair retainer from US$10,000 to US$15,000 and the Corporate Social Responsibility Committee chair retainer from US$10,000 to US$15,000. All retainers are payable in U.S. dollars regardless of director residency.

Each year, as part of this review, the Governance Committee considers the time commitment and experience required of members of our Board and the director compensation paid by a group of comparable public companies when it sets the compensation. The Governance Committee also reviews the directors’ compensation plan to make sure the overall program is still appropriate and reports its findings to the Board.

All non-employee director compensation in 2019 was paid under the Directors’ Compensation Plan. We do not compensate non-employee directors under our 2019 Long Term Incentive Plan.

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2019 director share ownership requirements

We expect directors to own Enbridge shares so they have an ongoing stake in the company and are aligned with the interests of shareholders. Directors must, within five years of becoming a director, hold at least three times their annual Board retainer in DSUs or Enbridge shares. The annual Board retainer for 2019 was US$260,000 and the director share ownership requirement in 2019 was increased to US$780,000. Effective January 1, 2020, the annual Board retainer is US$285,000 and the director shareholder ownership requirement in 2020 is increased to US$855,000.

If a decrease in the market value of Enbridge shares results in a director no longer meeting the share ownership requirements, we expect him or her to buy additional Enbridge shares in order to satisfy the minimum threshold.

DSUs are paid out when a director retires from the Board. They are settled in cash, based on the weighted average of the trading price of common shares on the TSX for the last five trading days before the date that is three trading days before the payment date, multiplied by the number of DSUs the director holds. Directors may not engage in equity monetization transactions or hedges involving securities of Enbridge (see “Anti-hedging policy” on page 81).

About DSUs

A deferred share unit (“DSU”) is a notional share that has the same value as one Enbridge common share. Its value fluctuates with variations in the market price of Enbridge shares.

DSUs do not have voting rights but they accrue dividends as additional DSUs, at the same rate as dividends paid on our common shares.

2019 compensation components

Our Directors’ Compensation Plan has four components:

•	an annual retainer;
•	an annual retainer if he or she serves as the Chair of the Board or chair of a Board committee;
•	a travel fee for attending Board and Board committee meetings; and
•	reimbursement for reasonable travel and other out-of-pocket expenses relating to his or her duties as a director.

We do not have meeting attendance fees.

Our Directors’ Compensation Plan has been in effect since 2004 and was revised in 2010, 2013, 2015, 2016, 2018, 2019 and 2020. The table below shows the fee schedule for directors in 2019. Directors are paid quarterly. Mr. Monaco does not receive any director compensation because he is our President & Chief Executive Officer and is compensated in that role.

We have not granted stock options to directors since 2002. Mr. Ebel held certain Spectra Energy equity awards at the closing of the Merger Transaction that were generally treated in the same manner as those held by other employees of Spectra Energy.

Directors who also serve as a director or trustee of one of our subsidiaries or affiliates may also receive an annual retainer and meeting and travel fees for attending those meetings.

Directors can receive their retainer in a combination of cash, Enbridge shares and DSUs, but they must receive a minimum amount in DSUs, described under “Director compensation – Philosophy and approach”. Travel fees are always paid in cash.

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2019 directors' compensation plan retainers Annual amount (USD$)CashEnbridge sharesDSUsCashEnbridge sharesDSUsCompensation component before minimum share ownership after minimum share ownershipBoard retainer 260,0001 Additional retainersChair of the Board retainer 260,000Board committee chair retainer Up to 50% Up to 50% 50% to 100% Up to 65% Up to 65%35% to 100%Audit, Finance & Risk 25,000Human Resources & Compensation 20,000Safety & Reliability 15,000Corporate Social Responsibility 10,000Governance 10,000Travel fee (per meeting) 1,500 100% - - 100% - -

1.

The Board retainer during 2019 was US$260,000. Effective January 1, 2020, Board retainer increased to US$285,000, the Chair of the Board retainer (excluding Board retainer) was increased to US$265,000, the Governance Committee chair retainer was increased to US$15,000 and the Corporate Social Responsibility Committee chair retainer was increased US$15,000.

For purposes of the explanation that follows in this paragraph, all reference to “retainer” shall include the “Board retainer” and “additional retainers” described in the table above. Before a director reaches the minimum share ownership level, at least one half of their retainer will be paid in the form of DSUs, with the balance paid in cash, Enbridge shares or DSUs, according to a percentage mix they choose. Once a director reaches the minimum share ownership level, they can choose to receive between 35% and their entire retainer in DSUs, with the balance in cash, Enbridge shares or a combination of both, according to a percentage mix they choose. Directors are allocated the DSUs and Enbridge shares based on the weighted average of the trading price of the Enbridge shares on the TSX for the five trading days immediately preceding the date that is two weeks prior to the date of payment.

Directors who do not make a timely election as to the form in which they wish to receive their retainer will receive the applicable minimum amount in DSUs (in 2019, 35% if they have met the share ownership requirement and 50% if they have not) and the balance in cash.

The table below shows the compensation components in which each director’s annual retainer for the year ended December 31, 2019 was delivered.

Director	Cash (%)	Enbridge shares (%)	DSUs (%)
Pamela L. Carter	65	–	35
Marcel R. Coutu	–	–	100
Susan M. Cunningham	35	15	50
Gregory L. Ebel	50	–	50
J. Herb England	–	65	35
Charles W. Fischer	50	–	50
V. Maureen Kempston Darkes	–	–	100
Teresa Madden	50	–	50
Al Monaco[1]	–	–	–
Dan C. Tutcher	–	–	100
Catherine L. Williams	25	40	35
Former Directors
Clarence P. Cazalot, Jr.[2]	50	–	50
Michael E. Phelps[3]	65	–	35

1.	Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & Chief Executive Officer.
2.	Mr. Cazalot retired from the Board effective May 8, 2019.
3.	Mr. Phelps passed away on April 20, 2019.

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Director compensation table

The table below provides information concerning the compensation of each non-employee director who served at any time in 2019. Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & Chief Executive Officer. For information on Mr. Monaco’s compensation, see page 84.

		Share-based awards[2]				All other compensation			Total
	Fees earned[1] (cash) ($)	Enbridge shares[3]		DSUs[3]		Travel fees ($)	Dividends on DSUs[4]		($)
Director		(#)	($)	(#)	($)		(#)	($)
Pamela L. Carter	232,906	–	–	2,607	125,411	7,970	61	2,935	369,222
Marcel R. Coutu	–	–	–	7,173	345,046	3,957	168	8,074	357,077
Susan M. Cunningham	106,773	947	45,760	3,167	152,533	5,938	64	3,094	314,097
Gregory L. Ebel	345,046	–	–	7,173	345,046	7,967	168	8,074	706,133
J. Herb England	–	5,109	245,845	2,752	132,378	9,943	64	3,098	391,265
Charles W. Fischer	182,476	–	–	3,793	182,476	–	89	4,270	369,223
V. Maureen Kempston Darkes	–	–	–	7,449	358,317	9,943	175	8,385	376,645
Teresa Madden	152,533	–	–	3,167	152,533	11,919	64	3,094	320,079
Al Monaco[5]	–	–	–	–	–	–	–	–	–
Dan C. Tutcher	–	–	–	7,173	345,046	3,962	168	8,074	357,082
Catherine L. Williams	112,803	2,868	138,018	2,510	120,766	3,957	59	2,826	378,371
Former Directors
Clarence P. Cazalot, Jr.[6]	63,380	–	–	1,286	63,380	4,006	13	655	131,421
Michael E.J. Phelps[7]	69,326	–	–	777	37,329	–	–	–	106,655

1.

The cash portion of the retainers paid to the directors. Directors are paid quarterly in US$. The values presented in this table are in C$ and reflect U.S./Canadian exchange rates from the Bank of Canada of 1.3327 as at March 14, 2019, 1.3378 as at June 6, 2019 (or 1.3353 as at April 22, 2019 in the case of Mr. Phelps), 1.3205 as at September 12, 2019, and 1.3174 as at December 5, 2019.

2.	The portion of the retainer received as DSUs and Enbridge shares.
3.

We pay directors quarterly. The value of the Enbridge shares and DSUs is based on the weighted average of the trading price of Enbridge shares on the TSX for the five trading days prior to the date that is two weeks prior to the applicable payment date. The weighted average Enbridge share prices were $47.66, $50.39, $44.62 and $50.20 for the first, second, third and fourth quarters, respectively, of 2019.

4.	Includes dividend equivalents granted in 2019 on DSUs granted in 2019 based on the 2019 quarterly dividend rate of $0.738. Dividend equivalents vest at the time of grant.
5.	Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & Chief Executive Officer.
6.	Mr. Cazalot retired from the Board on May 8, 2019.
7.	Mr. Phelps passed away on April 20, 2019.

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Change in director equity ownership

The table below shows the change in each director nominee’s equity ownership from March 4, 2019 to March 2, 2020, the dates of the proxy statement for the 2019 annual meeting of shareholders and of this Management Information Circular, respectively, and his or her status in meeting the share ownership requirements.

Director	Enbridge shares (#)	Enbridge stock options (#)	DSUs(#)	Total Enbridge shares + DSUs (#)	Market (at-risk) value of equity holdings (C$)[1,2]
Pamela L. Carter 2020 2019 Change
	42,559	–	8,056	50,615	2,576,810
	42,559	–	5,029	47,588	2,219,980
	–	–	3,027	3,027	356,829
Marcel R. Coutu 2020 2019 Change
	29,400	–	28,595	57,995	2,952,525
	29,400	–	19,882	49,282	2,299,005
	–	–	8,713	8,713	653,520
Susan M. Cunningham 2020 2019 Change
	947	–	3,281	4,228	215,247
	–	–	–	–	–
	947	–	3,281	4,228	215,247
Gregory L. Ebel[3] 2020 2019 Change
	651,845	405,408	22,489	674,334	34,330,344
	651,845	405,408	14,139	665,984	31,068,154
	–	–	8,350	8,350	3,262,190
J. Herb England 2020 2019 Change
	32,032	–	77,530	109,562	5,577,801
	26,923	–	70,227	97,150	4,532,048
	5,109	–	7,303	12,412	1,045,754
Charles W. Fischer 2020 2019 Change
	31,169	–	41,602	72,771	3,704,772
	31,169	–	35,419	66,588	3,106,330
	–	–	6,183	6,183	598,441
Gregory J. Goff 2020 2019 Change
	–	–	–	–	–
	–	–	–	–	–
	–	–	–	–	–
V. Maureen Kempston Darkes 2020 2019 Change
	21,735	–	45,396	67,131	3,417,639
	21,735	–	35,414	57,149	2,666,001
	–	–	9,982	9,982	751,638
Teresa S. Madden 2020 2019 Change
	–	–	3,281	3,281	167,036
	–	–	–	–	–
	–	–	3,281	3,281	167,036
Al Monaco[4] 2020 2019 Change
	876,512	3,987,520	–	876,512	44,623,226
	805,295	3,453,320	–	805,295	37,567,012
	71,217	534,200	–	71,217	7,056,214
Dan C. Tutcher 2020 2019 Change
	637,523	–	120,743	758,226	38,603,322
	697,523	–	106,547	804,070	37,509,866
	(60,000)	–	14,196	(45,804)	1,093,457
Total 2020 2019 Change
	2,323,722	4,392,928	350,973	2,674,695	136,168,722
	2,306,449	3,858,728	286,657	2,593,106	120,968,395
	17,273	534,200	64,316	81,589	15,200,328

1.

Based on the total market value of the Enbridge shares and/or DSUs owned by the director, based on the closing prices of $50.91 on the TSX on March 2, 2020 and $46.65 on March 4, 2019. These amounts have been rounded to the nearest dollar in Canadian dollars. Excludes stock options.

2.

Directors must hold at least three times the annual Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. All director nominees currently meet or exceed this requirement other than

54    Enbridge Inc. 2020 Management Information Circular

Mses. Madden and Cunningham, who have until February 12, 2024 and February 13, 2024, respectively, and Mr. Goff, who has until February 11, 2025.
3.

Mr. Ebel’s stock options were Spectra Energy options that converted into options to purchase Enbridge common shares upon the closing of the Merger Transaction. No new Enbridge stock options were granted to Mr. Ebel in his capacity as a Director of Enbridge or Chair of the Enbridge Board.

4.

Mr. Monaco does not receive any compensation as a director of Enbridge. He is only compensated for his role as President & CEO. As President & CEO, he is subject to a share ownership requirement of six times base salary. Please see page 84 of this Management Information Circular for information on his Enbridge share ownership as a multiple of his base salary.

Security ownership of certain beneficial owners and management

Beneficial ownership table

The table below sets forth the number and percentage of outstanding Enbridge shares beneficially owned by each of our Directors, each of our NEOs and all Directors and executive officers as a group, as of March 2, 2020. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Enbridge Inc., 200-425 1st Street SW, Calgary, Alberta, T2P 3L8.

Name of beneficial owner	Number of Enbridge shares Held	Number of Enbridge shares acquirable within 60 days		Total Shares Beneficially Owned	Percent of common shares outstanding
Pamela L. Carter	42,559	–	[1]	42,559	*
Marcel R. Coutu	29,400	–		29,400	*
Susan M. Cunningham	947	–	[1]	947	*
Gregory L. Ebel	651,845	405,408		1,057,253	*
J. Herb England	32,032	–	[1]	32,032	*
Charles W. Fischer	31,169	–		31,169	*
Gregory J. Goff	–	–		–	*
V. Maureen Kempston Darkes	21,735	–		21,735	*
Teresa S. Madden	–	–		–	*
Al Monaco	876,512	2,244,475		3,120,987	*
Dan C. Tutcher	637,523	–		637,523	*
Catherine L. Williams	54,972	–	[1]	54,972	*
Colin K. Gruending	47,756	461,340		509,097	*
John K. Whelen	203,619	792,388		996,007	*
William T. Yardley	120,353	243,311		363,664	*
D. Guy Jarvis	72,166	537,815		609,981	*
Vern D. Yu	113,101	659,270		772,371	*
All current executive officers and directors as a group	3,192,200	6,892,967		10,085,167	*

1.

Mses. Carter, Cunningham and Williams and Mr. England will be paid a portion of their directors’ compensation in Enbridge shares on March 20, 2020. Under our Directors’ Compensation Plan, the number of Enbridge shares will be calculated by dividing the applicable amount of compensation in Canadian dollars payable in Enbridge shares on the payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the payment date.

*	Represents less than 1% of the outstanding Enbridge shares.

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Principal shareholders

The table below sets forth information about the number of Enbridge shares held by persons known by the company to be the beneficial owners of more than five percent of issued and outstanding Enbridge shares, as of March 2, 2020. This information is based on the most recently available reports filed with the SEC.

Name and address of beneficial owner	Aggregate number of Enbridge shares beneficially owned	Percent of Enbridge shares outstanding
Capital International Investors[1] a division of Capital Research and Management Company 11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025	135,674,856	6.7%

1.	The information for this beneficial owner is based on Schedule 13G/A filing on February 14, 2020, which can be retrieved at www.sec.gov.

Indebtedness of directors and executive officers

As at the date of this Management Information Circular, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the company or its subsidiaries to any of the company’s directors or executive officers or any of their associates.

General information

Available information

Enbridge’s financial information is provided in the company’s consolidated financial statements for the year ended December 31, 2019 and the related management’s discussion and analysis.

This Management Information Circular, our 2019 annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2019, together with the auditor’s report and management discussion and analysis, and our interim reports on Form 10-Q for the period beginning after December 31, 2019, are available at www.enbridge.com, www.sedar.com, www.sec.gov or free of charge by contacting Investor Relations through our website or by email, phone or mail at:

Email: investor.relations@enbridge.com

Phone Within North America: 1-800-481-2804

Phone Outside North America: 1-403.231-3960

Mail: Enbridge Inc. Investor Relations, 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8

In addition, the following governance documents are available on our website at www.enbridge.com or free of charge on written request to CorporateSecretary@enbridge.com or by mail to Corporate Secretary, Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8: the Terms of Reference for the Board, the Audit, Finance & Risk Committee, the Governance Committee, the Human Resources & Compensation Committee, the Corporate Social Responsibility Committee and the Safety & Reliability Committee. Additional information relating to the company may also be found on www.sedar.com or www.sec.gov.

U.S. householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the Management Information Circular and the 2019 annual report may have been sent to multiple shareholders in the same household. If you wish to “opt out” of householding for future mailings, or if your household currently receives multiple copies of our Management Information Circular and the annual report, and you wish to “opt in” to householding for future mailings to receive a single copy of these documents, please contact your broker, bank or other intermediary, as applicable. If you would like to receive additional copies of this Management Information Circular or our 2019 annual report, please contact Investor Relations as provided above under “Available information” or contact Broadridge by following the instructions on your Notice.

Principal executive offices

The mailing address of our principal executive offices is Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8.

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Principal owners of common shares

As of March 2, 2020, there are 2,025,085,485 common shares issued and outstanding.

There are also 21 series of preference shares issued and outstanding. Preference shares do not have voting rights and none will be voting at the Meeting.

For information regarding the ownership of certain individuals, including directors and officers of the company, see “Security ownership of certain beneficial owners and management” on page 55. To the knowledge of the Board of Directors and of the executive officers of Enbridge, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Enbridge.

Pursuant to a share and warrant subscription agreement dated August 27, 1997 among Noverco Inc. (“Noverco”), Gaz Métropolitain, inc. (now Energir Inc.) and the company, the company has agreed to use its best efforts to facilitate the maintenance of Noverco’s aggregate ownership interest in the company at approximately 10% by permitting Noverco to participate in any future offerings of Enbridge shares. Noverco is not required to maintain such ownership level, and Noverco and its affiliates currently own in the aggregate less than 1% of the issued and outstanding common shares.

Non-GAAP measures

This Management Information Circular contains reference to distributable cash flow per common share in the “Compensation discussion and analysis”. This non-GAAP measure is not a measure that has a standardized meaning prescribed by generally accepted accounting principles in the United States of America (“GAAP”) and is not a GAAP measure. Therefore, this measure may not be comparable to similar measures presented by other companies. A schedule reconciling this measure to its closest GAAP equivalent is available at “Appendix D – Non-GAAP reconciliations” to this Management Information Circular.

Forward-looking information

Forward-looking information, or forward-looking statements, have been included in this Management Information Circular to provide information about us and our subsidiaries and affiliates, including management’s assessment of our and our subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this document include, but are not limited to, statements with respect to the following: the business of and procedure for the Meeting; solicitation of proxies; the belief that electronic delivery of proxy materials environmentally friendly and cost-effective and reduces printing, paper and postage costs; the transition to a lower-carbon economy and the expected role of different energy sources; our plans to develop next generation GHG emission targets to reduce the carbon intensity of our operations; future composition of our Board of Directors or senior management; the Board’s future determination regarding our Board Chair’s independence; the intended aims of our compensation for directors and NEOs (as defined herein); estimated compensation awards; estimated annual retirement and pension benefits for the NEOs; potential payments and benefits for the NEOs upon specified triggering events; our corporate vision and strategy, including strategic priorities and enablers; expected debt-to-EBITDA ratio; financial strength and flexibility; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; expected costs related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction; expected future growth and expansion opportunities; expectations about our joint venture partners’ ability to complete and finance projects under construction; expected closing of acquisitions and dispositions and the timing thereof; expected benefits of transactions, including the realization of efficiencies and synergies; expected future actions of regulators and related court proceedings and other litigation; expectations regarding commodity prices; supply and demand forecasts; anticipated utilization of our existing assets; anticipated competition; United States Line 3 Replacement Program; Line 5 related matters; Mainline System contracting; Texas Eastern rate case; estimated future dividends; our dividend payout policy; and dividend growth and dividend payout expectation.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other

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factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (NGL) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in-service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions; governmental legislation; impact of our dividend policy on our future cash flows; our credit ratings; capital project funding; expected before interest, income taxes and depreciation and amortization (EBITDA); expected earnings/(loss); expected future cash flows; expected distributable cash flow; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected earnings/(loss), expected future cash flows, expected distributable cash flow or estimated future dividends. The most relevant assumptions associated with forward-looking statements on announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities, operating performance, regulatory parameters, changes in regulations applicable to our business, acquisitions, dispositions and other transactions, our dividend policy, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this Management Information Circular, our Annual Report on Form 10-K and in our other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge Inc. assumes no obligation to publicly update or revise any forward-looking statement made in this Management Information Circular or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

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Compensation discussion & analysis

Executive compensation

The following Compensation Discussion and Analysis describes the 2019 compensation program for our Named Executive Officers (NEOs). For 2019, our NEOs were:

Al Monaco President & Chief Executive Officer (CEO)	Colin K. Gruending[1] Executive Vice President & Chief Financial Officer (CFO)	John K. Whelen[2] Executive Vice President & Chief Development Officer (CDO)

William T. Yardley Executive Vice President & President, Gas Transmission & Midstream	D. Guy Jarvis Former Executive Vice President, Liquids Pipelines	Vern D. Yu Executive Vice President & President, Liquids Pipelines

1.	Mr. Gruending served as Executive Vice President & CFO from June 1 to December 31, 2019.
2.	Mr. Whelen served as Executive Vice President & CFO from January 1 to June 1, 2019.

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Executive summary

Strategic focus

Enbridge’s strategic priorities remain focused on growing our three core lines of business – Liquids Pipelines, Natural Gas Pipelines and Gas Distribution – within a regulated pipeline and utility model, while improving our competitive position by optimizing our operations, strengthening our financial position, and seeking efficiencies through continuous process improvement and the application of technology solutions. The safety and reliability of our systems is our number one priority.

Compensation philosophy

Our executive compensation program is grounded in a pay-for-performance philosophy. Accordingly, base salary is the sole fixed source of our NEOs’ cash compensation and variable compensation amounts earned by our NEOs are strongly aligned to the achievement of Enbridge’s strategic priorities. Compensation is targeted at median within the markets where Enbridge competes, with performance driving “at risk” incentive payouts up or down accordingly. The vast majority of executive compensation is considered “at risk” because its value is based on specific performance criteria and/or share price and payout is not guaranteed.

Performance highlights for 2019

Priorities		Actions
1.	Deliver distributable cash flow (“DCF”) and dividend growth

•  Strong financial and operating performance

•  Executed projects with an aggregate value of $9B

•  Increased dividend for the 24th consecutive year, with a 10% increase over 2018

•  Implemented cost management and optimization measures

2.	Advance Line 3 replacement	• Placed Canadian segment into service December 1, 2019 • Obtained Minnesota Public Utilities Commission approval • Minnesota Department of Commerce completed amended Environmental Impact Statement
3.	Advance priority access on Mainline	• Filed regulatory application in support of contracting the mainline with Canada Energy Regulator; achieved significant customer support
4.	Extend secured growth	• Secured $2.5B of new growth capital projects
5.	Maintain balance sheet strength and flexibility	• 4.5x Debt-to-EBITBA • Completed sale of Canadian gathering and processing assets

Compensation highlights for 2019

In 2019, considering company performance, the following key compensation decisions were made for the NEOs, in each case as a percentage of base salary:

Executive	Base pay adjustment	Short-term incentive payment	Medium-term incentive award	Long-term incentive award	Special award
Al Monaco	10%(1)	226%	360%	240%	–
Colin K. Gruending	40%(2)	111%	284%(3)	90%(3)	–
John K. Whelen	4%	128%	225%	150%	–
William T. Yardley	4%	104%	225%	150%	274%(4)
D. Guy Jarvis	7%	122%	225%	150%	–
Vern D. Yu	4%	125%	225%	150%	–

1.	Mr. Monaco received a base salary increase to better align his positioning relative to the competitive market.
2.	Mr. Gruending received a base salary increase upon promotion to Executive Vice President & CFO to recognize the significant increase in scope and responsibilities.
3.

Mr. Gruending received an annual grant based on the incentive targets of his prior role and received a top-up in PSUs upon his promotion to Executive Vice President & CFO to offset the difference in targets and reflect his new role and responsibilities.

4.

On May 8, 2019, Mr. Yardley was awarded a retention award in the form of restricted stock units, 20% of which vest on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

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Compensation policies and practices

What we do	What we don’t do

•  Use a pay-for-performance philosophy whereby the majority of compensation provided to executives is “at risk”

•  Use a blend of short-, medium- and long-term incentive awards that are linked to business plans for the respective timeframe

•  Incorporate risk management principles into all decision-making processes to ensure compensation programs do not encourage inappropriate or excessive risk-taking by executives

•  Regularly review executive compensation programs through third-party experts to ensure the ongoing alignment with shareholders and regulatory compliance

•  Use both preventative and incident-based safety, environmental and operational metrics that are directly linked to short-term incentive awards

•  Have meaningful stock ownership requirements that align the interests of executives with those of Enbridge shareholders

•  Benchmark executive compensation programs against a group of similar companies in Canada and the U.S. to ensure that executives are rewarded at competitive levels

•  Have an incentive compensation clawback policy

•  Use double-trigger change-in-control provisions within all incentive plan agreements from 2017 onward

•  Pay out incentive awards when unwarranted by performance

•  Count performance stock units, restricted stock units or unexercised stock options toward stock ownership requirements

•  Grant stock options with exercise prices below 100% fair market value or re-price out-of-the-money options

•  Use employment agreements with single-trigger voluntary termination rights in favor of executives

•  Permit hedging of Enbridge securities

•  Grant loans to directors or senior executives

•  Provide stock options to non-employee directors

•  Guarantee bonuses

•  Apply tax gross-ups to awards

Assessing 2019 performance

Corporate actions

  Delivered strong financial results

•  Achieved DCF/share(1) at top end of guidance range

•  Solid operational performance across all business lines

•  Completed final phase of $8B non-core asset sales

•  4.5x Debt-to-EBITDA

Optimized the base business

•  Delivered 100 kbpd Mainline throughput optimizations

•  Filed Mainline term contract application with Canada Energy Regulator

•  Reached Texas Eastern rate settlement with customers

•  Captured synergies through amalgamated utilities

  Growing organically

•  Secured $2.5B of new growth capital projects in 2019

•  Advanced U.S. Gulf Coast liquified natural gas supply strategy and liquids export strategy

•  Announced $0.8B Gas Transmission 2020 modernization program

Executed capital program • Placed $9B of secured growth capital into service, including Gray Oak, Hohe See and Canadian segment of Line 3 Replacement

1.	DCF per share is a non-GAAP measure; this measure is defined and reconciled in “Appendix D – Non-GAAP Reconciliation”.

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2019 project execution

1.	U.S. dollars have been converted to Canadian dollars using an exchange rate of US$1 = C$1.30.

Distributable cash flow(1)

(millions of Canadian dollars)

• Strong results driven by solid operating performance across the entire asset base • Achieved DCF/share at top end of guidance • 3% DCF per share increase over 2018

1.	DCF and DCF per share are non-GAAP measure; these measures are defined and reconciled in “Appendix D – Non-GAAP reconciliation”.

Approach to executive compensation

Enbridge’s approach to executive compensation is set by the HRC Committee and approved by the Board. These programs are designed to accomplish three objectives:

•	attract and retain a highly effective executive team;
•	align executives’ actions with Enbridge’s business strategy and the interests of Enbridge shareholders and other stakeholders; and
•	reward executives for short-, medium- and long-term performance.

Alignment with company strategy

Enbridge’s vision is to be the leading energy delivery company in North America. To achieve this goal, we are committed to delivering the energy people need and want, and creating value for our shareholders. We aim to be the first choice of our customers, attract and retain energized employees and maintain the trust of our stakeholders.

Central to achieving this vision is a relentless focus on safety, operational reliability and protection of the environment to ensure that the needs of all stakeholders are met, and that Enbridge continues to be a good citizen within the communities in which we live and operate.	Safety and operational reliability is Enbridge’s number one priority.

Enbridge’s executive compensation programs are aligned with the achievement of our strategic priorities and are designed to link payouts to those outcomes. They motivate management to deliver exceptional value to Enbridge shareholders through strong corporate performance and investing capital in ways that minimize risk and maximize return, while always supporting the core business goal of delivering energy safely and reliably.

Management is committed to delivering steady, visible and predictable results, and operating assets in an ethical and responsible manner.

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Executive compensation design

Enbridge’s executive compensation program is made up of several components that balance the use of short- (STIP), medium- (performance stock units) and long-term vehicles (stock options). The following chart describes the NEOs’ compensation components, and the time horizon for vesting and/or realized value.

Pay-for-performance

Performance is the cornerstone of Enbridge’s executive compensation program. The Board reviews Enbridge’s business plans over the short-, medium- and long- term and the HRC Committee ensures the compensation programs are linked to these time frames. This focuses management on delivering value to Enbridge shareholders not only in the short term, but also continued performance over the long term.	Performance is foundational to Enbridge’s executive compensation program; incentive compensation plans incorporate operational and financial performance conditions.

Relevant corporate and business unit performance measures are established for the STIP that focus on the critical safety, system reliability, environmental, customer, employee and financial aspects of the business.

The performance measures for the medium- and long-term incentive plans focus on overall corporate performance aligned with Enbridge shareholder expectations for cash flow growth and total shareholder return.

When assessing performance, the HRC Committee considers performance results in the context of other qualitative factors not captured in the formal metrics, including key performance indicators relative to peers and the qualitative aspects of management’s responsibilities.

At-risk compensation

The chart below shows the target compensation mix for the President & CEO and the average for the other NEOs. The short-, medium- and long-term incentives are considered to be “at risk” because their value is based on specific performance criteria and payout is not guaranteed.	The vast majority of compensation for Enbridge’s President & CEO and other NEOs is considered “at risk”.

In 2019, 88% of the target total direct compensation for the President & CEO, and an average of 82% for the other NEOs, was at risk, directly aligning corporate, business unit and individual performance with the interests of Enbridge shareholders.

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2019 compensation decisions

Base salary

Base salary adjustments, as shown below, were provided to the President & CEO and other NEOs (with the exception of Mr. Gruending) to better align positioning relative to the competitive market. Mr. Gruending received a base salary increase upon his promotion to Executive Vice President & CFO to recognize the significant increase in scope and responsibilities. As Mr. Whelen’s new role was considered a lateral change, no compensation adjustments were provided related to this change.

Executive	Base Pay at January 1, 2019(1)	Change in 2019 (%)	Base Pay at December 31, 2019(1)
Al Monaco	$1,479,450	10%	$1,630,000
Colin K. Gruending	$375,000	40%	$525,000
John K. Whelen	$619,500	4%	$641,200
William T. Yardley	$713,174	4%	$738,174
D. Guy Jarvis	$630,000	7%	$674,100
Vern D. Yu	$550,000	4%	$569,300

1.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.

Short-term incentive

It is critically important to ensure all Enbridge executives are incentivized to achieve not only financial results but also operational results in areas such as safety and environmental performance. For this reason, our Short Term Incentive Plan (“STIP”) awards are designed to be a comprehensive analysis of corporate, business unit and individual performance, as determined in the discretion of our HRC Committee.

•

Corporate performance. The corporate component of the performance metrics is based on a single, objective company-wide performance metric that is designed to drive achievement of near-term business strategies and financial results for the organization.

•

Business unit performance. Business unit performance is assessed relative to a scorecard of metrics and targets established for each business and their senior management teams, as applicable to those objectives relating to the business unit.

•

Individual performance. Individual performance metrics for each of our NEOs are established to align with financial, strategic and operational priorities related to each executive’s portfolio and their contributions to the overall organization in consultation with the President and CEO, in order to recognize and differentiate individual actions and contributions in final pay decisions.

Performance metrics and ranges for threshold, target and maximum incentive opportunities for the corporate component of the STIP award are determined by the HRC Committee at the beginning of the year. Each executive’s target award and payout range reflect the level of responsibility associated with their role, as well as competitive practice, and is established as a percentage of base salary. For 2019, each NEO’s target STIP award and corresponding weighting of corporate, business unit and individual performance metrics were as follows:

Executive	2019 target STIP (as % base salary)	2019 target STIP(1)	Performance Measure Weighting
			Corporate	Business Unit	Individual	2018 target STIP (as % base salary)
Al Monaco	140%	$2,282,000	60%	20%	20%	130%
Colin K. Gruending(2)	68%	$354,410	60%	20%	20%	50%
John K. Whelen	80%	$512,960	60%	20%	20%	80%
William T. Yardley	80%	$590,540	40%	40%	20%	80%
D. Guy Jarvis	80%	$539,280	40%	40%	20%	80%
Vern D. Yu(3)	80%	$455,440	48%	32%	20%	77%

1.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
2.

Mr. Gruending’s incentive target increased from 50% to 80% upon his promotion to Executive Vice President & CFO. His 2019 short-term incentive award was calculated on a prorated basis with a target of 50% from January 1 to June 1, 2019, and a target of 80% from June 2 to December 31, 2019. His performance weightings remained unchanged.

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3.

Mr. Yu’s performance weightings changed from 60%/20%/20% to 40%/40%/20% Corporate/Business Unit/Individual, respectively, upon his appointment to President & Chief Operating Officer, Liquids Pipelines. His short-term incentive award was calculated on a prorated basis with performance weightings of 60%/20%/20% Corporate/Business Unit/Individual from January 1 to June 1, 2019, and performance weightings of 40%/40%/20% from June 2 to December 31, 2019.

The HRC Committee retains discretion to change performance measures, scorecards and the award levels when it believes it is reasonable to do so, considering matters such as key performance indicators and the business environment in which the performance was achieved. In addition, the HRC Committee retains discretion to approve adjustments to the calculated STIP award to reflect extraordinary events and other factors not contemplated in the original measures or targets.

As illustrated below, STIP awards are earned between 0-200% of the target award based on achievement of the applicable corporate, business unit and individual performance metrics and giving effect to the applicable weighting of each metric.

Corporate performance

The corporate performance metric is reviewed annually to select measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each NEO. In February 2019, the HRC Committee approved Management’s recommendation to use DCF per share. The HRC retains discretion to consider other factors (including our performance relative to our peers, other key performance indicators and market conditions) in assessing the strength of the corporate performance metrics and also retains discretion to determine the overall corporate performance payout.

The HRC Committee agreed to the use of DCF per share as the corporate performance metric because it believes DCF per share is an appropriate measure of financial performance for the enterprise. Focusing management on this metric will enhance transparency of Enbridge’s cash flow growth, increase comparability of results relative to peers and help ensure full value recognition for Enbridge’s superior assets and commercial and growth arrangements, which provides a low risk value proposition for shareholders.

For 2019, DCF per share targets were set using the external financial guidance range to determine threshold and target payments. For any payout to occur, Enbridge must achieve threshold performance. For a maximum payout to occur, Enbridge must achieve the top of the guidance range, which ensures there is appropriate stretch in the plan.

For purposes of Enbridge’s 2019 STIP awards, 2019 DCF per share was determined to be $4.54 and resulted in a performance multiplier of 1.60x representing 100% of the corporate performance metric.

2019 corporate STIP metric	DCF per share(1) performance anchors	Performance multiplier(2)
Threshold (guidance minimum)	$4.30	0.5x
Target (guidance mid-point)	$4.45	1.0x
Maximum (guidance maximum)	$4.60	2.0x
Actual	$4.54	1.60x

1.	DCF per share is a non-GAAP measure; this measure is defined and reconciled in “Appendix D – Non-GAAP Reconciliation”.
2.	DCF per share between the thresholds in this table results in a performance multiplier calculated on a linear basis.

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Business unit performance

The HRC Committee approved the application of the following scorecards for each of the NEOs. While the specific metrics used vary by business unit, each scorecard includes objectives relating to operational performance and reliability, financial performance and project execution as outlined below:

Executive	Business unit metrics(1)	Description
Al Monaco	Composite measure	• Non-financial operating measures for the combined enterprise (including enterprise safety and environment)
Colin K. Gruending	Corporate Office	• Weighted-average of overall business unit results • Financial (corporate cost containment)
John K. Whelen(2)	Corporate Office (82%)	• Weighted-average of overall business unit results • Financial (corporate cost containment)
	Energy Marketing (12%)	• Financial, operating and commercial measures for the Energy Marketing business unit
	Power Operations (6%)	• Financial, operating and commercial measures for the Power Operations business unit
William T. Yardley	Gas Transmission and Midstream	• Financial, operating and commercial measures for the Gas Transmission and Midstream business unit
D. Guy Jarvis	Liquids Pipelines (90%)	• Financial, operating and commercial measures for the Liquids Pipelines business unit
	Projects (10%)	• Safety, quality, execution and environmental measures for the Projects business unit
Vern D. Yu(2)	Corporate Office (33%)	• Weighted-average of overall business unit results • Financial (corporate cost containment)
	Liquids Pipelines (59%)	• Financial, operating and commercial measures for the Liquids Pipelines business unit
	Energy Marketing (8%)	• Financial, operating and commercial measures for the Energy Marketing business unit

1.	The business unit metric for Mr. Monaco is a composite measure, representing enterprise-wide performance as, in his capacity as President and CEO, he oversees the overall organization.
2.	The weightings on each business unit scorecard is based on time spent in different roles throughout the year.

Individual performance

In the first quarter of 2019, after discussion with the Board, the HRC Committee approved individual performance objectives for Mr. Monaco, taking into consideration the company’s financial and strategic priorities. For our other NEOs, Mr. Monaco established individual objectives for 2019 at the start of the year, basing them on strategic and operational priorities related to each executive’s portfolio and other factors.

Short-term incentive award outcomes

Each NEO’s calculated STIP award, as well as the actual award, is as follows:

Executive	Corporate multiplier	x	Weight	+	Business unit multiplier	x	Weight	+	Individual multiplier	x	Weight	=	Overall multiplier
Al Monaco	1.60	x	60%	+	1.28	x	20%	+	2.00	x	20%	=	1.62
Colin K. Gruending	1.60	x	60%	+	1.43	x	20%	+	2.00	x	20%	=	1.65
John K. Whelen	1.60	x	60%	+	1.45	x	20%	+	1.75	x	20%	=	1.60
William T. Yardley	1.60	x	40%	+	0.80	x	40%	+	1.70	x	20%	=	1.30
D. Guy Jarvis	1.60	x	40%	+	1.37	x	40%	+	1.70	x	20%	=	1.53
Vern D. Yu	1.60	x	48%	+	1.41	x	32%	+	1.75	x	20%	=	1.56

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Short-term incentive award calculations

Executive	Base salary(1) ($)	x	STIP target (%)	x	Overall multiplier	=	Calculated award ($)	Actual award ($)
Al Monaco	1,630,000	x	140%	x	1.62	=	3,687,712	3,687,712
Colin K. Gruending	525,000	x	68%	x	1.65	=	583,360	583,360
John K. Whelen	641,200	x	80%	x	1.60	=	821,199	821,199
William T. Yardley	738,174	x	80%	x	1.30	=	767,701	767,701
D. Guy Jarvis	674,100	x	80%	x	1.53	=	822,941	822,941
Vern D. Yu	569,300	x	80%	x	1.56	=	711,996	711,996

1.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.

Medium- and long-term incentives

Enbridge adopted the Enbridge Inc. 2019 Long Term Incentive Plan (“2019 LTIP”) effective February 13, 2019, under which medium- and long-term awards were granted in 2019.

Enbridge’s medium- and long-term incentive awards for executives include two primary vehicles: performance stock units (“PSUs”) and incentive stock options (“ISOs”).

Enbridge views medium- and long-term incentives as forward-looking compensation vehicles, and as such, grants are considered as part of the compensation for the year of grant and onwards instead of in recognition of prior performance.

The various awards that apply to executives have different terms, vesting conditions and performance criteria, mitigating the risk that executives produce only short-term results for individual profit. This approach also benefits shareholders and helps maximize the ongoing retentive value of the medium- and long-term incentives granted to executives.

Medium- and long-term incentive grants are determined as follows:

The table below outlines the medium- and long-term incentive awards used in 2019.

	Medium-term incentive (PSU)	Long-term incentive (ISO)
Term	Three years	10 years
Description	Phantom share/units with performance conditions that affect the payout	Options to acquire Enbridge shares For U.S. participants, awards are granted in non-qualified options that do not meet the requirements of section 422 of the U.S. Internal Revenue Code
Frequency	Granted annually	Granted annually
Performance conditions	50% DCF per share growth relative to a target set at the beginning of the term	n/a
50% total shareholder return (TSR) performance relative to peers
Vesting	Units cliff vest at end of term	Options vest 25% per year over four years, starting on the first anniversary of the grant date
Payout	Paid out in cash at the end of the term based on market value of an Enbridge share, subject to adjustment from 0-200% based on achievement of the performance conditions above	Participant acquires Enbridge shares at the exercise price defined as fair market value at the time of grant

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Medium- & long-term incentive targets (as a % of base salary)

The table below shows the target medium- and long-term incentive awards for each NEO in 2019, as well as the amount each plan contributes to that total, in each case as a percentage of base salary.

Executive	Total 2019 target medium- and long- term incentives	Annual grant
		PSUs	ISOs
Al Monaco	600%	360%	240%
Colin K. Gruending(1)	374%	284%	90%
John K. Whelen	375%	225%	150%
William T. Yardley	375%	225%	150%
D. Guy Jarvis	375%	225%	150%
Vern D. Yu	375%	225%	150%

1.

Mr. Gruending received an annual grant based on the incentive targets of his prior role and received a top-up in PSUs upon his promotion to Executive Vice President & CFO to offset the difference in targets and reflect his new role and responsibilities.

Performance stock units

PSUs are granted annually, in the first quarter of the year, and vest after three years based on the achievement of pre-set hurdles on specific performance measures; the executives’ potential payout upon achievement of the performance measures can range from 0 to 200%.

For grants in 2019, the following two performance measures were used, each weighted at 50%:

•

DCF per share growth: this measure represents a commitment to Enbridge shareholders to achieve distributable cash flow growth that demonstrates Enbridge’s ability to deliver on its growth plan and continued dividend increases. Measurement against Enbridge’s long-range plan, as well as against industry growth rates, differentiates this metric compared to its use in the STIP, which is based on the external guidance range. The different measurement standards are designed to avoid excessive overlap between Enbridge’s incentive compensation programs. Furthermore, DCF per share growth is only one of two equally weighted metrics used within the PSU plan.

•

Relative TSR: this measure is used to compare Enbridge against its performance peers. For this measure, Enbridge compares itself against the following group of companies, chosen because they are all capital market competitors, operating in a comparable industry sector.

Performance comparator group: relative-TSR
Canadian Utilities Limited	NextEra Energy Inc.
CenterPoint Energy, Inc.	NiSource Inc.
Dominion Resources	ONEOK, Inc.
DTE Energy Company	Pembina Pipeline Corporation
Duke Energy Corporation	PG&E Corporation
Energy Transfer Equity	Plains All American Pipeline, L.P.
Enterprise Products Partners, L.P.	Sempra Energy
Fortis Inc.	The Southern Company
Inter Pipeline Ltd.	TC Energy Corporation
Kinder Morgan, Inc.	The Williams Companies, Inc.
Magellan Midstream Partners, L.P.

Payout is determined at the end of the three-year term using an actual performance multiplier that ranges from 0.0x to 2.0x depending on whether the performance conditions were met. The final Enbridge share price at the end of the term is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the last 20 days before the end of the term. Payout is made in cash.

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2019 performance stock unit grant

The mechanics of the 2019 PSU grant are illustrated below.

The following PSUs were granted to the NEOs in 2019:

Executive	Number of PSUs granted (#)	Grant Value (as % base salary)(1)
Al Monaco	125,580	360%
Colin K. Gruending(2)	25,116	284%
John K. Whelen	32,870	225%
William T. Yardley	39,290	225%
D. Guy Jarvis	33,420	225%
Vern D. Yu	29,180	225%

1.

PSU grant sizes were based on the 20-day volume-weighted average trading price of an Enbridge share immediately preceding January 1, 2019. Differences in value as reported in the Summary Compensation table are not reflective of discretionary adjustments but rather are due to differences in Enbridge’s grant calculation methodology compared to FASB ASC Topic 718.

2.

Mr. Gruending received an annual grant based on the incentive targets of his prior role and received a top-up in PSUs upon his promotion to Executive Vice President & CFO to offset the difference in targets and reflect his new role and responsibilities.

Incentive stock options

ISOs provide executives an opportunity to buy Enbridge shares at some point in the future at the exercise price defined at the time of grant. Members of Enbridge’s senior management are eligible to receive ISOs.

ISOs are typically granted in February or March every year to both Canadian and U.S. members of senior management who are eligible to participate in the ISO plan. ISOs vest in equal installments over a four-year period. The maximum term of a stock option is 10 years, but the term can be reduced if the executive leaves Enbridge as described in the “Termination provisions of stock option plans” section. The exercise price of an ISO is the closing price of an Enbridge share on the listed exchange the day before the grant date. The grant date will be no earlier than the third trading day after a trading blackout period ends. ISOs are never backdated or re-priced. ISOs may be granted to executives when they join Enbridge, normally effective on the executive’s date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

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2019 ISO grant

The table below shows the ISOs granted to each of the NEOs in 2019.

Executive	Number of ISOs granted (#)	Grant Value (as % base salary)(1)
Al Monaco	825,740	240%
Colin K. Gruending(2)	78,490	90%
John K. Whelen	216,100	150%
William T. Yardley	202,700	150%
D. Guy Jarvis	219,770	150%
Vern D. Yu	191,860	150%

1.

Differences in value as reported in the Summary Compensation table are not reflective of discretionary adjustments but rather are due to differences in valuations using the Black-Scholes model at the time of approval and grant date.

2.	Mr. Gruending received an annual grant based on the incentive targets of his prior role.

Special award

On May 8, 2019, Mr. Yardley was awarded a retention award given his critical role in delivering Gas Transmission and Midstream strategic priorities. This award consists of restricted stock units (“RSUs”), 20% of which vest on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

Executive	Number of RSUs granted (#)	Grant Value (as % base salary)
William T. Yardley	40,421	273%

Awards vesting in 2019

2017 performance stock unit payout

The PSUs granted January 1, 2017 vested on December 31, 2019. The performance multiplier of 1.22x was calculated based on the following metrics:

	Multiplier	DCF per share(1) compound growth	TSR
Threshold	0.0x	2.0%	at or below 25th percentile
Target	1.0x	8.4%	at median
Maximum	2.0x	10.9%	at or above 75th percentile
Actual	1.22x multiplier	11.0%	36th percentile
		2.00x multiplier	0.44x multiplier

1.	Performance between the thresholds in this table results in a performance multiplier calculated on a linear basis.

Adjusted DCF per share is based on operating cash flows and is a non-GAAP measure, which is defined and reconciled in “Appendix D – Non-GAAP Reconciliation”.

For incentive compensation purposes, adjusted DCF per share also includes certain further adjustments for events or circumstances not contemplated at the time the performance metrics were originally established. For 2019, further adjustments were applied for a total net adjustment of approximately $26 million.

The performance peer group for the 2017 PSU payout was as follows:

Performance comparator group: risk-adjusted TSR
Canadian Utilities Limited	NiSource Inc.
Dominion Resources	ONEOK, Inc.
DTE Energy Company	Pembina Pipeline Corporation
Energy Transfer Equity	PG&E Corporation
Enterprise Products Partners, L.P.	Plains All American Pipeline, L.P.
Fortis Inc.	Sempra Energy
Inter Pipeline Ltd.	TC Energy Corporation
Kinder Morgan, Inc.	The Williams Companies, Inc.
Magellan Midstream Partners, L.P.

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This resulted in the following payouts for the NEOs in early 2020:

Executive	PSUs granted (#)	+	Notionally Reinvested Dividends (#)	=	Total PSUs (#)	x	Performance multiplier	x	Final share price(1)(2) ($)	=	Payout ($)
Al Monaco	35,100	+	6,652	=	41,752	x	1.22	x	51.03	=	2,599,312
Colin K. Gruending	2,520	+	478	=	2,998	x	1.22	x	51.03	=	186,617
John K. Whelen	9,170	+	1,738	=	10,908	x	1.22	x	51.03	=	679,079
William T. Yardley(3)	4,670	+	886	=	5,556	x	1.22	x	50.18	=	340,131
D. Guy Jarvis	9,330	+	1,768	=	11,098	x	1.22	x	51.03	=	690,928
Vern D. Yu	5,600	+	1,061	=	6,661	x	1.22	x	51.03	=	414,705

1.	The volume-weighted average trading price of an Enbridge share on the TSX or the NYSE for the 20 trading days immediately preceding December 31, 2019.
2.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
3.	Mr. Yardley received a partial grant in 2017 as a top-up to the pre-merger Spectra Energy awards received.

2016 Spectra Energy phantom stock unit payout

The 2016 Spectra Energy phantom stock units granted to Mr. Yardley on February 16, 2016 vested on February 16, 2019.

Executive	Total phantom stock units (#)	x	Final share price(1)(2) ($)	=	Payout ($)
William T. Yardley	8,118	x	46.45	=	377,058	(3)

1.	The closing price on the NYSE on February 15, 2019.
2.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
3.	In addition to the amount above, a dividend payout in cash of $46,381 was made.

2017 restricted stock unit payout

The 2017 RSUs granted to Messrs. Monaco, Whelen and Yu were related to the merger with Spectra Energy to recognize the transformational nature of the deal, and the leadership that was required to bring the deal to closing. Mr. Monaco also received 2017 RSUs linked to integration-related performance and achievement of cost synergy targets.

Executive	RSUs granted (#)	+	Notionally Reinvested Dividends (#)	=	Total RSUs (#)	x	Final share price(1) ($)	=	Payout ($)
Al Monaco	10,830	+	2,052	=	12,882	x	49.89	=	642,699	(2)
John K. Whelen	3,250	+	616	=	3,886	x	49.89	=	192,850
Vern D. Yu	4,330	+	821	=	5,151	x	49.89	=	256,936

1.	The volume-weighted average trading price of an Enbridge share on the TSX for the 20 trading days immediately preceding December 1, 2019.
2.	Mr. Monaco’s award was delivered in shares for a total of 6,542 shares (net of taxes) and residual cash payment of $42.79 for a total payout of $642,699.

2020 changes

The following table outlines the programmatic changes, approved for 2020, to better align executive pay levels relative to the competitive market:

Change	President and CEO	Other NEOs
Revised STIP target (as a % of base salary)	145%	90%
Revised LTIP target (as a % of base salary)	650%	400%
LTI mix	60% PSU / 20% stock options / 20% restricted stock units for senior management
Share-settlement for RSUs	RSUs will be share-settled

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The adjustments to STIP and LTIP targets are part of a phased-in approach to align overall compensation to the competitive market, recognizing the increasing complexity of the business.

The change in LTI mix ensures continued alignment with our strategy and shareholders, as well as our positioning in the competitive market. The mix of vehicles used continues to cover medium- and long-term time horizons. The introduction of RSUs into the LTI mix provides stable retentive value while maintaining the majority of the LTI mix in performance-based vehicles. This continues to align with our strong pay-for-performance philosophy. All RSUs provided to the NEOs will be share-settled.

In addition, the retirement provision associated with ISOs was changed to extend the vesting and exercisability window from 3 years to 5 years.

Total direct compensation for Named Executive Officers

Profiles have been prepared for each of the NEOs that provide:

•	A summary of individual accomplishments in 2019; and
•	2019 pay mix (2019 base pay, STIP with respect to 2019 and medium- and long-term incentives granted in 2019.)

The values provided in the NEOs’ profiles are taken from the Summary Compensation Table.

Several of the NEOs experienced job changes in 2019. As such, there is some overlap between certain NEOs on goals driving performance-based compensation outcomes.

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Al Monaco

President & CEO Mr. Monaco is responsible for setting and executing Enbridge’s strategic priorities and serves on the company’s Board of Directors.

In 2019, Mr. Monaco provided strategic and executive leadership in the following areas:

•   3-year post-Spectra plan achievement of key objectives

¡    integration

¡   synergy capture

¡    dividend growth

•   Organization exceeded DCF/share budget and offset 2019 Line 3 delay DCF/share loss through operational improvements and cost management

•   Execution of $9B of capital projects put into service

•   Balance sheet strengthening through the sale of ~$8B in non-core assets and with Debt-to-EBITDA at 4.5x

•   Mainline contracting application filed with the Canada Energy Regulator

•   Increased dividend for the 24th consecutive year, with a 10% increase over 2018

•   New 3-year plan focused on financial and capital discipline and sustainable low-cost operations

•   Comprehensive review of Gas Transmission and Midstream integrity management including:

¡   system-wide pressure restrictions

¡    organizational changes

¡   increased investment in system

•   Continued growth in renewables business – projects sanctioned, projects into service and new development

•   Independent integrity reviews across all Business Units

•   Line 3 Canada was put into service while gaining shipper commercial agreement

•   Significant engagement with major shareholders and moving to best-in-class investor relations program

•   Establishment of new technology and innovation labs

•   Organizational changes and expanded Executive Leadership Team to improve development and long-term succession planning

President & CEO compensation

Our President & CEO is primarily responsible for executing our long-term business strategy as well as shorter-term strategies that support our long-term objectives. The HRC Committee recognizes that Mr. Monaco is managing a changing and increasingly complex business and that it is important to reward these efforts. The HRC Committee believes Mr. Monaco’s compensation should be consistent with this level of responsibility and thus evaluates and adjusts his pay annually to align it with the market and our strategic goals. Recent adjustments to certain elements of Mr. Monaco’s pay have resulted in an increase in his target total direct compensation. These adjustments demonstrate the HRC Committee’s efforts to bring his pay more in line with the market, using a phased-in approach, and to recognize his role in the company’s success. Consistent with our philosophy, a significant portion of the overall increase was delivered through a combination of STIP and LTIP, which are aligned to the achievement of our strategic priorities.

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Colin K. Gruending

Executive Vice President & Chief Financial Officer

Mr. Gruending is responsible for all corporate financial affairs of the company, including financial planning and reporting, tax, treasury and financial risk management.

In 2019, Mr. Gruending spent time in the role of Senior Vice President, Corporate Development & Investment Review as well as Executive Vice President & CFO.

As Senior Vice President, Mr. Gruending:

•   Refreshed and enhanced the company’s capital investment evaluation framework

•   Evaluated capital investment alternatives to further the company’s Liquified Natural Gas & U.S. Gulf Coast strategies

•   Led the company’s participation in its affiliate’s acquisition of Valener Inc.

•   Advanced non-core asset divestitures including Canadian gathering and processing carve-out

As Executive Vice President and CFO, Mr. Gruending:

•   Helped strengthen the company’s financial position – Debt-to-EBITDA at year end 2019 was 4.5x, towards the low end of its stated 4.5-5.0x target range

•   Oversaw the development of the company’s 2020 Budget and 3-year financial outlook that supports average compound growth in distributable cash flow of 5-7% and specifically the 10% common dividend increase to $3.24 per share

•   Effectively oversaw the company’s accounting, treasury, risk management, taxation, audit and investor relations functions including recruiting and development of top talent

•   Raised $5B of long-term capital on attractive terms in support of 2019 growth program

John K. Whelen

Executive Vice President & Chief Development Officer Mr. Whelen is responsible for all corporate development affairs of the company, strategy and planning, Energy Services and the Power business.

In 2019, Mr. Whelen spent time in the role of Executive Vice President & CFO as well as Executive Vice President & CDO.

As Executive Vice President & CFO, Mr. Whelen:

•   Completed a corporate restructuring post buy-in of Enbridge’s sponsored vehicles to optimize the company’s funding structure and financial strategy

•   Continued to optimize and streamline the delivery of financial services to the broader organization

As Executive Vice President & CDO, Mr. Whelen:

•   Oversaw the successful closing of previously announced non-core asset sales including Enbridge Gas New Brunswick, St. Lawrence Gas and natural gas gathering and processing assets in Western Canada

•   Secured additional opportunities to develop approximately 480 MW of offshore wind power projects

•   Evaluated and progressed numerous potential acquisition and divestiture opportunities

•   Delivered an updated strategic plan to Directors in response to evolving energy fundamentals and changes in the company’s business environment

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William T. Yardley

Executive Vice President & President, Gas Transmission & Midstream Mr. Yardley is responsible for Enbridge’s midstream natural gas gathering and processing business across North America.

In 2019, Mr. Yardley:

•   Oversaw the implementation of a system-wide asset integrity and modernization program to make our systems the safest in the industry

•   Led the GTM team through a transformational year, with the settlement filing on the Texas Eastern rate case, the first in almost 30 years. This is the first of several years of proceedings on all our regulated assets to recover the cost of system modernization investments

•   Placed over C$700 million of projects into service on schedule and on budget, including the Atlantic Bridge Phase One project that will be placed into full service in 2020

•   Led customer service, achieving a contract renewal rate of over 99% with customers on our major pipelines

•   Seized opportunities with key market access projects such as the acquisition of the Generation Pipeline in Ohio

•   Secured a portfolio of over C$600 million of projects that will be constructed over the next few years

•   Identified C$2 billion per year of future development opportunities

•   Advanced Liquified Natural Gas export strategy, both through the execution of already secured projects and the development of new projects

•   Oversaw the completion of the restructuring of the Alliance and Aux Sable partnerships

•   Closed the sale of the federally regulated British Columbia midstream assets

D. Guy Jarvis

Former Executive Vice President, Liquids Pipelines Mr. Jarvis was responsible for Enbridge’s crude oil and liquids pipeline businesses across North America.

In 2019, Mr. Jarvis:

•   Achieved record high volumes throughout the system

•   Achieved employee & contractor safety and reliability metrics ahead of target

•   Despite the delay on Line 3 US, exceeded the Liquids Pipelines financial target through system optimization

•   Excellent Mainline reliability with planned maintenance averaging 1% and unplanned outages totaling 2.8%

•   Brought Line 3 into service in Canada

•   Delivered strong plan for revenue and operating/capital cost efficiencies in 2020/2021

•   Diversity plans established by each Vice President group

• Proceeded with Line 5 tunnel, geotechnical and permit preparation work

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Vern D. Yu

Executive Vice President & President, Liquids Pipelines Mr. Yu is responsible for Enbridge’s crude oil and liquids pipeline business across North America.

In 2019, Mr. Yu spent time in the role of Executive Vice President & CDO as well as President & Chief Operating Officer, Liquids Pipelines.

As Executive Vice President & CDO, Mr. Yu:

•   Delivered record financial performance at Tidal Energy

•   Secured a long-term power purchase price agreement for 600 MW Dunkirk offshore wind project in France

•   Secured $200 million investment in the East-West tie electric transmission line in Ontario

•   Secured investment in the $1.8B – 480 MW St. Nazaire offshore wind farm in France

As President & Chief Operating Officer, Liquids Pipelines, Mr. Yu:

•   Oversaw the Liquids Pipelines safety and reliability program which continued to invest in infrastructure renewal and integrity management innovation

•   Conducted an integrity management program that included 177 in-line inspections, 873 verification digs and 997 facility inspections

•   Achieved record mainline throughput levels resulting in mainline system reliability equal to 99.6% of expected available capacity and 95.4% utilization of maximum capacity

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Other benefits elements

Retirement benefits

The NEOs participate in the Senior Management Pension Plan (SMPP), a non-contributory defined benefit plan that provides market-competitive retirement income to all Canadian and U.S. senior management employees. Before becoming members of the SMPP, certain NEOs participated in a non-contributory defined benefit or defined contribution pension plan.

Defined benefit plan

The following graphic shows how the SMPP retirement benefit payable at normal retirement age is calculated:

Key terms of the SMPP:

•	Eligibility: senior management employees join the SMPP on the later of their date of hire or promotion to a senior management position;
•	Vesting: plan participants are fully vested immediately;
•

Retirement age: normal retirement date is age 65. Participants can retire with an unreduced pension at age 60, or as early as age 55 if they have 30 years of service. If they have less than 30 years of service, they can still retire as early as age 55, but their retirement benefit is reduced by 3% per year before age 60;

•	Adjustment for inflation: retirement benefits are indexed at 50% of the annual increase in the consumer price index; and
•

Survivor benefits: the pension is payable for the life of the member. If the member is single at retirement, 15 years of pension payments are guaranteed. If the member is married at retirement and dies before their spouse, 60% of the pension will continue to be paid to the spouse for his/her lifetime.

The SMPP consists of benefits paid from the following tax-qualified and supplemental pension plans, collectively referred to as the SMPP:

•	Retirement Plan for Employees of Enbridge Inc. and Affiliates;
•	Enbridge Employee Services, Inc. Employees’ Pension Plan;
•	Enbridge Supplemental Pension Plan; and
•	Enbridge Employee Services, Inc. Supplemental Pension Plan for United States Employees

Prior to the merger of Enbridge Inc. and Spectra Energy Corp., Mr. Yardley participated in a qualified and a non-qualified cash balance arrangement, to which there are no further contributions or service accruals.

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Summary of defined benefits

The following table outlines estimated annual retirement benefits, accrued pension obligations and compensatory and non-compensatory changes for the NEOs under the defined benefit pension plans. All information is based on the assumptions and methods used for the purposes of reporting the company’s financial statements and which are described in the company’s financial statements.

		Annual benefits payable		Accrued obligation at January 1, 2019 ($)	Compensatory change(1) ($)	Non- compensatory change(2) ($)	Accrued obligation at December 31, 2019 ($)
	Credited service (years)	At year end ($)	At age 65 ($)
Executive				A	B	C	A + B + C
Al Monaco(3)	21.08	1,235,000	1,488,000	19,753,000	3,195,000	3,234,000	26,182,000
Colin K. Gruending(4)	16.25	166,000	455,000	2,382,000	1,498,000	801,000	4,681,000
John K. Whelen	22.16	402,000	454,000	6,539,000	645,000	855,000	8,039,000
William T. Yardley(5)(6)	19.13	199,689	399,378	1,955,394	351,400	470,695	2,777,490
D. Guy Jarvis(7)	19.50	387,000	392,000	6,147,000	732,000	1,462,000	8,341,000
Vern D. Yu	18.75	278,000	470,000	3,939,000	1,478,000	951,000	6,368,000

1.	The components of compensatory change are current service cost and the difference between actual and estimated pensionable earnings.
2.	The non-compensatory change includes interest on the accrued obligation at the start of the year, changes in actuarial assumptions and other experience gains and losses not related to compensation.
3.

Mr. Monaco’s retirement benefit is calculated using a 2.5% accrual rate for each year of credited service between 2008 and 2013. The higher accrual rate is equivalent to approximately 1.50 years of credited service. Upon Mr. Monaco’s appointment to President & Chief Executive Officer, a cap to the annual pension payable of $1,750,000 was implemented.

4.	Mr. Gruending’s SMPP retirement benefits earned after December 31, 2017 are not indexed to inflation.
5.

The impact of changes to exchange rates on Mr. Yardley’s accrued obligation is reflected in the non-compensatory change. The accrued obligation for Mr. Yardley’s cash balance retirement benefits earned prior to joining the SMPP are $979,336 at the start of the year and $1,321,997 at year end.

6.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
7.	Mr. Jarvis’ annual benefits payable and accrued obligation at year end reflects his retirement in 2020.

Defined contribution plan

The defined contribution pension plan is a non-contributory pension plan. The level of contribution varies, depending on age and years of service. None of the NEOs are currently participating in the defined contribution pension plan.

Mr. Monaco, Mr. Gruending, Mr. Whelen and Mr. Yu participated in the defined contribution plan for three years, four years, three years and six years, respectively, prior to joining the SMPP. The values shown below reflect market value of assets of the defined contribution plan.

Executive	Accumulated value at January 1, 2019 ($)	Compensatory change(1) ($)	Accumulated value at December 31, 2019 ($)
Al Monaco	61,191	–	72,413
Colin K. Gruending	65,029	–	79,400
John K. Whelen	65,652	–	79,579
Vern D. Yu	66,872	–	79,916

1.	The compensatory change is equal to contributions made by the company during 2019.

Other benefits

Enbridge’s savings plan and benefits plans are key elements of the total compensation package for our employees, including NEOs.

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Savings plan

Enbridge provides a savings plan for Canadian employees and a 401(k) savings plan for U.S. employees. All NEOs participate in the savings plan on the same terms as eligible employees. The savings plans assist and encourage employees to save by matching 100% of employee contributions up to plan limits (maximum 2.5% and 6% of base pay for Canadian employees and U.S. employees, respectively) and subject to applicable tax limits. In Canada, matching contributions are provided as flex credits which may be used to purchase additional benefits or taken as after-tax cash; in the U.S., matching contributions are invested in the savings plan.

Life and health benefits

Medical, dental, life insurance and disability insurance benefits are available to meet the specific needs of individuals and their families. The NEOs participate in the same plan as all other employees. The plans are structured to provide minimum basic coverage with the option of enhanced coverage at a level that is competitive and affordable.

The HRC Committee reviews the retirement and other benefits regularly. These benefits are a key element of a total compensation package and are designed to be competitive and reasonably meet the needs of executives in their current roles.

Compensation governance

Enbridge’s compensation governance structure consists of the Board and the HRC Committee, with Mercer (Canada) Limited (“Mercer”), and others from time to time, providing independent advisory support to the HRC Committee. The HRC Committee reviews the governance structure annually against best practices and regulatory guidance.

Board and HRC Committee

The Board is responsible for the oversight of the compensation principles and programs at Enbridge. The HRC Committee approves major compensation programs and payouts, including reviewing and recommending the compensation for the President & CEO to the Board. The HRC Committee also approves the compensation for the other NEOs.

The HRC Committee assists the Board in carrying out its responsibilities with respect to compensation matters by providing oversight and direction on human resources strategy, policies and programs for the NEOs, senior management and the broader employee base, including compensation, equity incentive plans, pension and benefits as well as talent management, succession planning, workforce recruitment and retention. The HRC Committee provides oversight regarding the management of broader people-related risk and, in addition, specifically reviews the compensation programs from a risk perspective.

All members of the HRC Committee are independent under the independence standard discussed in this Management Information Circular. The members of the HRC Committee are Catherine L. Williams (chair), Marcel R. Coutu, Susan M. Cunningham, and V. Maureen Kempston Darkes.

The members of the HRC Committee have experience as members of the compensation committees of other public companies. In addition, the members of the HRC Committee have experience in top leadership roles, strong knowledge of the energy industry, experience as directors of other public companies, and a mix of other relevant skills and experience. This background provides the HRC Committee members with the collective experience, knowledge and skills to effectively carry out their responsibilities. For information on each HRC Committee member’s experience and current service on other public company boards and committees, see the director profiles, beginning on page 10. For information on each HRC Committee member’s skills and experience, see the skills and experience matrix on page 20. For information on each HRC Committee member’s participation on other Enbridge Board committees, see page 18.

Independent advice

The HRC Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultants, outside legal counsel or other advisors it retains (each, an “Advisor”). The HRC Committee may select or receive advice from an Advisor only after taking into consideration all factors relevant to the Advisor’s independence from management including:

•	the provision of other services to Enbridge by the Advisor;
•	the amount of fees received from Enbridge by the Advisor as a percentage of the Advisor’s total revenue;
•	the policies and procedures of the Advisor that are designed to prevent conflicts of interest;
•	any shares owned by the Advisor; and
•	any business or personal relationship of the Advisor with a member of the HRC Committee or with an executive officer at Enbridge.

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Although the HRC Committee is required to consider these factors, it is free to select or receive advice from an Advisor that is not independent. The HRC Committee has determined that the Advisor is independent.

Since 2002, Mercer, an independent Advisor, has provided guidance to the HRC Committee on compensation matters to ensure Enbridge’s programs are appropriate, market competitive and continue to meet intended goals. Advisory services include reviewing:

•	the competitiveness and appropriateness of executive compensation programs;
•	annual total direct compensation for the President & CEO and the executive leadership team;
•	executive compensation governance; and
•	the HRC Committee’s mandate and related Board committee processes.

While the HRC Committee considers the information and recommendations Mercer provides, it has full responsibility for its own decisions, which may reflect other factors and considerations.

The HRC Committee chair reviews and approves the terms of engagement with Mercer every year. The terms specify the work to be done in the year, Mercer’s responsibilities and its fees. Management can also retain Mercer on compensation matters from time to time or for prescribed compensation services. The HRC Committee chair must, however, approve all services that are not standard in nature, taking into account whether or not the work would compromise Mercer’s independence.

Management and the HRC Committee engaged Mercer in 2019 to provide analysis and advice on various compensation matters. The following table provides a breakdown of services provided by and fees paid to Mercer and its affiliates (a significant portion of which relate to risk brokerage service fees paid to Marsh Inc., a Mercer affiliate) by Enbridge and its affiliates in 2019 and 2018:

Nature of work	Approximate fees 2019 ($)	Approximate fees 2018 ($)
Executive compensation-related fees(1)	296,632	481,729
All other fees(2)	6,148,371	5,731,090
Total	6,445,003	6,212,819

1.	Includes all fees related to executive compensation associated with the President & CEO and the executive leadership team.
2.

Includes fees paid for other matters that apply to Enbridge as a whole, such as pension actuarial valuations, renewal and pricing of benefit plans, evaluation of geographic market differences and regulatory proceedings support. Also includes risk brokerage service fees ($2,253,716 in 2019 and $1,889,701 in 2018) paid to Marsh for services provided to our operating affiliates.

Compensation services received by Enbridge from Advisors are not sole-sourced from one provider; each situation and need is assessed independently, and other providers are used depending on the nature of the service required, and the qualifications of the provider. In 2019, Enbridge did not engage the services of other compensation consultants.

Compensation risk management

The HRC Committee oversees Enbridge’s compensation programs from the perspective of whether the programs encourage individuals to take inappropriate or excessive risks that are reasonably likely to have a material adverse impact on Enbridge.

Compensation risk mitigation practices

Enbridge uses the following compensation practices to mitigate risk:

•	a pay-for-performance philosophy that is embedded in the compensation design;
•	a mix of pay programs benchmarked against a relevant peer group in terms of both relative proportion and prevalence;
•

a rigorous approach to goal-setting and a process of establishing targets with multiple levels of performance, which mitigate excessive risk-taking that could harm Enbridge’s value or reward poor judgment of executives;

•

compensation programs that include a combination of short-, medium- and long-term elements that ensure executives are incentivized to consider both the immediate and long-term implications of their decisions;

•

program provisions where executives are compensated for their short-term performance using a combination of safety, system reliability, environmental, financial, and customer and employee metrics that ensure a balanced perspective and are a mix of both leading (proactive/preventative) and lagging (incident-based) indicators;

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•	performance thresholds that include both minimum and maximum payouts;
•	stock award programs that vest over multiple years and are aligned with overall corporate performance that drives superior value to Enbridge shareholders;
•	share ownership guidelines that ensure executives have a meaningful equity stake in Enbridge to align their interests with those of Enbridge shareholders;
•	an anti-hedging policy to prevent activities that would weaken the intended pay-for-performance link and alignment with Enbridge shareholders’ interests; and
•	an incentive compensation clawback policy that allows Enbridge to recoup overpayments made to executives in the event of fraudulent or willful misconduct.

The HRC Committee has considered the concept of risk as it relates to the compensation programs and has concluded that the programs do not encourage excessive or inappropriate risk-taking and are aligned with the long-term interests of shareholders.

Anti-hedging policy

Enbridge’s insider trading and reporting guidelines, among other things, prohibit directors, officers, employees and contractors (of Enbridge and its subsidiaries) from purchasing financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held by the NEO, as such positions delink the intended alignment of employee and shareholder interests. The following activities are specifically prohibited:

•	any form of hedging activity;
•	any form of transaction involving stock options (other than exercising options in accordance with the incentive plans);
•	any other form of derivative trading (including “puts” and “calls”); and
•	“short-selling” (selling securities that the individual does not own).

Clawback policy

The incentive compensation clawback policy allows Enbridge to recover, from current and former executives, certain incentive compensation amounts awarded or paid to individuals if the individuals engaged in fraud or willful misconduct that led to inaccurate financial results reporting, regardless of whether the misconduct resulted in a restatement of all or a part of Enbridge’s financial statements.

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Annual decision-making process

The HRC Committee reviews and approves the compensation plans and pay levels for all the NEOs except the President & CEO. The HRC Committee reviews and recommends the compensation plans and pay level for the President & CEO to the Board.

The table below shows the process by which compensation decisions are made.

Planning and research

Independent compensation consultant
- Market analysis and benchmarking

Management
- Set compensation targets
- Set objectives:
  - corporate
  - business unit
  - individual
- Define key metrics and other strategic priorities

Performance assessment and recommendations

Management
- Performance assessments:
  - CEO self-assessment
  - Assessment of each NEO by the CEO

HRC Committee
- Review corporate, business unit and individual performance
- Assess business environment and market performance
- Review historical compensation
- Consider use of discretion
- Discuss with independent compensation consultant

Decision-making and approvals

HRC Committee
- Approve compensation decisions for the named executives (except the CEO)
- Approve compensation targets and objectives set by management
- Recommend CEO compensation to the Board

HRC Committee Chair and Chair of the Board
- Review corporate and CEO performance, including CEO's self-assessment
- Solicit feedback from all Board members

Board of Directors
- Final approval of CEO compensation

Benchmarking to peers

Total direct compensation for the NEOs is managed within a framework that involves input from and consideration by the President & CEO and the HRC Committee, with Mercer providing independent advisory support. The competitiveness of this framework is based on peer group market data extracted from third-party compensation surveys and publicly disclosed executive compensation information for comparable benchmark roles at peer companies. The market data is considered from several perspectives including organization size and industry sector (pipeline, energy and utility criteria).

As the responsibilities of Enbridge’s NEOs are primarily North American in scope, a North American peer group is determined and used for executive compensation benchmarking.

Peer group determination

The following outlines Enbridge’s compensation benchmarking peer group determination criteria:

•

Industry (typically defined as low-risk regulated operations in the energy sector) remains a key criterion for identifying peers, as that will help to ensure Enbridge can pay competitively against “best-in-class” companies whose executives are often the most knowledgeable about Enbridge’s core businesses.

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•

Size/complexity remains important but is more broadly defined to consider multiple dimensions, including financial (e.g., market capitalization, cash flow, capital employed) and nonfinancial measures (e.g., geography and breadth of operations).

•

Geography is not a major factor; in particular, Enbridge believes it is less important to focus on Canadian companies if they are not sufficiently comparable to Enbridge in terms of industry and/or size/complexity.

Based on these criteria, Enbridge uses a single peer group of Canadian and U.S. companies to reflect Enbridge’s identity as a North American leader that happens to be based in Canada. Our peer group of energy and infrastructure companies is weighted heavily towards the U.S. as the U.S. market offers more comparable peers from an industry and/or size/complexity perspective. It is important to note that Enbridge limits the peer group to those in the energy and infrastructure space, rather than extending to other capital intensive sectors, as these companies are subject to the same external industry pressures and macroeconomic factors as Enbridge.

Our peer group contains companies that are generally similar in size to Enbridge, primarily in terms of enterprise value, and secondarily market capitalization and assets; size constraints were relaxed in certain instances to include those similar to Enbridge in terms of operational profile.

Enbridge’s compensation benchmarking peer group is reviewed annually by the HRC Committee. The peer group used for determining compensation in 2019 was unchanged from 2018.

2019 compensation peer group
Canadian National Railway Company	NextEra Energy Inc.
Canadian Natural Resources Limited	Occidental Petroleum Corporation
Chevron Corporation	Phillips 66
Conoco Phillips	Schlumberger Limited
Dominion Resources Inc.	Suncor Energy Inc.
Duke Energy Corporation	The Southern Company
Energy Transfer Partners, L.P.	The Williams Companies Inc.
Enterprise Products Partners L.P.	TC Energy Corporation
Halliburton Company	Union Pacific Corporation
Kinder Morgan Inc.

Setting compensation targets

Enbridge targets overall total direct compensation at the median (including the President & CEO position), considering the skills, competencies and experience of each senior executive.

Share ownership

It is important for the NEOs to have a meaningful equity stake in Enbridge. Owning Enbridge shares is a tangible way to align the interests of executives with those of Enbridge shareholders.

Executives can acquire Enbridge shares by participating in the employee savings plan, exercising stock options or by making personal investments in Enbridge shares. Personal holdings, and Enbridge shares held in the name of a spouse, dependent child or trust, all count toward meeting the guidelines. PSUs, RSUs and unexercised stock options do not count toward meeting the guidelines (resulting in a more stringent threshold than typical practice).

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The share ownership requirement is six times base salary for the President and CEO and three times base salary for the other NEOs. The NEOs have until January 1, 2022 to comply with their increased target, with the exception of Mr. Gruending who has four years from his appointment to Executive Vice President and CFO. All have already met or exceeded the requirement, as noted in the following graph.

Target and actual share ownership as of December 31, 2019

Executive compensation tables and other compensation disclosures

2019 Summary compensation table

The table below shows the total amounts that Enbridge and its subsidiaries paid and granted to the NEOs for the years ended December 31, 2019, 2018 and 2017. Amounts represented below for Mr. Yardley were originally paid in U.S. dollars and have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967, US$1 = C$1.3657, and US$1 = C$1.2530 for 2019, 2018 and 2017, respectively.

Name Principal Position	Year	Salary ($)	Stock- based awards(1) ($)	Option- based awards(2) ($)	Non- equity incentive plan compen- sation(3) ($)	Pension value(4) ($)	All other compen- sation(5) ($)	Total ($)
Al Monaco President & Chief Executive Officer	2019	1,592,878	6,129,560	3,327,732	3,687,712	3,195,000	60,502	17,993,384
	2018	1,479,450	4,439,868	2,777,446	3,473,453	1,141,000	68,509	13,379,726
	2017	1,461,868	2,567,540	3,363,909	2,770,588	1,113,000	120,401	11,397,306
Colin K. Gruending Executive Vice President & Chief Financial Officer	2019	467,122	1,225,912	316,315	583,360	1,498,000	25,460	4,116,169
	2018	361,656	496,675	172,549	338,078	421,000	231,272	2,021,230
	2017	325,212	141,800	280,339	155,627	167,000	363,911	1,433,889
John K. Whelen Executive Vice President & Chief Development Officer	2019	635,849	1,604,385	870,883	821,199	645,000	17,568	4,594,883
	2018	619,500	1,244,477	758,499	886,132	126,000	33,466	3,668,074
	2017	612,138	694,293	880,779	763,447	482,000	67,679	3,500,336
William T. Yardley(6) Executive Vice President & President, Gas Transmission & Midstream	2019	732,029	3,828,546	1,069,747	767,701	351,400	32,993	6,782,812
	2018	751,161	1,570,650	847,539	968,697	359,000	32,958	4,530,005
	2017	574,280	693,794	429,614	632,423	372,000	37,107	2,739,218
D. Guy Jarvis Former Executive Vice President, Liquids Pipelines	2019	663,226	1,631,230	885,673	822,941	732,000	52,845	4,787,915
	2018	630,000	1,265,593	771,334	876,759	162,000	83,337	3,789,023
	2017	622,512	521,557	895,699	566,444	470,000	103,364	3,179,576
Vern D. Yu Executive Vice President & President, Liquids Pipelines	2019	564,541	1,424,276	773,196	711,996	1,478,000	22,648	4,974,657
	2018	450,000	723,196	440,752	900,000	122,000	29,030	2,664,978
	2017	450,000	558,761	537,408	693,333	228,000	65,723	2,533,225

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1.

The amounts disclosed in this column include the aggregate grant date fair value of PSUs and RSUs granted in 2019, 2018 and 2017, as applicable, in each case, computed in accordance with the provisions of FASB ASC Topic 718. These amounts are calculated by multiplying the number of performance and restricted stock units by the unit values in the table below:

Year granted	C$	US$
2019	$48.81	$36.97
2018	$43.99	$38.59
2017	$56.27	$42.24

In May 2019, Mr. Yardley was granted 40,421 RSUs with grant date fair value of US$37.11.

2.

The amounts in this column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model, based on the following assumptions.

	February 2019		February 2018		February 2017
Assumptions	C$	US$	C$	US$	C$	US$
Expected option term	6 years	6 years	6 years	6 years	6 years	6 years
Expected volatility	18.318%	21.802%	21.077%	21.893%	19.16%	22.055%
Expected dividend yield	5.961%	5.961%	6.377%	6.377%	4.17%	4.172%
Risk free interest rate	1.615%	2.333%	2.088%	2.694%	1.164%	2.228%
Exercise price	$48.30	$36.71	$43.02	$33.97	$55.84	$41.64
Option value	$4.03	$4.07	$3.82	$3.40	$5.76	$6.06

3.

The amounts disclosed in this column represent amounts paid under the Enbridge Inc. STIP with respect to the 2019, 2018 and 2017 performance years, as well as special awards for Messrs. Monaco, Whelen and Yu for 2017 earned in connection with the merger with Spectra Energy.

4.	The pension values are equal to the compensatory change shown in the defined benefit plan table.
5.	The table below describes the elements comprising the amounts presented in this column for 2019.

Name	Matching contribution under the retirement savings plan ($)	Excess flexible benefit credit(a) ($)	Executive medical benefit ($)	Relocation expenses(b) ($)	Flexible perquisite ($)		Other benefits(c) ($)	Total ($)
Al Monaco	–	45,258	4,345	–	–		10,899	60,502
Colin K. Gruending	–	6,287	1,495		8,462	(d)	9,216	25,460
John K. Whelen	–	7,513	4,345	–	–		5,710	17,568
William T. Yardley	21,784	–	–	–	–		11,209	32,993
D. Guy Jarvis	–	10,560	4,345	26,319	–		11,621	52,845
Vern D. Yu	–	11,926	4,940	–	–		5,782	22,648

a)

For the NEOs domiciled in Canada, flexible benefit credits are provided based on their family status and base salary. These credits can be used to purchase benefits or can be paid in cash. Participants could receive up to 2.5% of base salary in matching contributions towards their flexible benefit credits if they made contributions into their Savings Plan. This amount represents the excess flexible benefit credits paid to the NEO.

b)	Includes relocation subsidies related to mortgage interest payments.
c)	Other benefits include parking, personal use of company aircraft and other incidental compensation.
d)

Mr. Gruending received an annual perquisite allowance prior to his appointment to Executive Vice President & Chief Financial Officer. The President & CEO and Executive Vice Presidents are not eligible for this benefit, and therefore Mr. Gruending will not receive this going forward.

6.

Mr. Yardley commenced employment with Enbridge in connection with the completion of the Merger Transaction on February 27, 2017. Amounts set forth in this table do not reflect any compensation paid by Spectra Energy to Mr. Yardley prior to completion of the Merger Transaction.

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Executive compensation and shareholder return

The chart below shows the value of a $100 investment made January 1, 2015 in both Enbridge common shares and the S&P/TSX Composite Index and the S&P 500 index, at the end of each of the last five years (assuming reinvestment of dividends throughout the term). It also shows the growth in average total direct compensation for the NEOs reported in the summary compensation table over the same period. Total direct compensation includes base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards. Average total direct compensation is taken by dividing total direct compensation from the summary compensation table by the number of named executives in any given year.

Total return vs. growth in total compensation

The total return on Enbridge common shares has been positive from 2015 to 2019. Average compensation paid to the NEOs has also increased over the same period.

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Outstanding option-based and share-based awards

The table below shows the option-based and share-based awards that were outstanding on December 31, 2019. The market value of unvested or unearned awards is calculated based on C$51.63 per share for awards denominated in Canadian dollars and US$39.77 for awards denominated in U.S. dollars, the closing prices of our shares on the TSX and NYSE on December 31, 2019. The grant date fair value for U.S. option grants and the market value of unvested or unearned awards denominated in U.S. dollars were each converted from U.S. dollars to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.

	Option-based awards(1)					Share-based awards
Named executive officer	Number of securities underlying unexercised options (#)	Option exercise price(2) ($)	Option expiry date	Value of in-the-money unexercised options(3)		Number of units that have not vested (#)		Market or payout value of units not vested(3)(4) ($)	Market or value of vested share-based awards not paid out or distributed(3)(5) ($)
				Vested	Unvested
				($)	($)
Al Monaco	825,740	48.30	2/21/2029	0	2,749,714	131,585		6,793,711
	727,080	43.02	2/27/2028	1,565,040	4,695,119	117,467		6,064,838
	584,000	55.84	2/28/2027	0	0	–		–	2,599,312
	365,000	44.06	3/1/2026	2,072,288	690,763
	196,000	59.08	3/2/2025	0	0
	199,000	48.81	3/13/2024	561,180	0
	229,000	44.83	2/27/2023	1,557,200	0
	147,500	38.34	3/2/2022	1,960,275	0
	100,000	28.78	2/14/2021	2,285,500	0
Colin K. Gruending	78,490	48.30	2/21/2029	0	261,372	26,113		1,348,219
	45,170	43.02	2/27/2028	97,233	291,681	7,303		377,040
	48,670	55.84	2/28/2027	0	0	5,535	(6)	285,763
	64,600	44.06	3/1/2026	366,767	122,256	–		–	186,617
	64,780	59.08	3/2/2025	0	0
	66,500	48.81	3/13/2024	187,530	0
	72,000	44.83	2/27/2023	489,600	0
	69,750	38.34	3/2/2022	926,978	0
	45,000	28.78	2/14/2021	1,028,475	0
John K. Whelen	216,100	48.30	2/21/2029	0	719,613	34,442		1,778,223
	198,560	43.02	2/27/2028	427,400	1,282,201	32,080		1,656,282
	152,910	55.84	2/28/2027	0	0	–		–	697,079
	82,430	44.06	3/1/2026	468,000	155,995
	109,670	59.08	3/2/2025	0	0
	92,700	48.81	3/13/2024	261,414	0
	78,550	44.83	2/27/2023	534,140	0
	77,050	38.34	3/2/2022	1,023,995	0
	84,000	28.78	2/14/2021	1,919,820	0
William T. Yardley	202,700	US36.71	2/21/2029	0	804,282	42,354	(7)	2,184,144
	182,520	US33.97	2/27/2028	343,172	1,029,515	41,169		2,123,031
	56,580	US41.64	2/28/2027	0	0	36,384		1,876,274
	58,941	US28.87	2/16/2026	833,061	0	17,908		923,497
						–		–	340,131
D. Guy Jarvis	219,770	48.30	2/21/2029	0	731,834	35,018		1,807,977
	201,920	43.02	2/27/2028	434,633	1,303,898	32,624		1,684,384
	155,500	55.84	2/28/2027	0	0	–		–	690,928
	103,800	44.06	3/1/2026	589,325	196,442
	68,050	59.08	3/2/2025	0	0
	78,350	48.81	3/13/2024	220,947	0
	15,087	44.83	2/27/2023	102,592	0
Vern D. Yu	191,860	48.30	2/21/2029	0	638,894	30,575		1,578,599
	115,380	43.02	2/27/2028	248,355	745,066	18,642		962,505
	93,300	55.84	2/28/2027	0	0	–		–	414,705
	96,750	44.06	3/1/2026	549,302	183,096
	82,340	59.08	3/2/2025	0	0
	83,350	48.81	3/13/2024	235,047	0
	83,250	44.83	2/27/2023	566,100	0
	64,350	38.34	3/2/2022	855,212	0
	73,600	28.78	2/14/2021	1,682,128	0

1.	Each ISO award has a 10-year term and vests pro-rata as to one fourth of the option award beginning on the first anniversary of the grant date.

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2.	Option exercise prices are reflected in the currency granted.
3.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
4.	A performance multiplier of 1.0x has been used (PSUs only), based on achieving the Target Performance Level as defined in the plan.
5.	Reflects the payout value of the 2017 PSU grant, which vested on December 31, 2019 but will not be paid until March 2020. A performance multiplier of 1.22x is used.
6.	Reflects RSUs granted on January 1, 2018, which cliff vest 35 months following grant.
7.	Reflects RSUs granted on May 8, 2019, 20% of which vest on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

Value vested or earned in 2019

	Value vested during the year			Value earned during the year
Executive	Option-based awards(1)(2) ($)	Share-based awards(1)(3) ($)		Non-equity incentive plan(1)(4) ($)
Al Monaco	1,515,830	3,241,948	(5)	3,687,712
Colin K. Gruending	142,597	186,617		583,360
John K. Whelen	394,042	871,930	(5)	821,199
William T. Yardley	194,661	717,188	(6)	767,701
D. Guy Jarvis	423,779	690,928		822,941
Vern D. Yu	285,395	671,641	(5)	711,996

1.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
2.	The values of the option-based awards listed above are based on the following:

Grant date	Grant price	2019 vesting date	Closing price on 2019 vesting date
2/3/2015	$59.08	2/3/2019	$49.51
2/29/2016	$44.06	2/29/2019	$48.68
2/28/2017	$55.84	2/28/2019	$48.68
2/28/2017	US$41.64	2/28/2019	US$36.99
2/27/2018	$43.02	2/27/2019	$49.04
2/27/2018	US$33.97	2/27/2019	US$37.26

3.	Includes the 2017 PSUs that matured on December 31, 2019.
4.	Based on corporate, business unit and individual performance for the 2019 performance year.
5.	Includes the 2017 RSUs that matured on December 1, 2019.
6.	Includes 2016 Spectra Energy phantom stock units.

Termination of employment and change-in-control arrangements

Employment agreements

Enbridge has entered into employment agreements with each of the NEOs. The terms in the employment agreements are competitive and part of a comprehensive compensation package that assists in recruiting and retaining top executive talent.

The agreements generally provide payments for executives in the case of involuntary termination for any reason (other than for cause) or voluntary termination within 150 days after constructive dismissal, as defined in each agreement, and do not provide for any “single-trigger” severance payments upon a change in control of the company. As a condition to receiving payments under the employment agreements upon a qualifying termination of employment, the executive must execute a general release of claims in favor of Enbridge and comply with the following restrictive covenants:

Confidentiality provision	Non-competition/solicitation	No recruitment
2 years after departure	1 year after departure	2 years after departure

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Termination of employment scenarios

Compensation that would be paid to the NEOs pursuant to the terms of their existing employment agreements under various termination scenarios is described below.

	Type of termination	Base salary	Short-term incentive	Medium- and long-term incentive	Pension	Benefits
Voluntary	Resignation	None	Payable in full if executive has worked the entire calendar year. Otherwise, none.	• PSUs and RSUs forfeited. • Vested stock options must be exercised within 30 days of resignation or by the end of the original term (if sooner).(1) • Unvested stock options are cancelled.	No longer earns service credits.	None
	Retirement		Current year’s incentive is prorated based on retirement date.

•  PSUs and RSUs prorated for retirement date and value is assessed and paid at end of usual term.

•  Stock options continue to vest and can be exercised for three years after retirement (or option expiry, if sooner).

Post- retirement benefits begin.
Involuntary	Termination not for cause or constructive dismissal	Current salary is paid out in a lump sum (3x for CEO and 2x for other NEOs).

The average short-term incentive award over the past two years is paid out in a lump sum (3x for CEO and 2x for other NEOs) plus the current year’s short-term incentive, prorated based on active service during the year of termination based on target performance.

•  PSUs and RSUs are prorated to date of termination (plus any applicable notice period) and value is assessed and paid at end of usual term.

•  Vested stock options must be exercised according to stock option terms.

•  The in-the-money spread value of unvested stock options is paid in cash.

					Additional years of pension credit are added to the final pension calculation (three years for CEO and two years for other NEOs).	Value of future benefits paid out in a lump sum (3x for CEO and 2x for other NEOs).
	Termination following change of control (CIC)			• PSUs vest and value is assessed and paid based on performance measures achieved prior to or to the change in control. RSUs vest and are paid out. • All stock options vest.

1.	Where applicable, both time and performance vesting conditions must have been met in order to be considered exercisable.

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The amounts shown in the table below include the estimated potential payments and benefits that would be payable to each of our NEOs as a result of the specified triggering event, assumed to occur as of December 31, 2019. The actual amounts that would be payable in these circumstances can be determined only at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the table below. Amounts in U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.

Named executive officer(1)	Triggering event(2)	Base salary(3) ($)	Short-term incentive(4) ($)	Medium- term incentive(5) ($)	Long-term incentive(6) ($)	Pension(7) ($)	Benefits(8) ($)	Total payout ($)
Al Monaco	CIC	–	–	–	690,763	–	–	690,763
	Death	–	–	10,746,530	8,135,596	–	62,692	18,944,819
	Retirement	–	–	5,892,995	7,448,167	–	62,692	13,403,854
	Voluntary or for cause termination	–	–	–	–	–	62,692	62,692
	Involuntary termination without cause	4,890,000	8,015,993	12,858,548	8,135,596	6,823,000	263,457	40,986,594
	Involuntary or good reason termination after a CIC	4,890,000	8,015,993	12,858,548	8,135,596	6,823,000	263,457	40,986,594
Colin K. Gruending	CIC	–	–	–	122,256	–	–	122,256
	Death	–	–	1,791,169	675,308	–	20,192	2,486,669
	Voluntary or for cause termination	–	–	–	–	–	20,192	20,192
	Involuntary termination without cause	1,050,000	493,705	1,945,824	675,308	1,235,000	80,944	5,480,782
	Involuntary or good reason termination after a CIC	1,050,000	493,705	1,945,824	675,308	1,235,000	80,944	5,480,782
John K. Whelen	CIC	–	–	–	155,995	–	–	155,995
	Death	–	–	2,864,769	2,157,809	–	24,662	5,047,240
	Retirement	–	–	1,594,378	1,477,452	–	24,662	3,096,492
	Voluntary or for cause termination	–	–	–	–	–	24,662	24,662
	Involuntary termination without cause	1,282,400	1,379,574	3,348,514	2,157,809	1,388,000	102,594	9,658,891
	Involuntary or good reason termination after a CIC	1,282,400	1,379,574	3,348,514	2,157,809	1,388,000	102,594	9,658,891
William T. Yardley	CIC	–	–	–	–	–	–	–
	Death	–	–	6,423,584	1,833,797	–	28,391	8,285,772
	Retirement	–	–	3,195,014	1,174,277	–	28,391	4,397,683
	Voluntary or for cause termination	–	–	–	–	–	28,391	28,391
	Involuntary termination without cause	1,476,349	2,076,142	6,747,206	1,833,797	689,834	97,893	12,921,220
	Involuntary or good reason termination after a CIC	1,476,349	2,076,142	6,747,206	1,833,797	689,834	97,893	12,921,220
D. Guy Jarvis	CIC	–	–	–	196,442	–	–	196,442
	Death	–	–	2,912,959	2,232,174	–	25,927	5,171,060
	Retirement	–	–	1,621,311	1,540,282	–	25,927	3,187,520
	Voluntary or for cause termination	–	–	–	–	–	25,927	25,927
	Involuntary termination without cause	1,348,200	1,443,203	3,404,932	2,232,174	1,520,000	103,617	10,052,126
	Involuntary or good reason termination after a CIC	1,348,200	1,443,203	3,404,932	2,232,174	1,520,000	103,617	10,052,126
Vern D. Yu	CIC	–	–	–	183,096	–	–	183,096
	Death	–	–	2,210,017	1,567,056	–	21,896	3,798,969
	Voluntary or for cause termination	–	–	–	–	–	21,896	21,896
	Involuntary termination without cause	1,138,600	1,233,333	2,464,767	1,567,056	1,787,000	96,198	8,286,954
	Involuntary or good reason termination after a CIC	1,138,600	1,233,333	2,464,767	1,567,056	1,787,000	96,198	8,286,954

1.	Mr. Jarvis announced his retirement, effective February 28, 2020.
2.	Messrs. Monaco, Whelen, Yardley and Jarvis are the only NEOs who are retirement eligible as of December 31, 2019. Retirement eligibility under Enbridge programs means age 55 or older.
3.	Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messers. Gruending, Whelen, Jarvis, Yardley and Yu) the NEO’s base salary in effect as at December 31, 2019.
4.

Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messers. Gruending, Whelen, Jarvis, Yardley and Yu) the average of the short-term incentive award paid to the NEO in the two years preceding the year in which the termination occurs. In addition, the amount the NEO would receive as short-term incentive payment for the current year is reflected in the Summary Compensation Table.

5.

Represents the value of RSUs and PSUs that would vest and be settled in cash upon the triggering event, based on C$51.63 for awards granted in Canadian dollars and US$39.77 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2019 and assuming in the case of PSUs, target performance. For PSUs and RSUs, severance period, as outlined in the executive employment agreement, counts towards active service when prorating for termination without cause.

6.

Represents the “in-the-money value” of unvested ISOs and PSOs as of December 31, 2019, that would be paid in cash (as a result of an involuntary termination without cause) or that would become vested (as a result of an

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involuntary or good reason termination after a Change in Control or retirement). In-the-money value is calculated as C$51.63 for awards granted in Canadian dollars and US$39.77 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2019, less the applicable exercise price of the option.
7.	Reflects the value of three additional years of pension credit for Mr. Monaco and two additional years of pension credit for each of Messrs. Gruending, Whelen, Jarvis, Yardley and Yu.
8.

Reflects a lump sum cash payment in respect of the flex credit allowance, vacation carryover and savings plan matching contributions that would have been paid by Enbridge in respect of the NEO over a period of three years (for Mr. Monaco) or two years (for each of Messrs. Gruending, Whelen, Jarvis, Yardley and Yu) following the executive’s termination, plus an allowance for financial and career counselling.

Additional stock option information

Enbridge shares used for purposes of equity compensation

Enbridge has two “prior stock option plans” which were approved by Enbridge shareholders in 2007, as follows:

•	Enbridge Inc. Incentive Stock Option Plan (2007), as revised (“Incentive stock option plan”); and
•	Enbridge Inc. Performance Stock Option Plan (2007), as amended and restated (2011) and further amended (2012 and 2014) (“Performance stock option plan”).

The Performance Stock Option Plan was historically used to grant options but no options have been granted under it since 2014.

Enbridge adopted the 2019 LTIP (also referred to herein as the “current stock option plan”) effective February 13, 2019, under which stock options were granted in 2019. The 2019 LTIP was approved by our shareholders at our 2019 annual general meeting of shareholders. No further awards have been or will be granted under the Incentive stock option plan or Performance stock option plan after February 13, 2019, and all shares still available to be issued and not subject to awards under these prior stock option plans became available under the 2019 LTIP.

Shares reserved for equity compensation as of December 31, 2019

	A	B		C
Plans approves by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column A) (#)
2019 LTIP	6,671,810	48.13	(3)	43,028,190
Prior stock option plans(1)	28,544,413	48.24	(3)	–
Spectra 2007 LTIP(2)	1,013,044	28.87	(4)	–
				2.1253% of total issued and outstanding Enbridge shares

1.	Includes 28,375,013 options outstanding under the Incentive Stock Option Plan and 169,400 options outstanding under the Performance Stock Option Plan.
2.

Awards granted under the Spectra 2007 LTIP were assumed by Enbridge at the closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

3.	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2967.
4.

This weighted-average exercise price relates only to options granted under the Spectra 2007 LTIP. All other awards granted under the Spectra 2007 LTIP are deliverable without the payment of any consideration, and therefore these awards have not been considered in calculating the weighted average exercise price.

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Stock options granted and outstanding as of December 31, 2019

Stock options outstanding	# options outstanding	% of total issued and outstanding Enbridge shares
2019 LTIP	6,671,810	0.3295%
Incentive stock option plan	28,375,013	1.4015%
Performance stock option plan	169,400	0.0084%
Spectra 2007 LTIP – stock options(1)	805,806	0.0398%

1.	Awards granted under the Spectra 2007 LTIP plan as described in the “Assumed equity-based compensation awards from Spectra Energy” section.

Plan restrictions – current stock option plan

Enbridge shares reserved for issue under 2019 LTIP

49,700,000 in total, or 2.45% of Enbridge’s total issued and outstanding Enbridge shares as of December 31, 2019

The total number of Enbridge shares reserved for issuance to Insiders pursuant to all security based compensation arrangements of the company shall not exceed 10% of the number of Enbridge shares outstanding at the time of reservation.

Enbridge shares that can be issued in a one-year period

The total number of Enbridge shares issued to Insiders pursuant to all security based compensation arrangements of the company shall not exceed 10% of the number of Enbridge shares outstanding at the time of issuance (excluding any other Enbridge shares issued under all security based compensation arrangements of the company during such one-year period)

The number of Enbridge shares that can be issued as incentive stock options (within the meaning of the U.S. Internal Revenue Code)	Up to 2,000,000 Enbridge shares can be issued under the 2019 LTIP as incentive stock options.
Stock options delivered to a greater than 10% shareholder

If an Incentive Stock Option is granted to a greater than 10% shareholder, the grant price will not be less than 110% of the fair market value on the grant date of the Incentive Stock Option, and in no event will such Incentive Stock Option be exercisable after the expiration of five years from the date on which the Incentive Stock Option is granted.

Minimum vesting

All awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the award, provided that vesting may accelerate in connection with death, retirement, a change in control or other termination of service.

Notwithstanding the foregoing, up to 5% of the Enbridge shares available for grant under the 2019 LTIP may be granted with a minimum vesting schedule that is shorter than twelve months.

Annual burn rate

Stock options outstanding	2019	2018	2017
2019 LTIP	0.3348%	–	–
Incentive stock option plan(1)	–	0.3350%	0.3912%
Performance stock option plan(2)	–	–	–
Spectra 2007 LTIP – stock options(3)	–	–	–

1.	No grants have been made under this plan since 2018.
2.	No grants have been made under this plan since 2014.
3.

All grants under the Spectra 2007 LTIP were made by Spectra Energy prior to the Merger Transaction. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Making changes to the 2019 LTIP

To the extent permitted by applicable laws, the Board may amend, suspend or terminate the 2019 LTIP at any time without shareholder approval, provided that no amendment, other than an increase to the overall share limit, may materially and adversely affect any award outstanding at the time of the amendment without the affected participant’s consent.

Enbridge shareholder approval is required to implement any of the following changes:

•	increasing the overall share limit;
•	reducing the grant, exercise or purchase price for any awards;

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•	the cancellation of any awards and the reissue of or replacement of such awards with awards having a lower grant, exercise or purchase price;
•	removing or exceeding the limits of the 2019 LTIP on participation by insiders;
•	the extension of the term of any award;
•	allowing other than employees or non-employee directors of the company or a subsidiary to become participants in the 2019 LTIP;
•	allowing awards to become transferable or assignable other than by will or according to the laws of descent and distribution; and
•	changing the amendment provisions of the 2019 LTIP.

Termination provisions of stock option plans

The termination provisions for options granted under the 2019 LTIP (as governed by the 2019 incentive stock option grant agreements), the incentive stock option plan (2007), as revised, and the performance stock option plan, are summarized below.

	Reason for termination	Provision(1)
	Resignation	Can exercise vested options up to 30 days from the date of termination or until the option term expires (if sooner).
Retirement

Incentive stock options continue to vest. Vested options can be exercised up to three years from retirement or until the stock option term expires (if sooner). Conditions for performance stock options are mentioned below.

	Death	All options vest and can be exercised up to 12 months from the date of death or until the option term expires (if sooner).
	Disability	Options continue to vest based on the regular provisions of the plan.
Involuntary termination	not for cause

Unvested options continue to vest during the notice period, and options that are vested or become vested can be exercised up to 30 days after the notice period expires or until the option term expires (if sooner).

	for cause	All options are cancelled on the date of termination.
Change of control or reorganization

Beginning with the 2017 grants, if the employment of a participant is terminated without cause (including constructive dismissal) by the company or a subsidiary within two years after a change of control, then all unvested options of the participant vest on that double-trigger date.

For 2016 and prior grants, for a change of control, options vest on a date determined by the HRC Committee before the change of control. For any other kind of reorganization, options are to be assumed by the successor company. If they are not assumed, they will vest and the value will be paid in cash.

Performance stock option plan: For a change of control, options vest on a date determined by the HRC Committee before the change of control.

	Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.

1.	Differences in termination provisions apply for US$ options where the executive has elected treatment as incentive stock options within the meaning of U.S. Internal Revenue Code Section 422.

Options granted under the Performance stock option plan have the same termination provisions as options granted under the Incentive stock option plan, except for the following differences:

•

for retirement, performance stock options are prorated for the period of active employment in the five-year period starting January 1 of the year of grant. These options can be exercised until the later of three years after retirement, or 30 days after the date by which the share price targets must be met (or the date the option expires, if earlier), as long as the share price targets are met;

•	for death, unvested performance stock options are prorated and the plan assumes performance requirements have been met;
•	for involuntary termination not-for-cause, unvested performance stock options are prorated; and
•

for change of control, the plan assumes the performance requirements have been met and the plan was not amended in 2018 to implement a double trigger change of control as there are currently no plans to grant further awards under the plan.

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Assumed equity-based compensation awards from Spectra Energy

Pursuant to the terms of the merger agreement, Enbridge assumed all awards outstanding under the Spectra 2007 LTIP at the closing of the Merger Transaction (“Assumed Spectra LTIP Awards”). The Assumed Spectra LTIP Awards, including the shares of Enbridge issuable thereunder, were approved by Enbridge shareholders as part of the Merger Transaction on December 15, 2016. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Spectra 2007 LTIP

The Assumed Spectra LTIP Awards remain subject to and will continue to be administered by Enbridge pursuant to the terms of Spectra 2007 LTIP. The following summarizes the material provisions of the Spectra 2007 LTIP to the extent applicable to the Assumed Spectra LTIP Awards. The summary is qualified in its entirety by the full text of the amended and restated Spectra 2007 LTIP, which is available on Enbridge’s profile on the SEC’s website at www.sec.gov.

General provisions

•

Number of shares. The aggregate number of Enbridge shares that may be issued pursuant to the Assumed Spectra LTIP Awards is 5,000,000 shares of Enbridge representing 0.25% of Enbridge’s outstanding and issued shares as at December 31, 2019.

•

Reservation of Shares. When Spectra Energy first adopted the Spectra 2007 LTIP in 2007, it reserved 30,000,000 shares of common stock for issuance under the Spectra 2007 LTIP, with an additional 10,000,000 shares and 12,500,000 shares reserved following shareholder approval on April 19, 2011 and April 26, 2016, respectively. Immediately prior to closing of the Merger Transaction, there were 19,756,580 shares of Spectra Energy common stock available for future issuance under the Spectra 2007 LTIP. However, Enbridge determined that it would not grant any additional awards under the Spectra 2007 LTIP following the closing of the Merger Transaction and as a result, assumed only those shares issuable under the Assumed Spectra LTIP Awards. All future equity-based awards granted by Enbridge (including those made to legacy Spectra Energy employees) will be awarded pursuant to Enbridge’s existing plans and not the Spectra 2007 LTIP.

•

Administration. Prior to the closing of the Merger Transaction, the Spectra 2007 LTIP was administered by the Compensation Committee of Spectra Energy, which had the authority to determine the persons to whom awards were granted, the types of awards granted, the time at which awards were to be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. Following the completion of the Merger Transaction, the Spectra 2007 LTIP will, solely to the extent applicable to the Assumed Spectra LTIP Awards, be administered by the HRC Committee consistent with the administration of Enbridge’s existing compensation programs.

•

Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors were eligible for awards granted under the Spectra 2007 LTIP, as selected from time to time by the Compensation Committee of Spectra Energy in its sole discretion. As noted above, only those shares issuable under the Assumed Spectra LTIP Awards were assumed by Enbridge in connection with the Merger Transaction and as a result, no additional awards will be granted by Enbridge to any individual under the Spectra 2007 LTIP.

•	Awards. As described in more detail below, the Assumed Spectra LTIP Awards include:
•	Spectra Energy options;
•	Spectra Energy phantom units;
•	Spectra Energy PSUs; and
•	Dividend equivalent awards.
•

Adjustments to awards. The HRC Committee may determine and implement appropriate adjustments to the Assumed Spectra LTIP Awards in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar change of control transactions.

•

Term and amendment. The Spectra 2007 LTIP has a term of ten years from the date of approval by the shareholders of Spectra Energy, which was last granted on April 26, 2016, subject to earlier termination or amendment in accordance with the terms of the Spectra 2007 LTIP. Any amendment to the Assumed Spectra LTIP Awards or the Spectra 2007 LTIP that is implemented by the HRC Committee may not materially adversely affect the Assumed Spectra LTIP Awards without consent of the holder of such award.

•

Assignability. A stock option granted under the Spectra 2007 LTIP may, solely to the extent permitted by the HRC Committee, be transferred to members of the participants’ immediate family or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the participant’s immediate family or such other person as may be approved by the HRC Committee in advance and set forth in the award agreement. All

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other Assumed Spectra LTIP Awards are not assignable or transferable except by will or the laws of descent and distribution.

Stock options

•

Nonqualified stock options and incentive stock options. Spectra Energy granted options under the Spectra 2007 LTIP to purchase shares of Spectra Energy common stock (“Spectra Energy options”) to certain of its employees. As of immediately prior to the closing of the Merger Transaction, there were 4,000 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$26.33 per share of Spectra Energy common stock and 892,163 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$28.40 per share of Spectra Energy common stock.

•

Exercise price. The exercise price of each Spectra Energy option was determined by the Compensation Committee of Spectra Energy at the date of grant, provided however, that the exercise price per option could not be less than 100% of the fair market value per share of the common stock of Spectra Energy as of the date of grant. As the exercise price of the Spectra Energy options was determined at the date of grant, the exercise price may be below the then current market price of the Enbridge shares at the time the options are exercised.

•

Vesting and term of stock options. The Compensation Committee of Spectra Energy prescribed in the award agreement applicable to each Spectra Energy option the time or times at which, or the conditions upon which, such option vests or becomes exercisable. Spectra Energy options generally have a term of ten years from date of grant and during such term, once vested, the option could be exercised, unless a shorter exercise period was specified by the Compensation Committee of Spectra Energy in an award agreement, and subject to such limitations as may apply under an award agreement relating to the termination of a participant’s employment or other service with Spectra Energy or any of its subsidiaries.

•

Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy option, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the closing, the number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such option immediately prior to the closing and (ii) 0.984 (“Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Spectra Energy common stock of such Spectra Energy option immediately prior to the closing divided by (B) the Exchange Ratio. The Spectra Energy options assumed by Enbridge in connection with the Merger Transaction are exercisable for 881,819 Enbridge shares at a weighted average exercise price of US$28.86 per share of Enbridge shares, vest at various dates until February 2019 and have various terms expiring on or before February 2026.

Phantom Stock Units

•

Grant, price and vesting. Spectra Energy granted awards of phantom units under the Spectra 2007 LTIP (“Spectra Energy phantom units”) which entitle the holder thereof the right to receive at the end of a fixed vesting period, payment based on the value of a share of common stock at the time of vesting. On the applicable vesting dates, Spectra Energy phantom units are settled in Enbridge shares or cash with an equivalent fair market value as required by the terms of such award.

•

Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each Spectra Energy phantom unit, whether vested or unvested, was automatically converted into a phantom unit, on the same terms and conditions as were applicable immediately prior to the closing, denominated in a number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such Spectra Energy phantom unit immediately prior to the closing and (ii) the Exchange Ratio. Enbridge assumed 1,566,726 Spectra Energy phantom units which were converted into 1,541,094 phantom units denominated in Enbridge shares in connection with the Merger Transaction. Approximately 42% of these assumed Spectra phantom units will be settled in Enbridge shares and approximately 58% will be settled in cash at various dates until February 2020.

Performance Awards

•

Grant. Spectra Energy granted certain performance awards denominated in shares of Spectra Energy common stock under the Spectra 2007 LTIP (“Spectra Energy PSUs”) which become payable at the completion of a three-year performance period based upon the achievement of certain performance criteria established by the Compensation Committee of Spectra Energy. Performance award payments made in the form of Enbridge shares are valued at their fair market value at the time of payment.

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•

Treatment upon closing of the Merger Transaction – 2015 Spectra Energy PSUs. At the closing of the Merger Transaction, each outstanding Spectra Energy PSU granted in the 2015 calendar year (“2015 Spectra Energy PSU”), was automatically cancelled and converted into the right to receive a number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such 2015 Spectra Energy PSU immediately prior to the closing multiplied by (ii) the Exchange Ratio, together with a cash payment equal to the amount of any dividend equivalents accrued with respect to such 2015 Spectra Energy PSU. The number of shares of Spectra Energy common stock subject to such 2015 Spectra Energy PSU was determined assuming a vesting percentage determined as set forth in the applicable award agreement (which was based upon Spectra Energy’s total stockholder return relative to the total stockholder return of the peer group for the period beginning on January 1, 2015, and ending on the date on which the closing of the Merger Transaction occurred). Approximately 820,671 Enbridge shares and US$2,637,494 in respect of accrued dividend equivalents (in each case, before tax withholding) were payable to holders of 2015 Spectra Energy PSUs in connection with the closing of the Merger Transaction.

•

Treatment upon closing of the Merger Transaction – 2016 Spectra Energy PSUs. At the closing of the Merger Transaction, each outstanding Spectra Energy PSU granted in the 2016 calendar year (“2016 Spectra Energy PSU”), was automatically converted into a service-based stock unit denominated in Enbridge shares and subject to the same terms and conditions (including service vesting terms, but excluding any performance vesting terms) as were applicable to the underlying 2016 Spectra Energy PSU prior to the closing. The number of Enbridge shares subject to each such stock unit is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such 2016 Spectra Energy PSU immediately prior to the closing (with any performance-based vesting conditions deemed satisfied based on actual performance through the closing) multiplied by (ii) the Exchange Ratio. In connection with the Merger Transaction, Enbridge assumed 560,656 2016 Spectra Energy PSUs which, after application of the performance multiplier, were converted into 1,103,132 stock units denominated in Enbridge shares. As assumed, these stock units will be settled in Enbridge shares generally after the December 31, 2018 vesting date.

Other stock-based awards

•

Other stock-based awards. In addition to the Assumed Spectra LTIP Awards, Spectra Energy had other equity-based or equity-related awards representing a right to acquire or receive shares of Spectra Energy common stock or payments or benefits measured by the value thereof (“Spectra Energy other awards”) outstanding under the Spectra Energy Executive Savings Plan and the Spectra Energy Directors’ Savings Plan (“Spectra Savings Plans”).

•

Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy other award was automatically converted into a right to acquire or receive benefits measured by the value of Enbridge shares, on the same terms and conditions as were applicable to the Spectra Energy other award immediately prior to the closing. As converted, the number of Enbridge shares subject to such other award is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such award immediately prior to the closing and (ii) the Exchange Ratio. The Spectra Savings Plans have trust funding vehicles (commonly referred to as rabbi trusts) (“Spectra Savings Plan Trusts”). Obligations to fund the Spectra Savings Plan Trusts were triggered in connection with the Merger Transaction. For any share-settled Spectra Energy other awards, the Enbridge shares used to settle such awards will be obtained on the market by the trustee of the Spectra Savings Plan Trusts.

Dividend equivalent awards

•

Dividend equivalent awards. Dividend equivalent awards granted under the Spectra 2007 LTIP entitled the holder to a right to receive cash payments determined by reference to dividends declared on Spectra Energy common stock during the term of the award.

Quantification of equity-based compensation

As of December 31, 2019, there is an aggregate of 909,425 Enbridge shares issuable in connection with the outstanding Assumed Spectra LTIP Awards, representing approximately 0.045% of Enbridge’s issued and outstanding shares. Set forth below are the number of Enbridge shares issuable under the Spectra 2007 LTIP in connection with the exercise or settlement of the Assumed Spectra Energy Awards outstanding as of December 31, 2019.

Spectra Energy options	Spectra Energy phantom units	Total Enbridge shares issuable under Spectra 2007 LTIP	Percentage of issued and outstanding Enbridge shares
805,806	103,619	909,425	0.045%

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Termination provisions of Spectra Energy options, Spectra Energy phantom units, and Spectra Energy PSUs

The termination provisions for the Spectra Energy options, Spectra Energy phantom units, and Spectra Energy PSUs are described below.

Reason for termination	Provision
Voluntary termination (not retirement eligible)

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Voluntary termination (retirement eligible)

The award is pro-rated based on full and partial months of service during the vesting period, and the pro-rated award becomes payable on the original vesting date.

Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, for cause

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Involuntary termination, without cause or for good reason before 2 year anniversary of change in control (the 2-Year CIC Period)	The unvested portion of such an award vests upon such termination from employment. Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.
Involuntary termination, without cause after 2-Year CIC Period

The award is pro-rated based on full and partial months of service during the vesting period.

Spectra Energy PSUs – The pro-rated award becomes payable on the original vesting date.

Spectra Energy phantom units – The pro-rated award becomes payable upon such termination from employment.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Employment termination as a result of death or disability

The unvested portion of such an award vests.

Vested Spectra Energy options can be exercised through the earlier of 36 months following such termination of employment or the 10th anniversary of the grant date.

Other transfer or assignment of stock options

The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution. The Spectra Energy phantom units and Spectra Energy PSUs are not assignable or transferable by the holder of the award.

Treatment of Assumed Spectra LTIP Awards post-Merger Transaction

Pursuant to the terms of the Spectra 2007 LTIP, the Assumed Spectra LTIP Awards will vest in the event that, the holder of such award experiences a qualifying termination within 24 months following the completion of the Merger Transaction. Under the Spectra 2007 LTIP, a qualifying termination generally includes an involuntary termination of the holder of such award by Enbridge without cause or by the holder with good reason.

Report of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on the review and discussion, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Management Information Circular. This report is provided by the following independent directors who comprise the Human Resources and Compensation Committee:

Catherine L. Williams (Chair)

Marcel R. Coutu

Susan M. Cunningham

V. Maureen Kempston Darkes

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Appendix A – Shareholder Rights Plan Summary

Background

Our shareholder rights plan (rights plan) is designed to encourage the fair treatment of shareholders if there is a take-over bid for control of Enbridge Inc. (Enbridge). On the original adoption and continuation of the rights plan, the Board of Directors (Board) considered the legislative framework in Canada governing take-overs. Under applicable securities legislation, a take-over bid generally means an offer to buy the voting or equity shares of a corporation from the shareholders so the bidder (and certain related parties) will own 20% or more of the outstanding shares of the corporation when the transaction is complete.

Two concerns about take-over bids

Current legislation governing take-over bids in Canada raises two major concerns for shareholders:

Pressure to tender

A shareholder who does not support a take-over bid may feel compelled to sell his or her shares to avoid holding illiquid shares or minority discounted shares, especially if the bidder is interested in acquiring only a portion of the outstanding shares to gain a controlling position in the corporation.

Unequal treatment

Although provincial securities legislation has addressed many concerns about shareholders receiving equal treatment in a take-over bid, it is still possible for one shareholder, or a small group of shareholders, to sell their shares under a private agreement at a premium not offered to other shareholders. It is also possible for someone to slowly acquire shares through a stock exchange and gain a controlling interest without paying fair value for the controlling position or sharing a controlling interest premium fairly among all shareholders.

A shareholder rights plan:

•	gives the board enough time to explore and develop alternatives to a take-over bid;
•	gives every shareholder an equal opportunity to participate;
•	encourages the bidder to either make a permitted bid (a bid that meets the board’s standards for fairness) or to only proceed with the support of the board; and
•	gives shareholders the right to buy shares at a reduced price when there is a take-over bid that is not a permitted bid or a bid supported by the board (often called a hostile bid).

Our rights plan became effective on November 9, 1995 (effective date) and shareholders last ratified it in 2017. Our rights plan provides that it must be reconfirmed and approved by a majority vote of shareholders not later than the 2020 annual meeting of shareholders and at such a meeting every three years thereafter. Where such shareholder approval is not obtained, the plan will terminate and cease to have effect.

Summary of our rights plan

The summary below is qualified in its entirety by reference to the text of the 2020 rights plan agreement.

Permitted bids

A take-over bid is considered a permitted bid when it meets the Board’s minimum standards for fairness. It must be:

•	made by way of a take-over bid circular;
•	offered to all shareholders; and
•

remain outstanding for at least 105 days or such shorter period that a take-over bid must remain open for deposits of securities, in the applicable circumstances, pursuant to Canadian securities laws (Bid Period).

No shares of Enbridge Inc. (Enbridge shares or common shares) can be taken up or paid for until the Bid Period has expired. At that date, the Enbridge shares can only be taken up or paid for if more than 50% of the Enbridge shares held by independent shareholders (shareholders other than the bidder, its affiliates and persons acting jointly or in concert with certain other persons) have been tendered to the take-over bid and not withdrawn.

If more than 50% of the Enbridge shares held by independent shareholders are tendered within the Bid Period, the bidder must announce this and the take-over must remain open for another 10 days from the date of public announcement to allow time for additional deposits of Enbridge shares.

A competing permitted bid can be made while a permitted bid is outstanding. The competing permitted bid must meet all of the requirements of a permitted bid, except that it can expire on the same day as the outstanding permitted bid,

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as long as the competing permitted bid has been outstanding for the minimum initial deposit period pursuant to National Instrument 62-104 Take-Over Bids and Issuer Bids.

Flip-in events

Any acquisition of, or offer to acquire, 20% or more of our common shares that is not by way of a permitted bid is called a flip-in event.

Rights

On the rights plan’s effective date, one right was issued and attached to each outstanding common share and all new common shares issued since then have one right attached.

Eight trading days after a flip-in event, the rights separate from the Enbridge shares and shareholders can then exercise their rights and transfer or trade them separately. Any rights held by the bidder become void when a flip-in event occurs. Eight trading days after the flip-in event, each right allows shareholders (other than the bidder) to buy Enbridge shares at 50% discount to their market price.

While issuing rights is not initially dilutive, reported earnings per share on a fully diluted or non-diluted basis may be affected by a flip-in event. Rights holders who do not exercise their rights when a flip-in event occurs may suffer substantial dilution.

Lock-up agreements

A bidder can enter into a lock-up agreement with shareholders who agree to tender their Enbridge shares to the take-over bid (locked-up persons), without triggering a flip-in event.

Lock-up agreements must be made public and must allow the locked-up persons to:

•	withdraw their Enbridge shares and tender them to another take-over bid or support another transaction that offers them more value; or
•

withdraw their Enbridge shares and tender them to another take-over bid, or support another transaction with an offer price that exceeds the value of the original bid by the amount specified in the lock-up agreement (or more), as long as the specified amount does not exceed 7% of the value of the original bid.

A lock-up agreement can include a right of first refusal or a delay (or other similar limitation) to give the offering party an opportunity to match the higher price offered by another take-over bid or transaction, as long as a locked-up person can accept another bid or tender his or her Enbridge shares to another transaction.

If a locked-up person does not deposit or tender his or her Enbridge shares to the original bid or withdraws any shares previously tendered and deposits them to another take-over bid or supports another transaction, he or she may be charged a penalty. The total penalty, including reimbursement of expenses, ‘‘break up’’ or ‘‘top up’’ fees and other amounts, cannot in aggregate be more than the higher of the following:

•	2.5% of the value payable under the original bid; or
•	50% of the amount by which the competing bid or transaction exceeds the value the locked-up person would have received under the original bid.

Exemptions

The following parties are exempt from triggering a flip-in event when they acquire more than 20% of the outstanding Enbridge shares, as long as they are not making a take-over bid or are part of a group doing so:

•	investment managers (for fully managed accounts);
•	trust companies (acting as trustees and administrators);
•	statutory bodies whose business includes managing funds;
•	administrators of registered pension plans;
•	crown agents or agencies; and
•	mutual funds or mutual fund managers or trustees.

Redeeming rights

The Board can redeem the rights at $0.001 per right as long as the redemption has been approved by a majority of shareholders (or rights holders, if the rights have separated). It can also redeem the rights without such approval after a permitted bid, competing permitted bid or exempt acquisition has been completed.

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When the rights plan doesn’t apply

While acting in good faith, the Board can waive the application of the rights plan to a particular flip-in event before the event happens, if the bid is made by way of a take-over bid circular to all shareholders. This is called an exempt acquisition. In this situation, the waiver will also apply to any competing bid that is made by way of a take-over bid circular before the first bid expires.

Board of Directors

The rights plan does not detract from or reduce the Board’s duty to act honestly and in good faith in Enbridge’s best interests. When a permitted bid is made, the Board will continue to have the duty and power to take actions and make recommendations to shareholders, as are considered appropriate.

Making changes to the rights plan

The Board can make changes to the rights plan as long as they have been approved by a majority of shareholders (or rights holders, if the rights have separated) at a special meeting.

It can also make changes that are necessary to maintain the rights plan’s validity when legislation that applies to the rights plan changes, as long as the changes are approved by a majority of shareholders (or rights holders, if the rights have separated) at the next shareholder meeting.

The Board can correct typographical or administrative errors without shareholder approval.

Certificates and transferability

Before separation, the rights issued with our shares are evidenced by a legend on our share certificates, and they are not transferable separately from the Enbridge shares they are issued with. If the rights separate from the Enbridge shares, they will be evidenced by rights certificates or book entry-rights, which will be transferable and can be traded separately from the Enbridge shares from the time they separate.

For more information, you can ask our Corporate Secretary for a free copy of our 2020 rights plan agreement:

Corporate Secretary

Enbridge Inc.

200, 425 – 1st Street S.W., Calgary, AB, T2P 3L8

CorporateSecretary@enbridge.com

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Appendix B – Amended & Restated General By-Law No. 1

ENBRIDGE INC.

(the “Corporation”)

GENERAL BY-LAW NO. 1

A BY-LAW TO REGULATE THE BUSINESS AND AFFAIRS

OF THE CORPORATION

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

INTERPRETATION

1. In this by-law unless the context otherwise requires, words importing the singular number only shall include the plural, gender shall include the masculine, feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, and any number or aggregate of persons. Terms used in this by-law that are defined in the Canada Business Corporations Act shall have the meanings given to those terms in that Act.

REGISTERED OFFICE

2. The registered office of the Corporation shall be at such place in the City of Calgary, in the Province of Alberta, as the board of directors may from time to time by resolution determine.

CORPORATE SEAL

3. The corporate seal of the Corporation shall be in such form as the board of directors may from time to time determine.

MEETINGS OF SHAREHOLDERS

4. Annual Meeting. An annual meeting of shareholders of the Corporation shall be held at such place in Canada and at such time in each year as the board of directors may from time to time by resolution determine.

5. Special Meetings. Special meetings of shareholders of the Corporation may be called by the board of directors at any time to be held at such place in Canada as the board may by resolution determine for the transaction of such business as is specified in the notice of meeting. A special meeting of shareholders may also be called on the requisition of the shareholders as provided by the Canada Business Corporations Act.

6. Notice of Meeting. Notice of the time and place of each meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting, not less than twenty-one (21) nor more than sixty (60) days before the date of the meeting.

7. Record Date for ▲Meeting. The board of directors may by resolution fix a record date for determining the shareholders who will be entitled to receive notice of, attend and vote at a meeting of shareholders which date shall not be less than twenty-one (21) days nor more than sixty (60) days before the date of such meeting.

8. Chair and Secretary.

(a)

The chair of the board of directors, if any, or in his or her absence, the president, or in their absence, a director of the Corporation, shall be chair of any meeting of shareholders. If none of the said officers or directors be present within fifteen (15) minutes after the time fixed for holding the meeting, the shareholders present in person or by proxy and entitled to vote shall choose one of the shareholders present in person to be chair.

(b)

The secretary, or in his or her absence, an assistant secretary of the Corporation, shall be secretary of any meeting of shareholders. In their absence, the chair shall appoint some person who need not be a shareholder to act as secretary of the meeting.

9. Scrutineers. At any meeting of the shareholders, the chair▲ may appoint one or more scrutineers, who need not be shareholders, to report on the number of shares represented at the meeting in person and by proxy, conduct polls, distribute and count ballots, and prepare certificates as to the result of any vote. No candidate for the office of director shall be appointed a scrutineer at any meeting at which directors are to be elected.

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10. Persons Entitled to be Present; Attendance.

(a)

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation, and others who, although not entitled to vote, are entitled by law to be present. Any other person may be admitted with the consent of the meeting or on the invitation of the board of directors or of the chair of the meeting.

(b)

Any person entitled to attend a meeting of shareholders ▲may participate in the meeting by means of a telephonic, electronic or other communication facility, including by way of teleconference, video conference, computer link, webcast or other similar means, provided that the chair is satisfied that all ▲participants will be able to communicate adequately with each other during such meeting▲ and the Corporation makes such a communication facility available. For greater certainty, the board may determine that a meeting of shareholders ▲shall be held entirely by telephonic, electronic or other communication facility provided that the foregoing ▲requirements are met. Any person participating in a meeting by telephonic, electronic or other communication facility shall be deemed to be present at the meeting for all purposes.

11. Quorum. Three persons present and holding, or representing by proxy, at least twenty-five percent of the issued and outstanding shares having the right to vote at the meeting shall constitute a quorum for the transaction of business at any meeting of shareholders. In the absence of a quorum for the transaction of business at any such meeting or any adjournment or adjournments thereof, those present and entitled to vote may adjourn the meeting to a fixed time and place.

12. Right to Vote. At any meeting of shareholders, every shareholder who is the holder of record on the applicable record date of one or more shares carrying the right to vote shall, subject to the provisions of the articles and the Canada Business Corporations Act, be entitled to vote at such meeting.

13. Personal Representatives. If a shareholder of record of the Corporation is deceased, his or her personal representative, upon filing with the secretary of the Corporation, at least forty-eight (48) hours prior to the time of holding the meeting, proof of his or her appointment satisfactory to the secretary shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he or she were living and for the purpose of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of this by-law respecting joint shareholders shall apply as if such personal representatives were joint shareholders.

14. Proxies.

(a)

A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

(b)

The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

15. Votes to Govern. At any meeting of shareholders, all questions proposed for the consideration of the shareholders shall, unless otherwise required by the articles or by-laws of the Corporation or by law, be determined by the majority of the votes duly cast on the question, and the chair presiding at such meeting shall not be entitled to a second or casting vote in the case of an equality of votes, either upon a show of hands or upon a poll.

16. Show of Hands. Subject to the provisions of the Canada Business Corporations Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Unless a ballot be so required or demanded, a declaration by the chair presiding at such meeting that a matter has been carried, carried by a particular majority, or not carried, and an entry made to that effect in the minutes of the proceedings at the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such matter.

17. Ballots.

(a)

On any question proposed for consideration at a meeting of shareholders, the chair may require, or any shareholder present in person or by proxy and entitled to vote may demand, a ballot either before or after any vote by a show of hands. A ballot so required or demanded shall be taken in such manner as the chair presiding at such meeting shall direct. A requirement or a demand for a ballot may be withdrawn at any time prior to the taking of the ballot with the consent of the meeting.

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(b)

Subject to the provisions of the articles, upon a ballot each shareholder present in person or represented by proxy shall be entitled to one vote for each share in respect of which he or she is entitled to vote at the meeting, and the result of the ballot shall be the decision of the meeting. The requirement of or demand for a ballot shall not prevent the continuation of the meeting for the transaction of any business other than that on which such ballot has been required or demanded.

18. Joint Shareholders. If shares are held jointly by two or more persons, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote ▲such shares; but in case more than one of them be present in person or represented by proxy they shall vote together on the shares jointly held.

19. Adjournment. The chair of any meeting of shareholders may, ▲and if directed by the meeting▲ the chair shall, adjourn the meeting from time to time and from place to place as the chair or meeting, as the case may be, may determine. If the meeting of the shareholders is adjourned for less than thirty (30) days it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that it is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting▲ in accordance with the provisions of the Canada Business Corporations Act.

DIRECTORS

20. Directors. The board of directors shall consist of such number of directors as shall be set out in the articles ▲of the Corporation. A majority of directors shall constitute a quorum for the transaction of business at any meeting of the board.

21. Chair of the Board. ▲The board of directors may elect from among themselves a chair. The chair of the board of directors, if any, or in his or her absence, the president who is a director, shall be chair of any meeting of directors, and if neither of them are present, the directors present shall choose one of their number to be chair of the meeting.

22. Duties of Chair of the Board. The chair of the board, if any, shall have such powers and discharge such duties as are from time to time conferred on the chair by the board of directors.

▲23. Qualification. Subject to the provisions of the Canada Business Corporations Act and the articles, any person may be elected a director of the Corporation if he or she, or any other body corporate of which he or she is an officer or director, is the holder of fully paid shares in the capital stock of the Corporation. At least twenty-five percent (25%) of the directors of the Corporation shall be resident Canadians and directors shall not transact business at a meeting of directors unless at least twenty-five percent (25%) of the directors present are resident Canadians.

▲24. Election and Term. Subject to clause 26, directors of the Corporation shall be elected at the annual meeting of shareholders or at a special meeting of shareholders called for such purpose and shall hold office until the close of the next annual meeting of shareholders or until their successors are elected. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.

▲25. Removal from Office. The shareholders may, subject to the provisions of the Canada Business Corporations Act, with or without cause, remove any director from office at any time by a resolution passed at a special meeting of shareholders called for that purpose, and at any such meeting may elect any qualified person to fill the vacancy so caused.

▲26. Vacancies. Subject to the Canada Business Corporations Act,▲ vacancies in the board of directors may be filled for the remainder of its term of office from among persons qualified for election by the remaining directors if constituting a quorum; otherwise such vacancies shall be filled at the next annual meeting of shareholders at which directors for the ensuing year are to be elected or at a special meeting of shareholders called for that purpose. If at any time the directors in office do not constitute a quorum the remaining director or directors shall forthwith call a special meeting of shareholders to fill such vacancies in the board.

▲27. Calling of Meetings. Meetings of the board of directors shall be held from time to time at such place, at such time, and on such day as the chair of the board, or the president, or a vice-president who is a director, or any two directors may determine, and the secretary shall call meetings when so authorized and directed.

▲28. Notice of Meetings.

(a)

Notice of the time and place of each meeting of the board of directors shall be given to each director not less than two (2) days before the day on which the meeting is to be held; provided that a meeting may be held without formal notice if all the directors are present or if those absent waive formal notice. A notice of a meeting of

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directors need not specify the purpose of the business to be transacted at the meeting except where the Canada Business Corporations Act requires such purpose to be specified.
(b)	Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.
(c)

The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Canada Business Corporations Act requires the purpose of the business to be transacted thereat to be specified.

▲29. Votes to Govern. Except where a greater vote is specified elsewhere in these by-laws, at all meetings of the board of directors every question shall be decided by a majority of the votes cast on the question, and in the case of an equality of votes, the chair presiding at such meeting shall not be entitled to a second or casting vote.

▲30. Remuneration of Directors. The directors of the Corporation shall be paid such remuneration as the board of directors may by resolution from time to time determine. Unless the board otherwise directs, such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The directors shall also be reimbursed for their travelling and other expenses properly incurred by them in connection with the business and affairs of the Corporation.

▲31. Interest of Directors or Officers in Contracts. A director or officer who is party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Canada Business Corporations Act and shall not vote on any resolution to approve the same except as provided by the Act.

▲32. Audit Committee. ▲The board of directors shall elect annually from among its number an audit committee to be composed of not fewer than three (3) directors, none of whom shall be officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Canada Business Corporations Act and such further powers and duties as may be specified by the board.

▲33. Protection of Directors, Officers and Others. Subject to the Canada Business Corporations Act, every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto.

▲34. Indemnity of Directors, Officers and Others. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual:

(a)

acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

▲35. Insurance. The Corporation may purchase and maintain insurance for the benefit of any individual referred to in clause 33 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Canada Business Corporations Act.

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OFFICERS

▲36. Appointment of Officers. The board of directors ▲may from time to time appoint one or more ▲officers of the Corporation, none of whom need be a director. Subject to the Canada Business Corporations Act, the board may by resolution designate, vary, add to or limit the ▲duties and powers of ▲any▲ officer. In the absence▲ of ▲such designation of ▲duties and ▲powers, such duties and ▲powers will be those usually incidental to such office.

▲37. Term of Office and Remuneration. The terms of employment and the remuneration of all officers elected or appointed by the board of directors shall be determined from time to time by the board of directors. All officers, in the absence of agreements to the contrary, shall be subject to removal by the board at any time, with or without cause, provided that a majority of the board shall vote in favor thereof.

▲38. Delegation of Duties. In case of the absence or inability to act of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board may delegate all or any of the powers or duties ▲of such officer to any other officer or to any director for the time being.

▲39. Agents and Attorneys. The board of directors may from time to time by resolution appoint agents or attorneys for the Corporation in or out of Canada for such purposes and with such authority and power (including the power to subdelegate) as may be thought fit.

SHARES

▲40. Issuance. Subject to the provisions of the Canada Business Corporations Act, the board of directors may issue shares of the Corporation at such times and to such persons and for such considerations as the board shall determine.

▲41. Share Certificates. Every shareholder of the Corporation shall be entitled at their option to a share certificate▲ that complies with the ▲Canada Business Corporations Act or a non-transferable written acknowledgement of their right to obtain such a certificate from the Corporation in respect of the shares held ▲by them. Unless otherwise ordered by the board, share certificates shall be signed by the proper signing officers of the Corporation and need not be under the corporate seal. A share certificate executed as aforesaid shall be valid notwithstanding that any one or more of the officers whose facsimile signatures appear thereon no longer hold office at the date of issue of the certificate.

▲42. Replacement of Share Certificate. Subject to the provisions of the Canada Business Corporations Act:

(a)

If any share certificate ▲has been worn out or defaced, upon surrender thereof the board of directors may order the same to be cancelled, and upon the fulfillment of such conditions as the board may determine, issue a new certificate in lieu thereof.

(b)

In case of the loss, theft, or destruction of a certificate for shares held by a shareholder, the fact of such loss, theft, or destruction shall be reported by such shareholder or his agent or personal representative to the Corporation or the transfer agent, if any, with a statement verified by oath or statutory declaration as to the loss, theft, or destruction and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so lost, stolen, or destroyed. Upon the giving to the Corporation (or if there be a transfer agent and registrar then to the Corporation and such transfer agent and registrar) of a bond of a surety company licensed to do business in the jurisdiction in which the bond is to be written, or other security approved by the Corporation and in such form as is approved by the Corporation, indemnifying the Corporation (and its transfer agent and registrar, if any) against all loss, damage or expense to which the Corporation and/or the transfer agent and registrar may be put or be liable by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one lost, stolen, or destroyed if such issuance is ordered by the secretary and/or the treasurer or by any other officer of the Corporation duly authorized to do so by the board.

▲43. Transfer and Registration.

(a)

The board of directors may from time to time appoint such transfer agent or transfer agents and registrar or registrars as may be required to maintain, in respect of the securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. The board may provide for and establish the duties, responsibilities and compensation of any such transfer agent or registrar and/or may delegate to the officers of the Corporation ▲the power to make on behalf of the Corporation any necessary agreements with any such transfer agent or registrar with regard to the foregoing matters.

(b)

Subject to the provisions of the Canada Business Corporations Act, no transfer of ▲a security in registered form shall be registered in a securities register except upon presentation of ▲such security for transfer with an endorsement, which complies with such Act, made thereon or delivered therewith duly executed by an

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appropriate person as provided by such Act, together with such reasonable assurance that the endorsement is genuine and effective as the ▲Corporation may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, and upon compliance with such restrictions on transfer ▲as ▲may be authorized by the articles. The transfer may, however, be made in case of a lost, stolen, or destroyed certificate, as provided in these by-laws. No director shall be liable to the Corporation for any loss which may be sustained in the case where a transfer shall have been procured by forgery or mistake.

EXECUTION OF INSTRUMENTS

▲44. All cheques, bills, notes, acceptances and orders for the payment of money to be signed, drawn, accepted or endorsed by or on behalf of the Corporation shall be signed, drawn, accepted or endorsed by such person or persons and in such manner as the board of directors may from time to time designate, appoint or authorize by resolution.

▲45. All contracts, deeds and other documents and instruments required to be executed by the Corporation, whether under the corporate seal or not, may be signed by and on behalf of the Corporation by ▲any one officer of the Corporation, or by any other person or persons that the board of directors may from time to time by resolution designate.

▲46. Copies of by-laws, resolutions and other proceedings of the board or shareholders of the Corporation may be certified under the corporate seal of the Corporation by the secretary or an assistant secretary or by any other officer of the Corporation so appointed by resolution of the board.

FINANCIAL

▲47. Financial Year. The financial year of the Corporation shall end on the 31st day of December in each year or on such other day in each year as the board of directors may by resolution determine.

▲48. Borrowing of Money.

(a)	Without limiting the borrowing powers of the Corporation as set forth in the Canada Business Corporations Act, the board of directors may from time to time:
(i)	borrow money upon the credit of the Corporation;
(ii)	issue, reissue, sell or pledge debt obligations of the Corporation, whether secured or unsecured;
(iii)	give a guarantee on behalf of the Corporation to secure performance of any obligation of any person; and
(iv)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation to secure any obligation of the Corporation.

(b)

The board may from time to time by resolution delegate all or any of the above mentioned powers to one or more officers or directors of the Corporation to the extent and in such manner as the board shall determine at the time of each such delegation.

▲49. Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other firms or corporations carrying on a banking business as the board of directors may from time to time designate, appoint or authorize by resolution. All such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the board may from time to time designate, direct or authorize by resolution and to the extent therein provided, including the operation of the Corporation’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing, or transferring of cheques, promissory notes, drafts, acceptances, bills of exchange or orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any such banking business and defining the rights and powers of the parties thereto▲; and the authorizing of any officer of such banker to do any act or thing on the Corporation’s behalf to facilitate such banking business.

▲50. Dividends. Subject to the provisions of the Canada Business Corporations Act, the board of directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

▲51. Method of Giving Notices.

(a)

Any notice, communication or document to be given by the Corporation pursuant to the Canada Business Corporations Act, the articles, the by-laws or otherwise, to a shareholder, director, officer, auditor or member of a committee of the board of directors, shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at his recorded

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address, or if sent to him at such address by any other means of written communication, or, in the case of a director, officer, auditor or member of a committee of the board of the Corporation, by delivering the same to his or her place of business.
(b)

In addition to the foregoing, any such notice, communication or document required to be given may be delivered by the Corporation in an electronic or other technologically enhanced format, provided that the requirements of the applicable law in respect of such delivery have been complied with in all respects, including, where required, receipt by the Corporation of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and specifying the designation by the recipient of the information system for receipt of such notice, communication or document is permitted to be delivered by the Corporation.

The secretary may change the address of any shareholder as recorded in the securities register of the Corporation in accordance with any information believed by him or her to be reliable.

(c)

In the event that it is impossible or impractical for any reason whatsoever to give notice as aforesaid, notice may be given by an advertisement published once in a newspaper or posted on publicly available websites or other electronic means in such cities or places as the board of directors shall from time to time determine.

(d)

If any notice given to a shareholder pursuant to subclause 51(a) is returned on three consecutive occasions because he or she cannot be found and notice cannot be given in compliance with subclause 51(b), the Corporation shall not be required to give any further notices to such shareholder until he or she informs the Corporation, in writing or by electronic or other technologically enhanced format of his or her new address.

▲52. Notice to Joint Shareholders. All notices with respect to any share registered in more than one name may, if more than one address is recorded in the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so recorded or by electronic or other technologically enhanced format to the shareholder first named in the register and notice so given shall be sufficient notice to all the holders of any such shares.

▲53. Computation of Time. Except as otherwise provided by the Canada Business Corporations Act, in computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

▲54. Omissions and Errors. The accidental omission to give due notice to any shareholder, director, officer, auditor or member of a committee of the board of directors, or the non-receipt of any notice by such person, or any error in any notice not materially affecting the substance thereof, shall not invalidate any action taken pursuant to such notice or otherwise founded thereon.

▲55. Persons Entitled by Death or Operation of Law. Every person who by operation of law, transfer, death or by any other means whatsoever shall become entitled to any share of the Corporation, shall be bound by every notice in respect of such share which shall have been duly given to the person from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register of the Corporation, whether it be before or after the happening of the event upon which he or she became so entitled, and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Canada Business Corporations Act.

▲56. Waiver of Notice. Any shareholder (or their duly appointed proxyholder), director, officer, auditor or member of a committee of the board of directors may at any time waive any notice, or waive and abridge the time for any notice, required to be given to him or her under any provision of the Canada Business Corporations Act, the articles, the by-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.

GENERAL

▲57. Subject to the provisions of the Canada Business Corporations Act, no individual, entity, person or shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

▲58. No shareholder shall be entitled to any information respecting any details or conduct of the Corporation’s business which in the opinion of the board of directors would be inexpedient or not otherwise in the best interests▲ of the Corporation to communicate to the public.

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▲59. The “General By-Law No. 1” heretofore enacted ▲is repealed from and after the coming into force of this by-law designated “General By-Law No. 1”, provided, however, that such repeal shall not affect the validity of any act done or approval given under, or the validity and continuance of, any resolution, appointment, contract, plan or payment made pursuant to ▲such repealed by-law.

▲60. Effective Date. This “General By-Law No. 1” shall come into force on February ▲11, 2020.

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Appendix C

TERMS OF REFERENCE

FOR THE BOARD OF DIRECTORS

I.	INTRODUCTION

The Board of Directors (“Board”) of Enbridge Inc. (the “Corporation”) oversees the management of, and provides stewardship over, the Corporation’s affairs. The Board’s primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value while considering the interests of the Corporation’s shareholders and various other stakeholders. The Canada Business Corporations Act (“CBCA”) provides that every director and officer shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

These Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties. These Terms of Reference operate in conjunction with the Corporate Governance Principles and Guidelines and the respective Terms of Reference for each of the Board’s committees, the Chair of the Board and the President & Chief Executive Officer (“CEO”).

II.	BOARD OF DIRECTORS

The organization of the Board and its authority and procedures are subject to the CBCA and the Corporation’s articles and by-laws. The Corporation is also subject to other applicable law and stock exchange requirements.

Each Board committee shall convene at such times and places designated by its chair or whenever a meeting is requested by a committee member, the Board or an officer of the Corporation (or in the case of the Audit, Finance & Risk Committee, by the internal auditor or external auditor). A minimum of twenty-four (24) hours’ notice of each meeting shall be given to each Board committee member. A Board committee meeting shall be duly convened if at least a majority of the members are present. A quorum at a meeting shall consist of at least a majority of the members. Where the members consent, and proper notice has been given or waived, committee members may participate in a meeting of the committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting. In the absence of the chair of the committee, the committee members may choose one (1) of the members to be the chair of the meeting. Where appropriate, members of the committee may meet separately with the Corporation’s senior management. Minutes shall be kept of all meetings of the Board’s committees.

Directors are expected to adequately prepare for, attend and participate at Board and Board committee meetings of which they are a member, become familiar with deliberations and decisions after any missed meetings and attend the annual meeting of shareholders. Directors should at all times discharge their responsibilities with the highest standards of ethical conduct and in conformity with applicable laws and regulations and the Corporation’s values of integrity, safety and respect. The Board has implemented a comprehensive Statement on Business Conduct applicable to all employees, contractors and Directors of the Corporation.

The Board operates by delegating certain of its authorities to management and by reserving certain powers to the Board and its committees. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. Management is responsible for the management of the Corporation.

III.	PRINCIPAL RESPONSIBILITIES

As part of its stewardship responsibility, the Board has the following responsibilities:

A.

CEO and Senior Management – appointing the CEO; approving the Terms of Reference for the CEO; evaluating the CEO’s performance; approving the CEO’s compensation; and approving the appointment of executive officers;

B.	Succession Planning – ensuring that processes are in place for succession planning, including the appointment, training and monitoring of senior management;
C.

Strategy – adopting a strategic planning process and approving, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Corporation’s business; and monitoring progress in achievement of the strategic plan and directing management to initiate corrective action as and when appropriate;

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D.	Risk – identifying and having an understanding of the principal risks of the Corporation’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks;
E.	Internal Control – ensuring processes are in place to monitor and maintain the integrity of the Corporation’s internal control and management information systems;
F.

Culture of Integrity, Safety and Respect – satisfying itself as to the integrity of the CEO and other executive officers and ensuring that the CEO and other executive officers create a culture of integrity, safety and respect throughout the Corporation. This includes approving and monitoring compliance with the Corporation’s Statement on Business Conduct;

G.	Corporate Governance – developing the Corporation’s approach to corporate governance, including the Corporate Governance Principles and Guidelines;
H.

Communications – ensuring that the Corporation has a communications program in place to effectively communicate with and receive feedback from shareholders, stakeholders and the public generally and to ensure that public disclosures and corporate communications are made in compliance with applicable securities legislation; and

I.

Non-Delegable Responsibilities – making certain decisions by the Board as a whole that cannot be delegated under the CBCA, including authorizing the issuance of securities, declaring dividends, approving management proxy circulars, approving annual financial statements and adopting, amending or repealing the Corporation’s by-laws.

IV.	ADDITIONAL TYPICAL BOARD MATTERS

The following non-exhaustive list identifies other matters generally considered by the Board in fulfilling its responsibility for stewardship of the Corporation. The Board may determine it appropriate to delegate certain of these matters to Board committees:

(i)

overseeing corporate financial operations, including: reviewing and recommending to shareholders changes to capital structure; reviewing and approving the annual budget, annual financing plans, dividend policy and new financings; reviewing and approving financial statements, management’s discussion and analysis and the annual report; and approving the Corporation’s authorities and spending limits policies for authorities delegated to management;

(ii)	reviewing and approving material initiatives, investments and transactions;
(iii)

ensuring processes are in place to address applicable corporate, securities, regulatory and other compliance matters and approving and monitoring compliance with significant policies and procedures by which the Corporation is governed and operated; and

(iv)	managing the Board’s own affairs.

In addition to the matters referred to in these Terms of Reference, the Board performs other functions as may be necessary or appropriate in the circumstances, including functions expressly required by the CBCA or other applicable law, the Corporation’s articles or by-laws or applicable stock exchange requirements.

V.	COMMUNICATING WITH THE BOARD

Interested parties wishing to communicate with the Board Chair may do so by writing to Board Chair c/o Corporate Secretary, Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8 or by email to CorporateSecretary@enbridge.com.

VI.	NO RIGHTS CREATED

These Terms of Reference are intended to be part of the Board’s flexible governance framework. These Terms of Reference do not create any legally binding obligations on the Board, any Board committee, any Director or the Corporation.

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Appendix D – Non-GAAP reconciliation

This Management Information Circular contains references to DCF and DCF per common share, which are measures used for purposes of Enbridge’s executive compensation programs. Management believes the presentation of DCF gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the company.

Our non-GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers.

The table below provides a reconciliation of the non-GAAP measures to comparable GAAP measures.

Distributable Cash Flow

The following table presents the reconciliation of cash provided by operating activities to DCF. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management also uses DCF to assess the performance of the company and to set its dividend payout target.

DCF for the year ended December 31, 2019 has been converted to DCF per share by taking DCF of C$9,224 million and dividing by 2,017 million, the weighted average number of Enbridge shares outstanding as of December 31, 2019.

For purposes of the 2019 STIP award determinations as described on page 65, DCF was converted to DCF per share by taking DCF of C$9,157 million and dividing by 2,017 million, the weighted average number of Enbridge shares outstanding as of December 31, 2019. For purposes of 2017 PSU payout determinations as described on page 70, DCF was converted to DCF per share by taking DCF of C$9,198 million and dividing by 2,017 million, the weighted average number of Enbridge shares outstanding as of December 31, 2019.

Year ended December 31, 2019
(unaudited, millions of Canadian dollars)
Cash provided by operating activities	9,398
Adjusted for changes in operating assets and liabilities(1)	259
9,657
Distributions to noncontrolling interests and redeemable noncontrolling interests(4)	(204)
Preference share dividends	(383)
Maintenance capital expenditures(2)	(1,083)
Significant adjustment items:
Other receipts of cash not recognized in revenue(3)	169
Employee severance, transition and transformation costs	143
Asset monetization costs	–
Distributions from equity investments in excess of cumulative earnings(4)	361
Regulatory liability adjustment	–
Hedging program pre-settlement payment	310
Other items	254
DCF	9,224
Further adjusting items in respect of:
For STIP calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of target setting expressed in DCF	(67)
Total DCF adjusted for 2019 STIP award determinations	9,157
Further adjusting items in respect of:
For 2017 PSU calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of the grant expressed in DCF	(26)
Total DCF adjusted for 2017 PSU payout determinations	9,198

1.	Changes in operating assets and liabilities, net of recoveries.

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2.

Maintenance capital expenditures are expenditures that are required for the ongoing support and maintenance of the existing pipeline system or that are necessary to maintain the service capability of the existing assets (including the replacement of components that are worn, obsolete or completing their useful lives). For the purpose of DCF, maintenance capital excludes expenditures that extend asset useful lives, increase capacities from existing levels or reduce costs to enhance revenues or provide enhancements to the service capability of the existing assets.

3.	Consists of cash received net of revenue recognized for contracts under make-up rights and similar deferred revenue arrangements.
4.	Presented net of adjusting items.

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200, 425 - 1st Street S.W. Calgary, Alberta, Canada T2P 3L8 Telephone: 403-231-3900 Facsimile: 403-231-3920 Toll free: 800-481-2804 enbridge.com

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com 000001 Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 Security Class 123 Holder Account Number C1234567890 IND Fold Form of Proxy—Annual Meeting of the shareholders of Enbridge Inc. to be held on Tuesday, May 5, 2020 This proxy is solicited by and on behalf of Management of Enbridge Inc. Notes to proxy 1. Every shareholder has the right to appoint some other person or company of the shareholder’s choice, who need not be a shareholder of Enbridge, to attend and act on the shareholder’s behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse and return your proxy by mail or vote by Internet atwww.investorvote.com. In addition, YOU MUST go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 1, 2020, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in to and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 2. If your Enbridge shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to be dated the date this form was received by or on behalf of Enbridge Inc. 5. The shares represented by this proxy will be voted as directed by the shareholder, however, if such a direction is not made in respect of any matter and the management nominees named on the reverse are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors of Enbridge. 6. The shares represented by this proxy will be voted for, against or withheld or abstained from voting on each of the matters described herein, as applicable, in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting or in respect of any other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management, including the Management Information Circular of Enbridge. Fold Proxies submitted must be received by 1:30 p.m., Mountain Daylight Time (MDT), on Friday, May 1, 2020. If the meeting is postponed or adjourned, proxies submitted must be received no later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the meeting is reconvened. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Receive Documents Electronically To Vote Using the Telephone To Vote Using the Internet To Virtually Attend the Meeting • You can attend the meeting virtually by visiting the URL provided on the back of this proxy. • Call the number listed BELOW from a touchtone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR codeto vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com/enbridge and clicking at the bottom of the page. 1-866-732-VOTE (8683) Toll Free If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for shares held in the name of a corporation or shares being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a shareholder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. 123456789012345 CONTROL NUMBER CPUQC01.E.INT/000001/i1234 01KEJE C1234567890

MR SAM SAMPLE XXX 123 Appointment of Proxyholder Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein. OR I/We, being shareholder(s) of Enbridge Inc. hereby appoint: Al Monaco, President and CEO of Enbridge, or failing him, Gregory L. Ebel, Chair of the Board Note: If you are appointing a proxyholder other than the Management nominees YOU MUST return your proxy by mail and go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 1, 2020, and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. This Control Number will allow your appointee to log in to and vote at the Meeting. Without a Control Number your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. as my/our proxyholder with full power of substitution to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the following directions (or if no directions have been given, or if there is any variation or amendment to the below matters or any matter not set forth below properly comes before the Meeting, as the proxyholder sees fit) at the Annual Meeting of shareholders of Enbridge Inc. (“Enbridge”) to be held via live audio webcast online at https://web.lumiagm.com/114256836 on Tuesday, May 5, 2020, at 1:30 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof. The Board of Directors recommends voting “FOR” all motions. Voting recommendations are indicated by highlighted text over the boxes. 1. Election of Directors Fold For For Withhold Withhold 01. Pamela L. Carter 07. Gregory J. Goff 08. V. Maureen Kempston Darkes 02. Marcel R. Coutu 09. Teresa S. Madden 03. Susan M. Cunningham 10. Al Monaco 04. Gregory L. Ebel 05. J. Herb England 11. Dan C. Tutcher 06. Charles W. Fischer For Withhold 2. Appoint the auditors Appoint PricewaterhouseCoopers LLP as auditors of Enbridge at remuneration to be fixed by the Board of Directors Against Abstain For 3. Amend, reconfirm and approve the Shareholder Rights Plan of Enbridge Fold 4. Ratify, confirm and approve the amendments to General By-Law No. 1 of Enbridge 5. Advisory vote to approve Enbridge’s approach to executive compensation Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above and the Management nominees are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors. Signature(s) Date MM / DD / YY Interim Financial Statements – I would like to receive interim financial statements and related Management’s Discussion & Analysis. Annual Financial Statements – I DO NOT wish to receive annual financial statements and related Management’s Discussion & Analysis. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/enbridge. AR2 ERDQ XXXX 293684 999999999999 01KEKF